Registration Statement No. 333-168971
Filed Pursuant to Rule 424(b)(3)

PROSPECTUS

AN OFFERING OF UNITS
(EACH UNIT CONSISTS OF ONE COMMON SHARE
AND ONE SERIES A PREFERRED SHARE)
 MINIMUM OFFERING:     9,523,810 UNITS
MAXIMUM OFFERING: 182,251,082 UNITS

We plan to acquire hotels and other income-producing real estate. We plan to qualify as a real estate investment trust.

We are currently offering up to 182,251,082 Units in this offering. Of our 182,251,082 Units, we offered 9,523,810 Units at $10.50 per Unit. The minimum offering of 9,523,810 was completed on January 27, 2011. We will offer the remaining 172,727,272 Units at $11.00 per Unit. As of March 31, 2012, 133,099,563 Units remained unsold. Purchasers must purchase a minimum of $5,000 in Units except that specified benefit plans may purchase a minimum of $2,000 in Units.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets in liquidation or other event of liquidation. Moreover, the Series A preferred shares will not be separately tradable from the common shares to which they relate and will terminate on conversion of our Series B convertible preferred shares. The Units are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc., an unaffiliated broker-dealer. The minimum offering amount was reached on January 27, 2011. None of our affiliates purchased Units for the purpose of meeting the minimum offering amount. Any Units purchased by David Lerner Associates, Inc. were not counted to reach the minimum offering amount.

We expect to terminate the offering when all of the Units offered by this prospectus have been sold or January 19, 2013 (whichever occurs sooner), unless extended by us for up to an additional year, in order to achieve the maximum offering of 182,251,082 Units.

We intend to qualify and elect to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ending December 31, 2011. The securities offered by this prospectus are subject to restrictions on ownership and transfer that are intended, among other purposes, to assist us in qualifying and maintaining our qualification as a REIT. Our bylaws, subject to certain exceptions, limit direct and indirect ownership to no more than 9.8% of the total number of the issued and outstanding Units. See “Description of Capital Stock—Restrictions On Transfer.”

Consider carefully the Risk Factors beginning on Page 16 of this prospectus. This offering involves material risks and investment considerations including:

•

No public trading market for our Units currently exists, and no such public market is expected to develop any time in the future. Therefore, the Units will be highly illiquid and very difficult to trade.

•

We pay a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions to Apple Suites Realty Group, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds to Apple Ten Advisors, Inc., both of which are owned by Glade M. Knight our chairman and chief executive officer. In addition, Apple Ten Advisors will be reimbursed for specified costs and expenses incurred on our behalf.

•

There are conflicts between us and Glade M. Knight because he owns the companies with which we will enter into contracts for services. Also, Mr. Knight is a principal in other real estate investment programs which may compete with us.

•

We issued to Glade M. Knight all of our 480,000 Series B convertible preferred shares at a purchase price of $0.10 per share. The Series B convertible preferred shares are convertible into common shares under certain circumstances. Mr. Knight can cause the conversion of the Series B convertible shares into common shares. Shareholders’ interests will be diluted upon conversion of these shares.

•	We are subject to a securities class action lawsuit and governmental regulatory oversight, which could have a material adverse effect on our financial condition, results of operations and cash flows.

•

We commenced operations in March 2011 and have a limited operating history. This offering is a “blind pool” offering because we have not yet identified all of the properties we will acquire with future proceeds of this offering.

•

We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. Our distributions to our shareholders may not be sourced from cash generated from operations but from offering proceeds or the proceeds of indebtedness and this will decrease our distributions in the future. There is no limit on the amount of distributions that can be funded from offering or financing proceeds.

•

We have no restriction on changes in our investment and financing policies. Our board of directors may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and subject to a greater risk of default. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

	Price To Public	Commissions & Marketing Expenses	Proceeds To Apple REIT Ten, Inc.

Per Unit	$11.00	$1.10	$9.90

Total Minimum offering (completed)	$100,000,000	$10,000,000	$90,000,000

Total Maximum offering	$2,000,000,000	$200,000,000	$1,800,000,000

We will comply with the provisions of Securities and Exchange Commission Rule 10b-9 under the Securities Exchange Act of 1934, as amended.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

All proceeds of this offering will be held in trust and used only for the purposes set forth in this prospectus.

The date of this prospectus is May 2, 2012.

SUITABILITY STANDARDS

Except for the states specifically described below, each purchaser of Units must certify that he has either (1) a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or (2) a net worth (similarly defined) of at least $150,000.

Each North Carolina, Pennsylvania, Virginia and Washington purchaser must certify that he has either (1) a minimum annual gross income of $70,000 and a net worth (similarly defined) of at least $70,000, or (2) a net worth (similarly defined) of at least $250,000.

Each California purchaser must certify that (i) the purchaser has annual gross income of at least $75,000 with a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000; and (ii) units purchased do not exceed 10% of the purchaser’s net worth (exclusive of home, home furnishings and automobiles). The exemption from registration provided under Section 25104(h) of the California Corporations Code will not be available for resales of Units purchased in this offering.

Pennsylvania investors must have a net worth of at least 10 times their investment in Apple REIT Ten.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.

*  *  *

“Courtyard by Marriott,” “Fairfield Inn,” “Fairfield Inn & Suites,” “TownePlace Suites,” “Marriott,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Marriott of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Hampton Inn,” “Hampton Inn & Suites,” “Homewood Suites,” “Embassy Suites,” “Hilton Garden Inn” and “Home2 Suites by Hilton” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Hilton of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

The foregoing disclaimers do not apply to our own officers when they serve as members of Marriott or Hilton Owners Advisory Boards. As of the date of this prospectus, Mr. Justin Knight, our President, and Ms. Kristian Gathright, our Executive Vice President and Chief Operating Officer, both serve as members on such Boards, which are owner-representative advisory groups.

TABLE OF CONTENTS

Page
SUMMARY	1
Apple REIT Ten, Inc.	1
Hotels	1
Other Real Estate	1
Loan Assumptions	2
Apple Ten Advisors and Apple Suites Realty	2
Other Apple Entities	4
Risk Factors	4
The Status of the Offering	6
Net Book Value Per Share	8
Use of Proceeds	8
Conflicts of Interest	9
Liquidity	10
Investment and Distribution Policy	10
Borrowing Policy	11
Compensation	11
Unit Redemption Program	14
RISK FACTORS	16
General Risk Factors	16
We were incorporated in August 2010 and have a limited operating history; therefore, there is no assurance that we will be able to achieve our investment objectives	16
The past performance of programs sponsored or affiliated with Glade M. Knight is not an indicator of our future performance	16
Our distributions to our shareholders may not be sourced from our cash generated from operations but from offering proceeds or indebtedness and this will decrease our distributions in the future; furthermore, we cannot guarantee that investors will receive any specific return on their investment	16
There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders	17
We will not obtain a tax ruling on our REIT status or any other tax matters	17
There is no public market for our common shares, so investors may be unable to dispose of their investment	17
There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors are not able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate	18
We will not attempt to calculate our net asset value on a regular basis	18
There is a “dilutive” effect to investors who purchase our Units at $11.00 rather than at the initial offering price of $10.50 per Unit	18
Our Board of Directors will decide when and whether we list our Units, engage in a merger or similar sale transaction or dissolve, and we are under no obligation to take any of these actions at any particular time; therefore, our shares may be illiquid for an indefinite period of time	18
The compensation to Apple Ten Advisors, Apple Suites Realty Group and David Lerner Associates will decrease our net proceeds and the cash available for acquisitions and for distributions to shareholders. This will tend to reduce the return on our shareholders’ investment	19

i

Page
There were no arms-length negotiations for our agreements with Apple Ten Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties	19
Since neither Apple Ten Advisors nor Apple Suites Realty currently has employees, they must use the services of other employees to fulfill their duties and there is no complete assurance that other employees will be available for such purpose	20
The compensation to Apple Ten Advisors and Apple Suites Realty is variable and cannot be stated with certainty;	20
There are conflicts of interest with our chairman and chief executive officer because he has duties as an officer and director to companies with which we contract or with which we may compete for properties	20
There may be conflicts of interest because of interlocking boards of directors with affiliated companies	21
There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us	21
There are conflicts of interest for our management personnel because they are required to spend time on activities with other entities, and these other entities may compete with us in our business activity	21
Since neither Apple Ten Advisors nor Apple Suites Realty is required to maintain any minimum assets or net worth, we may not as a practical matter be able to sue them for money damages for breach of their agreements with us	22
Apple Ten Advisors may terminate the Advisory Agreement, which would require us to find a new advisor or become self-advised	22
There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares	22
The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares	23
The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares	23
A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost more in transaction fees than a liquidation	24
If we lose Glade M. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer	24
We are not diversified and are dependent on our investment in only a few industries	24
There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering	24
Since this is a “best-efforts” offering of Units, there is neither any requirement, nor any assurance, that more than the current amount raised will be raised	25
There may be delays in investment in real property, and this delay may decrease the return to shareholders	25
Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns	25
Certain loans are and may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure	25
The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth	26
We may be unable to make distributions to our shareholders	26
Our real estate investments are relatively illiquid and may adversely affect returns to our shareholders	26

Page
We may be subject to certain fixed costs that will not decrease if revenues decrease, and this may decrease distributions to shareholders	27
We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval	27
Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders	27
You will be limited in your ability to sell your Units pursuant to the Unit redemption program	27
We may be required to indemnify Apple Ten Advisors against losses in various circumstances	28
Our rights and the rights of our shareholders to recover claims against our officers and directors are limited, which could reduce your and our recovery against them if they cause us to incur losses	28
Virginia law and certain provisions under our articles of incorporation and bylaws may impede attempts to acquire control of us and may deter or prevent our shareholders’ ability to change our management	29
Possible lack of diversification increases the risk of investment	29
We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return	29
We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return	30
We may not have control over properties under construction	30
We depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay	30
Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flows	30
We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability	31
We may not be able to use debt to meet our cash requirements	31
Technology is used in operations, and any material failure, inadequacy, interruption or security failure of that technology could harm the business	31
Hotel Risk Factors	31
Our probable lack of diversification in property type increases the risk of investment	31
Adverse trends in the hotel industry may impact our properties	32
The impact of the current economic environment on the lodging industry may harm the Company’s future financial results and growth	32
An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we own and acquire	32
The hotel industry is seasonal	33
There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders	33
We face competition in the hotel industry, which may limit our profitability and return to our shareholders	33
Additional Risk Factors	34
The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash	34
We are subject to a securities class action lawsuit and governmental regulatory oversight, which could have a material adverse effect on our financial condition, results of operations and cash flows	34
USE OF PROCEEDS	34

v

SUMMARY

The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, we urge you to read this summary together with the information contained in this prospectus.

Apple REIT Ten, Inc.

Apple REIT Ten, Inc. was formed on August 11, 2010 for the purpose of acquiring and owning hotels and other income-producing real estate. Glade M. Knight, our chairman and chief executive officer, is our only promoter. His business address is 814 East Main Street, Richmond, Virginia 23219. We are located at 814 East Main Street, Richmond, Virginia and our telephone number is (804) 344-8121 and our website is http://www.applereitten.com.

We began operations on March 4, 2011. Since beginning our operations, we have complied with the requirements for making an election and we plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2011. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations. We have created two wholly-owned subsidiaries to hold our acquisitions: Apple Ten Hospitality, Inc. and Apple Ten Ventures, Inc. We refer to Apple Ten Hospitality, Inc. as Apple Ten Hospitality and Apple Ten Ventures, Inc. as Apple Ten Ventures in this prospectus. These types of properties and entities are described below.

Hotels

As of March 31, 2012, we have acquired 28 select-service or extended-stay hotels and have entered into purchase contracts for six additional select-service or extended-stay hotels. Although to date we do not own any full-service hotels, we may acquire full-service hotels in the future. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We have no limitation as to the brand of franchise or license with which our hotels are associated. We may continue to acquire hotels. Apple Ten Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

As a real estate investment trust, we are prohibited under federal tax laws from operating our hotel properties directly. The provisions of the Internal Revenue Code, however, allow us to enter into leases for each of our hotels, which will in turn be operated by third-party hotel operators and franchisers. All our hotels are leased to Apple Ten Hospitality Management, Inc., our wholly owned, taxable REIT subsidiary, or one of its wholly-owned subsidiaries. We refer to Apple Ten Hospitality Management, Inc. as Apple Ten Hospitality Management in this prospectus.

Other Real Estate

Even though we intend primarily to acquire hotels, we may use a significant portion of the offering proceeds to purchase other income-producing real estate. This real estate will be owned by Apple Ten Ventures, or one of its wholly-owned subsidiaries. Apple Ten Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and are not bound to that limit. Real estate we acquire may include but will not be limited to retail and office space.

Loan Assumptions

The purchase contracts for six of our hotels required us to assume loans secured by these hotels. The total outstanding principal balance of the assumed loans as of the purchase date was $82.5 million. Each of the assumed loans has a non-recourse structure, which means that the lender generally must rely on the property, rather than the borrower, as the lender’s source of repayment in any collection action. There are exceptions to the non-recourse structure in certain situations, such as misappropriation of funds and environmental liabilities. In these situations, the lender would be permitted to seek repayment from the guarantor or indemnitor of the loan, which is one of our indirect wholly-owned subsidiaries.

Apple Ten Advisors and Apple Suites Realty

We do not have any employees. Apple Ten Advisors, Inc. provides us with our day-to-day management. We refer to Apple Ten Advisors, Inc. as Apple Ten Advisors in this prospectus. Apple Ten Advisors does not have any significant assets. Apple Suites Realty Group, Inc. provides us with property acquisition and disposition services. We refer to Apple Suites Realty Group, Inc. as Apple Suites Realty in this prospectus. Apple Suites Realty has no significant assets. Neither Apple Ten Advisors nor Apple Suites Realty currently has employees. We pay fee compensation and reimbursement compensation to Apple Ten Advisors and Apple Suites Realty. Glade M. Knight owns all of the outstanding capital stock of Apple Ten Advisors and Apple Suites Realty. Apple Ten Advisors and Apple Suites Realty use the services of certain officers and employees of Apple Fund Management, LLC (a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight). We refer to Apple Fund Management, LLC as Apple Fund Management in this prospectus.

Under the Advisory Agreement, we pay Apple Ten Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Ten Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Ten Advisors and Apple Suites Realty use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and are required to reimburse Apple Fund Management for such expense. They use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight. Alternatively, we may elect that reimbursement amounts otherwise payable to Apple Ten Advisors and Apple Suites Realty shall instead be paid directly by us to Apple REIT Six, Inc., the parent of Apple Fund Management.

Each of our properties is managed by a third-party manager or operator, who is paid a management fee. These property-level management fees to third-party managers or operators are in addition to the fee compensation and reimbursement compensation payable to Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement.

The following chart illustrates the relationships among us, our subsidiaries, Apple Ten Advisors, Apple Suites Realty and Apple Fund Management.

(1)

Purchasers of Units are our shareholders. Upon our formation, Apple Ten Advisors (which is wholly-owned by Glade M. Knight, our chairman and chief executive officer) acquired 10 Units for $110 in the aggregate. In addition, Mr. Knight acquired 480,000 Series B convertible preferred shares for $0.10 per Series B convertible preferred share or an aggregate of $48,000.

(2)	We have entered into an Advisory Agreement with Apple Ten Advisors.

(3)	We have entered into a Property Acquisition/Disposition Agreement with Apple Suites Realty.

(4)	Wholly-owned by Glade M. Knight, our chairman and chief executive officer.

(5)

Apple Ten Advisors and Apple Suites Realty have no employees of their own. Thus, Apple Ten Advisors and Apple Suites Realty use the personnel of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement. Apple Ten Advisors and Apple Suites Realty pay Apple Fund Management the reimbursement compensation they receive from us under the Advisory Agreement and Property Acquisition/Disposition Agreement, respectively.

(6)	Wholly-owned by Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight.

Other Apple Entities

Our chairman and chief executive officer, Glade M. Knight, is also chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc and Apple REIT Nine, Inc. Mr. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. In addition, our other executive officers serve as officers of, and devote time to, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. currently own a total of 256 hotels. We currently own and intend to acquire hotels and other property in select metropolitan areas throughout the United States. Thus, there may be instances where our hotels will be in the same markets as Apple REIT Nine, Inc., Apple REIT Eight, Inc., Apple REIT Seven, Inc. or Apple REIT Six, Inc.

Our offering of Units did not begin until the offering of Apple REIT Nine was completed. Therefore, as a general proposition, we do not seek to acquire properties or compete for property acquisitions with other programs sponsored by Glade M. Knight. Furthermore, although Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. were organized and acquired their properties at different times—and are thus in different stages of their “business cycles”—we could still compete with them in the sale or other disposition of our properties or business.

Risk Factors

We urge you to consider carefully the matters discussed under “Risk Factors” beginning on Page 16 before you decide to purchase our Units. An investment in our securities involves a number of risks including:

•

We commenced operations in March 2011 and have a limited operating history; therefore there is no assurance that we will be successful in our operations. Our shareholders should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by Glade M. Knight, including Cornerstone Realty Income Trust, Inc., Apple Hospitality Two, Inc., Apple Hospitality Five, Inc., Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. or Apple REIT Nine, Inc.

•

No public trading market for the common shares and the Series A preferred shares currently exists, and no such public market is expected to develop at any time in the future. Therefore, the Units are highly illiquid and very difficult to trade. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the total number of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

•

We have paid and are obligated to pay a fee to Apple Suites Realty of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We also have paid and are obligated to pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Ten Advisors. In addition, Apple Ten Advisors and Apple Suites Realty are reimbursed for specified costs and expenses incurred on our behalf. These compensation arrangements have been established without the benefit of arms-length negotiation. Glade M. Knight, our chairman and chief executive officer, is the sole shareholder of Apple Suites Realty and Apple Ten Advisors.

•

There are conflicts of interest between us and our chairman and chief executive officer, Glade M. Knight, because he is the chief executive officer and sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate. Mr. Knight is the chief executive officer and sole shareholder of Apple Ten Advisors and Apple Suites Realty. In addition, Mr. Knight is a principal in other real estate investment programs, and he may in the future organize additional programs, which may compete with us. Mr. Knight is the chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. currently own hotels. Mr. Knight was also the chairman and chief executive officer of Apple Hospitality Five, Inc. and Apple Hospitality Two, Inc., which owned hotels. We refer to Apple REIT Nine, Inc. as Apple REIT Nine, Apple REIT Eight, Inc. as Apple REIT Eight, Apple REIT Seven, Inc. as Apple REIT Seven, Apple REIT Six, Inc. as Apple REIT Six, Apple Hospitality Five, Inc. as Apple Hospitality Five and Apple Hospitality Two, Inc. as Apple Hospitality Two in this prospectus. In addition, our other executive officers serve as officers of, and devote time to Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

•

We have issued to our chairman and chief executive officer, Glade M. Knight, 480,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of the Series B convertible preferred shares. The number of common shares into which the Series B convertible preferred shares are convertible as a result of this offering ranges from approximately .92 to 24.17 per Series B convertible preferred share or from 4.45% to 5.98% of the total number of common shares then outstanding following the conversion. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

•	This offering is a “blind pool” offering because we have not yet identified all of the properties we will acquire with future proceeds from this offering.

•

We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders will be adversely affected. We might make distributions in some circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. Our distributions may include a return of capital. There is no limit on the amount of distributions that may be funded with offering proceeds or proceeds from debt, as opposed to cash from operations. If we make distributions from offering proceeds or from financing proceeds, the return to investors on invested capital will be lower than if distributions are made from cash generated from operations.

•

There may be a “lag” or delay between the raising of offering proceeds and their investment in real estate properties. Persons who acquired Units relatively early in our offering, as compared with later investors, may have received a greater return of offering proceeds as part of the earlier distributions. If investors received different amounts of returns of offering proceeds as distributions based upon when they acquired Units, the investors experienced different rates of return on their invested capital and some investors may have less net cash per Unit invested after distributions than other investors. Further, offering proceeds that are returned to investors as part of distributions to them will not be available for investments in properties. The payment of distributions from sources other than cash generated from operations will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future.

•

We have no restrictions on changes in our investment and financing policies. This lack of restrictions on changes in our policies could result in those policies being changed without Unit holder approval. Further, our board may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and thereby subject to a greater risk of default. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

•

Apple Ten Advisors receives an asset management fee based on the ratio of our funds from operations to the amount raised in this offering. In order to increase this fee, Apple Ten Advisors could have an incentive to recommend riskier or more speculative investments.

•

Due to federal income tax restrictions, we cannot operate our hotels directly. Our hotels are managed pursuant to franchise or license agreements with nationally recognized hotel brands. These agreements contain limitations on the operation and maintenance of our properties. Our other real estate may be managed by third-party managers.

•

Neither Apple Ten Advisors nor Apple Suites Realty currently has employees. Each company must make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight.

•	There may be conflicts of interest because of interlocking boards of directors with our affiliated companies.

•	General economic and financial downturns could adversely affect our operations and our business objectives.

•	We are subject to a securities class action lawsuit and governmental regulatory oversight, which could have a material adverse effect on our financial condition, results of operations and cash flows.

The Status of the Offering

We initially offered Units at $10.50 per Unit until the minimum of 9,523,810 Units were sold. As of January 27, 2011, we completed the minimum offering. We are continuing the offering at $11 per Unit until a maximum of 182,251,082 Units are sold. As of March 31, 2012, 133,099,563 Units remained unsold. Purchasers must purchase a minimum of $5,000 in Units except that certain benefit plans may purchase a minimum of $2,000 in Units. The Units are being offered through David Lerner Associates, Inc, an unaffiliated broker-dealer.

This offering of Units will continue until all the Units offered under this prospectus have been sold or until January 19, 2013, unless the offering is extended for up to an additional year, provided that the offering will be terminated if all the Units are sold before then. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators to extend the offering.

This is an on-going best-efforts offering. Purchasers will be sold Units at one or more closings. An initial closing occurred after the minimum offering of 9,523,810 Units was achieved on

January 27, 2011. Thereafter, additional closings have occurred and are expected to continue to occur on a monthly basis as Units are sold during the offering period.

With each purchase of a Unit you will receive one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets or other event of liquidation. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event we pay special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. The Series A preferred shares will not be separately tradable from the common shares to which they relate. The Series A preferred shares will terminate and no longer have a priority distribution right upon conversion of the Series B convertible preferred shares.

As of March 31, 2012, we had closed on the following sales of Units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	9,523,810	$100,000,000	$90,000,000
$11.00	39,627,709	435,904,799	392,314,319

Total	49,151,519	$535,904,799	$482,314,319

Our distributions since initial capitalization through December 31, 2011 totaled approximately $23.6 million and were paid at a monthly rate of $0.06875 per common share beginning in February 2011. For the same period, our net cash generated from operations was approximately $0.8 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, we have had significant amounts of cash earning interest at short term money market rates. As a result, a portion of distributions paid through December 31, 2011 have been funded from proceeds from our on-going best-efforts offering of Units, and are expected to be treated as a return of capital for federal income tax purposes. The following is a summary of the distributions and net cash from (used in) operations.

Period	Total Distributions Declared and Paid per Share	Total Distributions Declared and Paid	Net Cash From/ (Used in) Operations(a)	Net Income/ (Loss)(a)
For the period Aug. 13, 2010 (initial capitalization) through Dec. 31, 2010	$—	$—	$(6,000)	$(31,000)
1st Quarter 2011	0.13750	1,855,000	(2,488,000)	(2,390,000)
2nd Quarter 2011	0.20625	5,753,000	(1,059,000)	(1,179,000)
3rd Quarter 2011	0.20625	7,596,000	846,000	(473,000)
4th Quarter 2011	0.20625	8,390,000	3,522,000	(1,092,000)

Total	$0.75625	$23,594,000	$815,000	$(5,165,000)

Note for Table:

(a)

See complete consolidated statement of cash flows and consolidated statement of operations for the 12 months ending December 31, 2011 included in our most recent Form 10-K for the year ended December 31, 2011.

In February 2011, our Board of Directors established a policy for an annualized distribution rate of $0.825 per common share, payable in monthly distributions. We intend to continue paying distributions on a monthly basis, consistent with the annualized distribution rate established by our Board of Directors. Our objective in setting a distribution rate is to project a rate that will provide consistency over the life of the Company taking into account acquisitions and capital improvements, ramp up of new properties and varying economic cycles. To meet this objective, we may require the use of debt or offering proceeds in addition to cash from operations. Since a portion of distributions to date have been funded with proceeds from our offering of Units, our ability to maintain our current intended rate of distribution will be based on our ability to fully invest our offering proceeds and thereby increase its cash generated from operations. As there can be no assurance of our ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties. See “Risk Factors—We may be unable to make distributions to our shareholders,” on page 26 of this prospectus.

Net Book Value Per Share

In connection with this on-going offering of Units, we are providing information about our net book value per share. Net book value per share is calculated as total book value of assets minus total liabilities. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net book value does not reflect value per share upon an orderly sale or liquidation of the Company in accordance with our investment objectives. Our net book value reflects dilution in the value of our Units from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments as well as the fees and expenses paid to acquire real estate including commissions to Apple Suites Realty Group, (ii) the funding of distributions from sources other than cash flow from operations, and (iii) fees paid in connection with our on-going best-efforts offering, including selling commissions and marketing fees. As of December 31, 2011, our net book value per share was $9.10. We calculated our net book value by subtracting total liabilities from total assets and dividing by the total number of Units outstanding at December 31, 2011.

The offering price of shares under our on-going best-efforts offering at March 31, 2012 was $11.00. Our offering price was not established on an independent basis and bears no relationship to the net book value of our assets. There is currently no established public market in which our common shares or Units are traded, however as discussed above in the Status of the Offering section of this prospectus, 39.6 million Units have been purchased at $11 per Unit. As discussed in the prospectus the Units will be illiquid for an indefinite period of time. We will continue to use the $11 per Unit price as the offering price until such time as buyers are not available, or until we have an orderly sale or liquidation in accordance with our investment objectives outlined in the prospectus.

Use of Proceeds

The proceeds of the offering will be used:

•	to pay organizational expenses;

•	to pay expenses and fees of selling the Units;

•	to repay interim borrowings used to fund acquisitions;

•	to invest in properties;

•	to pay expenses and fees associated with acquiring properties; and

•	to establish a working capital reserve for distributions and other operating uses.

If the maximum offering of $2 billion is sold, we expect to acquire approximately 100 to 125 properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire approximately 200 to 250 properties with the proceeds of the maximum offering.

At the inception of the Company, we obtained an unsecured line of credit in the amount of $400,000 to fund initial offering expenses. This line of credit was guaranteed by Glade M. Knight. Mr. Knight did not receive any compensation for providing this guarantee. The line of credit was repaid and extinguished upon closing on the minimum offering.

Conflicts of Interest

We may be subject to conflicts of interest arising from our relationship with Apple Ten Advisors, Apple Suites Realty, and Glade M. Knight, our chairman and chief executive officer. More specifically:

•	Apple Ten Advisors, Apple Suites Realty and Glade M. Knight are not restricted from engaging for their own account in business activities of the type conducted by us.

•

There may be conflicts with respect to commissions we pay to Apple Suites Realty because its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ purchase and sale prices. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly leveraged properties in order to maximize commissions.

•

There may be conflicts with respect to the asset management fee we pay to Apple Ten Advisors since its compensation is a percentage of total proceeds received from time to time by us from the sales of our Units.

•

Glade M. Knight is also the chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, all of which own extended-stay, select-service and other hotels. There may be times when he may owe certain duties to those entities which conflict with his duties to us. Mr. Knight may in the future organize additional programs which may compete with us and may, as a director and officer of those programs, owe duties to those programs.

•

We issued 480,000 Series B convertible preferred shares to Glade M. Knight in exchange for $0.10 per share. Under limited circumstances, the Series B convertible preferred shares may be converted into common shares, thereby resulting in dilution of the shareholders’ interest in us. As chairman of our board and chief executive officer, Mr. Knight can influence the conversion of the Series B convertible preferred shares. As owner of the advisory company, Mr. Knight could terminate the Advisory Agreement, and thereby cause the conversion of the Series B convertible preferred shares. Under a merger transaction or listing our Units on a securities exchange, the Series B convertible preferred shares would be converted into Units. In the event we were to liquidate, the Series B convertible preferred shares would not be converted. The possibility of this conversion may influence Mr. Knight’s judgment when recommending (or not recommending) to our board a merger, the timing of listing, a disposition of our assets or liquidation.

•

Glade M. Knight also serves as a director for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. Mr. Knight is chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. There are instances where our hotels are in the same markets as hotels owned by these other entities. Even though the hotels are managed by third-party management companies and neither our board nor the boards of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six are engaged in the management of the hotels, having one or more directors of the board of directors who are also directors of the board of directors of Apple REIT Eight, Apple REIT Seven or Apple REIT Six or having hotels in some of the same markets as Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six may, at times, present a conflict of interest.

•

Officers and other employees of Apple Fund Management serve as officers of and devote time to us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and may serve as officers of, and devote time to, other companies which have been or may be organized by Glade M. Knight, including Apple Ten Advisors and Apple Suites Realty. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Liquidity

Before this offering there has been no public market for the Units and we do not expect a market to develop for the common shares or the Series A preferred shares at any time in the future. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

We do not plan to cause the common shares or the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. We expect that within approximately seven years from the initial closing, which occurred January 27, 2011, we will:

•	cause the common shares to be listed on a national securities exchange;

•	dispose of all of our properties in a manner which will permit distributions to shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after seven years from the initial closing. In the event we merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle, there can be no assurance that such event will result in liquidity for the common shares.

There are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the total number of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

If we undertake a transaction of the type described above, we would report on and explain the transaction to the extent required by applicable securities laws and regulations. However, we are under no legal obligation to undertake any transaction of the type described above at any particular time. Thus, we would not expect to disclose in a formal way our not taking an action of the type described above unless required at that time by law. As a practical matter, however, we communicate with our shareholders through quarterly and annual reports to shareholders and we keep our shareholders informed of our decisions and reasons with respect to not taking any action of the type described above if that course of action is deemed by us to be appropriate to us and the shareholders.

Investment and Distribution Policy

We intend to seek to maximize shareholder value by acquiring hotels and other real estate for long-term ownership. We generally intend to acquire fee ownership of our properties. We will seek opportunities, through the direct ownership of our properties, that provide acceptable investment returns and growth in cash distributions to our shareholders. As a REIT, we are required to make dividend distributions to our shareholders. We began making monthly distributions commencing after the first full month following the closing of the minimum offering of 9,523,810 Units on January 27, 2011. While we will seek generally to make distributions from our cash generated from operations, we might make distributions (although there is no obligation to do so) in certain circumstances in part from proceeds from our offering of Units or from proceeds of borrowings. While distributions from such sources would result in the shareholder receiving cash, the consequences to us and the shareholder would differ from a distribution out of our cash generated from operations. The payment of distributions from sources other than cash generated from operations will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future. We will depreciate our fixed assets on a straight-line basis over their expected useful lives. These factors will cause a portion of the distribution to be treated as a return of capital for tax purposes.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income including, cancellation of indebtedness and original issue discount income.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on the terms and for the consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidation distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Borrowing Policy

We generally intend to purchase our properties using cash and interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long- term debt secured by our properties. We expect borrowings to come from third-party, non-affiliated lenders. As of March 31, 2012, six of our properties have mortgages that pre-dated our purchase, are secured by the hotels, and were assumed by one of our purchasing subsidiaries.

Our bylaws prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our net assets, before subtracting any liabilities. The value of our net assets means the value of our total tangible assets at cost before deducting depreciation or other non-cash reserves. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of our independent directors and disclosed to the shareholders. The bylaws also prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties.

Compensation

Glade M. Knight is our sole promoter. We do not expect to pay a material salary to Mr. Knight. However, Mr. Knight is currently the sole shareholder of Apple Ten Advisors and Apple Suites Realty, which are entitled to receive fees for advisory services as well as operational and managerial services rendered by them to us. On our behalf and pursuant to the terms of the Advisory Agreement and the Property Acquisition/Disposition Agreement, Apple Ten Advisors and Apple Suites Realty utilize the services of certain officers and employees of Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight) to provide the advisory, operational and managerial services they are obligated to perform for us since neither Apple Ten Advisors nor Apple Suites Realty has any employees. From reimbursement compensation received from us by Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement, Apple Ten Advisors and Apple Suites Realty reimburse Apple Fund Management for a portion of the compensation paid by Apple Fund Management to its senior managers and staff, based on the estimated amount of time they devote to activities required by Apple Ten Advisors and Apple Suites Realty. Such payments are not based on any formal record keeping regarding the time these employees devote to Apple Ten Advisors and Apple Suites Realty but are based on a good faith estimate by the employee and/or his or her supervisor of the time devoted by the employee to such companies. Reimbursement amounts are in addition to the advisory fees and commissions we are contractually obligated to pay Apple Ten Advisors and Apple Suites Realty.

The compensation and reimbursements payable to Apple Ten Advisors and Apple Suites Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement. We also show compensation payable to David Lerner Associates, Inc. David Lerner Associates is not related to, nor an affiliate of, either Apple Ten Advisors or Apple Suites Realty.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Offering Phase
David Lerner Associates	Selling Commissions	7.5% of the purchase price of the Units. If the maximum offering of $2 billion is sold, the selling commissions would be $150,000,000.
David Lerner Associates	Marketing Expense Allowance	2.5% of the purchase price of the Units. If the maximum offering of $2 billion is sold, the marketing expense allowance would be $50,000,000.
Acquisition Phase
Apple Suites Realty	Commission for acquiring our properties and real estate acquisition expenses

2% of the gross purchase price of the properties purchased by us—estimated at $34.8 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $69.6 million. In addition, typical real estate acquisition expenses are estimated to be $10,000,000 if the maximum offering is sold.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Operational Phase
Apple Ten Advisors	Asset management fee for managing our day-to-day operations

Annual fee payable quarterly based upon a ratio of our funds from operations to the amount raised in this offering ranging from 0.1% to 0.25% of the amount raised in this offering—a maximum of $5,000,000 per year if the maximum offering is sold.

Apple Ten Advisors and Apple Suites Realty	Reimbursement for compensation incurred on our behalf	Estimated to be $2,000,000 (per year) if the maximum offering is sold. See below under “Reimbursement Compensation under the Advisory Agreement and the Property/Acquisition Disposition Agreement.”
Apple Ten Advisors and Apple Suites Realty	Reimbursement for certain deposits and costs incurred on our behalf	Not Estimable, but subject to the limits described below under “Reimbursements to Apple Ten Advisors and Apple Suites Realty.”
David Lerner Associates	Fee for Account Maintenance Services to Shareholders	Not Estimable, but based on the number of shareholder accounts, as described below under “Account Maintenance Services to Shareholders.”
Disposition Phase
Apple Suites Realty	Commission for selling our properties	Up to 2% of the gross sales prices of the properties sold by us.
Glade M. Knight	Series B convertible preferred shares (or common shares, if Series B is converted)

If we sell our assets in liquidation, each Series A preferred share receives a liquidation preference of $11. Amounts in excess of this are paid as described below under “Compensation—Series B Convertible Preferred Shares.” If the Series B convertible preferred shares are converted into common shares, their value is estimated to be up to $127 million (if maximum offering is sold) (these estimates assume a common share is worth $11).

As described above, and as shown on the table below, we pay certain fees and expenses as they are incurred, while others accrue and will be paid in future periods, subject in some cases to the achievement of performance criteria. We did not incur any amounts in connection with our disposition phase through December 31, 2011.

Cumulative through December 31, 2011

	Incurred	Paid	Accrued
Offering Phase
Selling commissions paid to David Lerner Associates, Inc. in connection with the offering	$35,532,000	$35,532,000	$—
Marketing expense allowance paid to David Lerner Associates, Inc. in connection with the offering	11,844,000	11,844,000	—

	47,376,000	47,376,000	—

Acquisition Phase
Acquisition commission paid to Apple Suites Realty Group, Inc.	9,165,000	9,165,000	—
Reimbursement of costs paid to Apple Suites Realty Group, Inc.	700,000	700,000	—
Reimbursement of certain deposits to Apple Suites Realty Group, Inc.	102,500	102,500	—
Operations Phase
Asset management fee paid to Apple Ten Advisors, Inc.	318,000	318,000	—
Reimbursement of costs paid to Apple Ten Advisors, Inc.	725,000	725,000	—
Fees for Account Maintenance Services to Shareholders paid to David Lerner Associates, Inc.	171,000	131,000	40,000

Unit Redemption Program

We may use proceeds received from the sale of Units from the offering and our dividend reinvestment plan which we plan to implement following the conclusion of this offering to redeem your Units. Our Unit redemption program began in April 2012, which was more than one year after our initial closing of this offering. After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first five (5) years from the date of your purchase of the Units to be redeemed, 92.5% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first five (5) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of all shareholders in one account, the purchase price will equal 100% of the price paid by the deceased shareholders for the Units.

We reserve the right to determine the number of Units redeemed under our Unit redemption program. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•

waive the one-year holding period in the event of the death of a shareholder, a shareholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder’s IRA;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our Unit redemption program.

If the board of directors amends, suspends or terminates the Unit redemption program or reduces the number of Units purchased under the Unit redemption program, we will provide shareholders with thirty (30) days advance written notice by means of either (1) an annual or quarterly report or (2) a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934.

Redemption of Units, when requested, will be made quarterly. If we do not have sufficient funds to accommodate all redemption requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; next, pro rata as to shareholders seeking redemption of all Units owned by them who own beneficially or of record fewer than 100 Units; and, finally, pro rata as to all other redemption requests. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under this offering or our dividend reinvestment plan which we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to this offering or our dividend reinvestment plan.

We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which Units are redeemed.

If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely. You will have no right to request redemption of your Units after the Units are listed on any securities exchange or quoted on any system or in any established market. If you redeem Units under the Unit redemption program you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

In the unlikely event that the Series B convertible preferred shares are converted and there is no related liquidity event with respect to the Units, the Unit redemption program will be reformulated or modified by the board of directors at that time.

RISK FACTORS

An investment in Units involves a number of risks. We urge you to carefully consider the following information describing the material risks inherent in investing in Units, together with the other information in this prospectus, before making a decision to purchase our Units

General Risk Factors

We were incorporated in August 2010 and have a limited operating history; therefore, there is no assurance that we will be able to achieve our investment objectives. We only own a limited number of properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a “blind pool” offering because we have not yet identified all of the properties we will acquire with the future proceeds from this offering.

We were incorporated in August 2010 and have a limited operating history and a limited number of assets. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives as described in this prospectus and that the value of your investment could decline substantially. This offering is a “blind pool” offering because we have not yet identified all of the properties we will acquire with future proceeds from this offering and, therefore, investors will have to rely upon the ability of Glade M. Knight and his affiliates to acquire a suitable portfolio of properties. As of the date of this prospectus, we have only 28 hotel properties. We will continue to use the proceeds of this offering to acquire additional properties and the investors will be unable to review the terms of the purchase, financing and management of these properties before we enter into these arrangements. However, when at any time during the offering period we enter into a contract for and/or contemplate the purchase of a specific property, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase and financing. A prospective shareholder will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment. See “Business” and “Investment Objectives and Policies.” In addition, we have no employees and will be dependent upon Apple Ten Advisors and Apple Suites Realty. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Apple Ten Advisors and Apple Suites Realty.”

The past performance of programs sponsored or affiliated with Glade M. Knight is not an indicator of our future performance.

You should not rely upon the past performance of other programs sponsored or affiliated with Glade M. Knight as an indicator of our future performance.

Our distributions to our shareholders may not be sourced from our cash generated from operations but from offering proceeds or indebtedness and this will decrease our distributions in the future; furthermore, we cannot guarantee that investors will receive any specific return on their investment.

In February 2011, our Board of Directors established a policy for an annualized distribution rate of $0.825 per common share, payable in monthly distributions. We intend to continue paying distributions on a monthly basis, consistent with the annualized distribution rate established by our Board of Directors. As a result, we may be more likely to have a return of capital as a part of distributions to shareholders early in our operations. This is because as proceeds are raised in the offering, it is not always possible immediately to invest them in real estate properties that generate our desired return on investment. There may be a “lag” or delay between the raising of offering proceeds and their investment in real estate properties. Persons who acquire Units relatively early in our offering, as compared with later investors, may receive a greater return of offering proceeds as part of the earlier distributions. If investors receive different amounts of returns of offering proceeds as distributions based upon when they acquire Units, the investors will experience different rates of return on their invested capital and some investors may have less net cash per Unit invested after distributions than other investors. Further, offering proceeds that are returned to investors as part of distributions to them will not be available for investments in properties. The payment of distributions from sources other than operating cash flow will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future. See “Plan of Distribution.” We cannot and do not guarantee that investors will receive any specific return on their investment. Further, there is no limitation on the amount of distributions that can be funded from offering proceeds or financing proceeds.

There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.

Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, and the relief provisions discussed under “Material Federal Income Tax Considerations” do not apply, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax. See “Federal Income Tax Considerations—Failure to Qualify as a REIT.”

We will not obtain a tax ruling on our REIT status or any other tax matters.

Our legal counsel, McGuireWoods LLP, has rendered to us an opinion to the effect that commencing with our first taxable year, we were organized as a corporation in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. However, the opinion of McGuireWoods LLP is not binding on the IRS. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT (or concerning any other tax matter), and the legal opinion and statements in this prospectus are not binding on the IRS or any court. See “Federal Income Tax Considerations—General.”

There is no public market for our common shares, so investors may be unable to dispose of their investment.

Prospective shareholders should view the common shares, issued as part of each Unit sold, as illiquid and must be prepared to hold their common shares for an indefinite length of time. There is no public market for our common shares, and we do not expect a market to develop at any time in the future. We have no current plans to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only at a later date at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the total number of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void. See “Description of Capital

Stock—Restrictions on Transfer,” and “Description of Capital Stock—Facilities for Transferring Common Shares.”

There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors are not able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.

Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares to which each Series A preferred share relates. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. Each Series A preferred share will not trade separately from each common share to which it relates. Our Series A preferred shares will never trade separately from our common shares nor ever be listed on any securities exchange or quoted on any system or in any established market. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate. See “Description of Capital Stock—Series A Preferred Shares.”

We will not attempt to calculate our net asset value on a regular basis.

We will not attempt to calculate our net asset value on a regular basis. Accordingly, investors will not have reliable information on the net fair value of the assets owned by us.

There is a “dilutive” effect to investors who purchase our Units at $11.00 rather than at the initial offering price of $10.50 per Unit.

Investors who purchased our Units at $10.50 received a discounted price compared to investors who purchase after the minimum offering of Units was achieved. Investors who purchase our Units at $11.00 experience “dilution” because the sale of some of our Units at $10.50 results in the average per Unit price being less than $11.00 per Unit. The Units are identical in terms of rights to distributions, voting and other rights, but the purchasers who acquire Units at $11.00 per Unit are paying a comparative premium over the $10.50 per Unit purchasers.

Our Board of Directors will decide when and whether we list our Units, engage in a merger or similar sale transaction or dissolve, and we are under no obligation to take any of these actions at any particular time; therefore, our shares may be illiquid for an indefinite period of time.

We expect that within approximately seven years from the closing of the minimum offering of 9,523,810 Units, which occurred January 27, 2011, we will:

•	cause our common shares to be listed on a national securities exchange;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

If we liquidate all of our assets, the Series A preferred shares would have a priority distribution followed by a priority distribution to the Series B convertible preferred shares, on an as converted basis. In the event that the liquidation of our assets resulted in proceeds that exceeded the distribution rights of the Series A preferred shares and Series B convertible preferred shares, the remaining proceeds would be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares. Certain of these transactions, such as a merger or sale of all of our assets, or our dissolution, will require shareholder approval. See “Investment Objectives and Policies—Sale Policies” and “Description of Capital Stock—Series B Convertible Preferred Shares.”

Any of these actions will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the seven-year period mentioned above. Therefore, our shares may be illiquid for an indefinite period of time.

The compensation to Apple Ten Advisors, Apple Suites Realty Group and David Lerner Associates will decrease our net proceeds and the cash available for acquisitions and for distributions to shareholders. This will tend to reduce the return on our shareholders’ investment.

The investment return to our shareholders likely is less than could be obtained by a shareholder’s direct acquisition and ownership of the same properties. We pay to David Lerner Associates, an unaffiliated third-party, substantial fees to sell our Units, which reduces the net proceeds available for investment in properties. These fees include selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11.00 per Unit. We also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11.00 per Unit. The maximum selling commission payable to David Lerner Associates is $150,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $50,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates as we issue Units to purchasers.

We pay to Apple Suites Realty a fee of 2% of the gross purchase price and 2% of the gross sale price (subject to the sale price exceeding 110% of the original cost) associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received plus reimbursement of certain expenses to Apple Ten Advisors. The payment of compensation to Apple Ten Advisors, Apple Suites Realty and David Lerner Associates (an unaffiliated third-party) from proceeds of the offering and property revenues reduces the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders’ investments. Since these commissions and fees reduce the gross proceeds of the offering available for investment in properties, the revenues we obtain may be reduced compared to the revenues we might have achieved in the absence of these fees. In addition, this compensation is payable in most instances regardless of our profitability, and is payable prior to distributions and without regard to whether we have sufficient cash for distributions. See “Compensation.”

There were no arms-length negotiations for our agreements with Apple Ten Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties.

Apple Ten Advisors and Apple Suites Realty receive substantial compensation from us in exchange for management/investment and brokerage services they render to us. This compensation has been established without the benefits of arms-length negotiation. The terms of those agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties. Apple Ten Advisors supervises and arranges for the day-to-day management of our operations and assists us in maintaining a continuing and suitable property investment program. Apple Suites Realty acts as a real estate broker in connection with our purchase and sales of properties. See “Compensation” and “Conflicts of Interests—Conflicts with Respect to Fees Paid by us to Apple Ten Advisors and Apple Suites Realty.”

Since neither Apple Ten Advisors nor Apple Suites Realty currently has employees, they must use the services of other employees to fulfill their duties and there is no complete assurance that other employees will be available for such purpose.

Instead of retaining their own employees, each of Apple Ten Advisors and Apple Suites Realty must make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These companies use the services of persons who are employed by Apple Fund Management. These third-parties (and specifically Apple Fund Management) compete with us and are affiliated with Glade M. Knight our chairman and chief executive officer. There is no complete assurance that the employees of Apple Fund Management, or other employees, will continue to be available for such purposes. If such employees are not available for such purposes, Apple Ten Advisors and Apple Suites Realty might be unable to fulfill their obligations to us. See “Apple Ten Advisors and Apple Suites Realty—General.”

The compensation to Apple Ten Advisors and Apple Suites Realty is variable and cannot be stated with certainty; therefore, our expectations on how such compensation will affect our operating costs may not be accurate.

Apple Suites Realty and Apple Ten Advisors receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Ten Advisors receives an asset management fee that may range from $536,000 to $5,000,000 per year. The asset management fee is based upon the ratio of our funds from operations to the amount raised in this offering. Apple Suites Realty receives a commission for each property purchased or sold based upon the gross purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase or sell and (2) the gross purchase or sale price of each property purchased or sold. Because the commission payable to Apple Suites Realty is determined by the gross purchase price of each property purchased, Apple Suites Realty may encourage us to purchase highly- leveraged properties in order to maximize those commissions. In addition, Apple Ten Advisors is reimbursed for certain of their costs incurred on our behalf and is entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined. The real estate commissions payable to Apple Suites Realty equal 2% of the gross purchase price of the properties acquired. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, we estimate that the amount of these real estate commissions would be $69.6 million. See “Compensation” and “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement” and “—Apple Suites Realty.”

There are conflicts of interest with our chairman and chief executive officer because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.

Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder, sole director and president of Apple Ten Advisors and Apple Suites Realty. These companies entered into contracts with us to provide us with asset management, property acquisition and disposition services. Mr. Knight does not receive a material salary from us but receives benefit from fees paid to Apple Ten Advisors and Apple Suites Realty.

In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. Currently, Mr. Knight is the chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, which are real estate investment trusts. Mr. Knight has economic interests in these other transactions or programs by virtue of his positions in those companies. Mr. Knight is also a minority shareholder in Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. In addition, Mr. Knight is a shareholder of Colonial Properties Trust.

There may be conflicts of interest because of interlocking boards of directors with affiliated companies.

Kent W. Colton serves as a director on our board and concurrently serves as a director for Apple REIT Eight and Apple REIT Seven. Glade M. Knight is chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. There may be instances where our hotels are in the same markets as hotels owned by Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six. See “Conflicts of Interest—Interlocking Boards of Directors.”

There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.

We pay Apple Suites Realty an acquisition commission in connection with each acquisition of a property and a disposition commission in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a commission. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions. In addition, because Apple Ten Advisors receives a fee which is a percentage of the total consideration we receive from the sale of Units, it could have an incentive to see that sales of Units are closed as rapidly as possible.

There are conflicts of interest for our management personnel because they are required to spend time on activities with other entities, and these other entities may compete with us in our business activity.

Glade M. Knight, the sole executive officer and director of Apple Ten Advisors and Apple Suites Realty, also serves as an officer and/or director of entities that engage in the ownership of hotels and other properties. These entities are Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. These entities share similar investment objectives and policies and may compete for properties against us. Because Mr. Knight is required to spend time on other activities, there may be instances when he may not be able to assist us with certain matters and, as a result, we may be negatively impacted.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Glade M. Knight (including Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other executive officers is required to devote any minimum amount of time and attention to us as opposed to the other companies. Although Mr. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to the other companies Mr. Knight has organized, or may in the future, organize, there can be no assurance that such persons will have sufficient time. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services to us, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

Glade M. Knight may form additional REITs, limited partnerships and other entities, and such companies may engage in activities similar to ours. Companies organized by Mr. Knight in the future could have fees and other benefits payable to him (or to companies owned by him) which are more favorable than the fees and benefits payable by us to him (or to companies owned by him). The effect of this could be that Mr. Knight would spend more time on the activities of these other companies than on our activities, and/or prefer one or more of these companies to us with respect to actions such as the sale of properties. See “Conflicts of Interest—Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight.”

Since neither Apple Ten Advisors nor Apple Suites Realty is required to maintain any minimum assets or net worth, we may not as a practical matter be able to sue them for money damages for breach of their agreements with us.

Neither Apple Ten Advisors nor Apple Suites Realty is required to maintain any minimum assets or minimum net worth. Thus, our ability to recover money damages from either of them in the event of their breach of their agreements with us may be limited. The Advisory Agreement between us and Apple Ten Advisors is terminable by us on 60 days’ notice. Thus, our most effective remedy in the event of a breach by Apple Ten Advisors of the Advisory Agreement between us and Apple Ten Advisors could be to terminate the Advisory Agreement.

Apple Ten Advisors may terminate the Advisory Agreement, which would require us to find a new advisor or become self-advised.

Our management advisor, Apple Ten Advisors, may terminate the Advisory Agreement entered into with us upon 60-days written notice. We do not have any employees. Apple Ten Advisors provides us with supervisory and day-to-day management services and assists us in maintaining a continuing and suitable property investment program. If Apple Ten Advisors were to terminate the Advisory Agreement, we would need to find another advisor to provide us with these services or hire employees to provide these services directly to us.

Additionally, if we hire our own employees, while we would no longer bear the costs of the various fees and expenses we pay to Apple Ten Advisors and Apple Suites Realty, our direct expenses could include correspondingly increased costs, including legal, accounting, other expenses related to corporate governance, Commission reporting and compliance, and brokerage or other real estate acquisition costs. We could also be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur 100% of the compensation and benefits costs of our officers and other employees and consultants. We might issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees and reimbursements to Apple Ten Advisors and Apple Suites Realty we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to Apple Ten Advisors and Apple Suites Realty, our earnings per share and funds from operations per share would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our shareholders and the value of our shares.

There can be no assurance that we would be able to find another advisor or hire employees to provide us these services or that we could enter into an Advisory Agreement with a new advisor on terms as favorable to us. See “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement.”

There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.

Glade M. Knight, who is our chairman and chief executive officer, holds 480,000 Series B convertible preferred shares that are convertible into common shares, as described under “Principal and Management Shareholders”. The Series B convertible preferred shares are convertible into common shares upon the occurrence of certain specified events, as specifically described elsewhere in this prospectus. The conversion of the Series B convertible preferred shares into common shares will result in dilution of the shareholders’ interests.

The following chart shows the number of common shares into which the 480,000 Series B convertible preferred shares may be converted based on the number of Units we sell in this offering:

Amount of Proceeds Raised in the Offering	Units Sold	Number of Common Shares into which 480,000 Series B convertible preferred shares convert(a)	Percentage of Common Shares	$ Amount of Converted Shares Assuming an $11 Share Price
$100,000,000	9,523,810	443,141	4.45%	$4,874,551
$1,000,000,000	91,341,991	5,814,830	5.98%	$63,963,130
$2,000,000,000	182,251,082	11,602,099	5.98%	$127,623,089

Note for Table:

(a)	Upon conversion of the Series B convertible preferred shares the Series A preferred shares terminate and only common shares will remain outstanding.

Mr. Knight, as our chairman and chief executive officer, can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders’ interests. See “Compensation—Series B Convertible Preferred Shares.”

The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of specific triggering events described elsewhere in this prospectus. Upon the conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and Unit holders will lose the liquidation preference associated with such shares. The Series A preferred shares terminate upon such a conversion event, even if the value of any consideration received in the conversion event, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Glade M. Knight, who is our chairman and chief executive officer, holds all of the outstanding 480,000 Series B convertible preferred shares and would receive significant value upon their conversion. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $127 million upon conversion. As a board member and as our chief executive officer, Mr. Knight can influence whether we engage in an event that would trigger such a conversion. However, before we can take any such action it must be approved by the board.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares, and there will be dilution of the common shares. See “Compensation—Series B Convertible Preferred Shares.”

The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.

Glade M. Knight, who is our chairman and chief executive officer, holds all of the outstanding 480,000 Series B convertible preferred shares which have a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11.00 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described under “Principal and Management Shareholders.”

Although the liquidation preference of the Series A preferred shares has priority over the liquidation preference of the Series B convertible preferred shares, Glade M. Knight can effectively eliminate that priority by influencing whether substantially all of our assets, stock or business is transferred or influencing whether our common shares are listed or quoted, resulting in the conversion of the Series B convertible preferred shares into Units. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of Units outstanding following the conversion, depending on the conversion ratio applicable to the Series B convertible preferred shares, in exchange for an aggregate payment of $48,000. See “Compensation—Series B Convertible Preferred Shares” and “Principal and Management Shareholders.”

A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost more in transaction fees than a liquidation.

A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost us more in fees and transaction costs than a liquidation. However, notwithstanding the higher fees and transaction costs, we expect to either engage in a merger or similar sale transaction at a suitable future time or as an alternative, list our Units on a securities exchange, but it is unlikely that we would merely liquidate.

Since a merger or similar sale transaction by us, or our listing of our Units on a securities exchange, would result in the Series B convertible preferred shares being converted into common shares (while a simple liquidation by us would not result in the conversion of the Series B convertible preferred shares into common shares, although it might result in the payment of a sales commission of 2% to Apple Suites Realty), Glade M. Knight, as holder of the Series B convertible preferred shares, could have an incentive to recommend to us to engage in a merger or similar sale transaction or cause the listing of our Units on a securities exchange. It is likely that a merger or similar sale transaction would require the affirmative vote of our shareholders, and if our Units were listed on a securities exchange, shareholders would be able to dispose of their Units, if they so desired, on the securities exchange. Notwithstanding the considerations discussed herein, however, we would expect to pursue whatever liquidation alternative is in the overall best interest of the shareholders. See “Conflicts of Interest.”

If we lose Glade M. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.

Our future success depends to a significant degree on the skills, experience and efforts of Glade M. Knight, our chairman and chief executive officer. We do not carry key-man life insurance on Mr. Knight or any other executive officer. The loss of the services of Mr. Knight or the inability to retain the talent required for our businesses would negatively impact our ability to acquire suitable properties and could cause our future operating results to suffer.

We are not diversified and are dependent on our investment in only a few industries.

Our current strategy is to acquire interests primarily in hotels and other income-producing real estate in metropolitan areas throughout the United States. As a result, we are subject to the risks inherent in investing in only a few industries. A downturn in the hotel industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. See “Investment Objectives and Policies.”

There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.

Our profitability could be affected if we do not sell more Units than we have sold as of the date of this prospectus. In the event we sell less than the maximum number of Units, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the Units sold will be reduced as a result of allocating our expenses among the smaller number of Units. We cannot say with certainty how many properties we would purchase if we do not sell more than the Units sold as of the date of this prospectus. Except by the amount of proceeds raised in this offering, we are not limited in the number or the size of any properties we may purchase. Neither are we limited in the percentage of the proceeds we may invest on any single property. See “Investment Objectives and Policies.”

Since this is a “best-efforts” offering of Units, there is neither any requirement, nor any assurance, that more than the current amount raised will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering of Units. This means that the managing dealer (David Lerner Associates) is not obligated to purchase any Units, but has only agreed to use its “best efforts” to sell Units to investors. There is no requirement that any additional Units be sold, and there is no assurance that any Units above the Units sold as of the date of this prospectus will be sold. Thus, based on the number of Units sold as of the date of this prospectus, aggregate gross proceeds from the offering made by this prospectus could be as low as $536 million. In such event, we estimate that less than $466 million would be available for investment in properties after the payment of offering and organizational fees and expenses and the establishment of a working capital reserve. This amount of net offering proceeds available for investment would limit flexibility in implementation of our business plans and result in less diversification in property ownership.

As a general matter, there can be no assurance that more Units will be sold than have already been sold. Accordingly, investors purchasing Units should not assume that the number of Units sold, or gross offering proceeds received, by us will be greater than the number of Units sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount. See “Plan of Distribution” and “Use of Proceeds.”

There may be delays in investment in real property, and this delay may decrease the return to shareholders.

We may experience delays in finding suitable properties to acquire. Pending investment of any of the proceeds of this offering in real estate, and to the extent any proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and most likely will be less than the return obtainable from real property or other investments. See “Plan of Distribution” and “Use of Proceeds.”

Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.

Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also prohibit us from allowing total borrowing to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. In addition, the bylaws provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. See “Investment Objectives and Policies—Borrowing Policies.”

Certain loans are and may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.

We have obtained loans that are secured by mortgages on our properties, and we may obtain additional loans evidenced by promissory notes secured by mortgages on our properties. As a general policy, we seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan. If a loan is secured by a mortgage on a single property, we could lose that property through foreclosure if we default on that loan. In addition, if we default under a loan, it is possible that we could become involved in litigation related to matters concerning the loan, and such litigation could result in significant costs to us which could affect distributions to shareholders or lower our working capital reserves or our overall value. See “Investment Objectives and Policies—Borrowing Policies.”

The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.

If we listed our Units on a national securities exchange, the Unit price might drop below our shareholder’s original investment. Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11.00 that occurred once the minimum offering was achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. In addition, while investors who purchased at a price of $10.50 per Unit paid less than investors who purchase at a price of $11.00 per Unit, they had to make an investment decision more quickly and had less information about us, our properties and our operations than if they purchased later. See “Plan of Distribution.”

We may be unable to make distributions to our shareholders.

If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. We are subject to all operating risks common to hotels. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. There can be no assurance that we will be able to make distributions at any particular time or rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future.

We might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us would differ from a distribution out of our cash generated from operations. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of Units are distributed, those proceeds would not then be available for other uses (such as property acquisitions or improvements). See “Distributions Policy.”

Our real estate investments are relatively illiquid and may adversely affect returns to our shareholders.

Real estate investments are, in general, relatively difficult to sell. This illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders. See “Business—Business Strategies.”

We may be subject to certain fixed costs that will not decrease if revenues decrease, and this may decrease distributions to shareholders.

The rents we receive and the occupancy levels at the properties we acquire may decline as a result of various adverse changes affecting the properties, or our tenants, including an economic recession or an increase in unemployment rates. If the rental revenue from the properties we acquire declines, we generally would expect to have less cash available to distribute to our shareholders. In addition, some of the major expenses we may incur, including expenses like mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline. If rent from the properties we acquire declines while costs remain the same, our income and funds available for distribution to our shareholders would decline.

We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.

Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. The board of directors could at any time amend or waive our current investment or financing policies, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholders’ approval that it is in the best interests of the shareholders to cease all investments in hotels, to make investments primarily in other types of assets or to dissolve the business. Further, our board may in its sole discretion determine the amount and nature of our aggregate debt. See “Investment Objectives and Policies—Changes in Objectives and Policies.”

Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.

The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, to persons from whom we purchase property, as part or all of the purchase price of the property, or to Apple Ten Advisors or Apple Suites Realty in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

We have adopted a stock incentive plan for the benefit of our directors. The effect of the exercise of those options could be to dilute the value of the shareholders’ investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors. See “Description of Capital Stock—Series B Convertible Preferred Shares” and “—Preferred Shares.”

You will be limited in your ability to sell your Units pursuant to the Unit redemption program.

Even though after you have held your Units for at least one year our Unit redemption program may provide you with the opportunity to redeem your Units (for a purchase price equal to: (1) for redemptions made during the first five (5) years from the date of your purchase of the Units to be redeemed, 92.5% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first five (5) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed.), you should be fully aware that our Unit redemption program will contain certain restrictions and limitations. Redemption of Units, when requested, will be made quarterly, and there are specific limits placed on the number of Units we may redeem at any specific time.

The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the Unit redemption program at any time. In making a decision to purchase Units, you should not assume that you will be able to sell any of your Units back to us pursuant to our Unit redemption program. In addition, if you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption. In the unlikely event that the Series B convertible preferred shares are converted and there is no related liquidity event with respect to the Units, the Unit redemption program could be reformulated or modified by the board of directors at that time. Any such reformation or modification by the board of directors may include a reduction in the redemption price. See “Description of Capital Stock—Unit Redemption Program.”

We may be required to indemnify Apple Ten Advisors against losses in various circumstances.

Under the terms of the Advisory Agreement, we have agreed to indemnify Apple Ten Advisors if:

•

our directors have determined in good faith that the course of conduct which caused the liability or loss was undertaken in good faith within what the advisor reasonably believed to be the scope of its employment or authority and for a purpose which it reasonably believed to be in our best interests;

•

our directors have determined in good faith that the liability or loss was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law on the part of the advisor; and

•	the indemnified amount is recoverable only out of our assets and not from the shareholders.

See “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement—Limits of Responsibility.”

Our rights and the rights of our shareholders to recover claims against our officers and directors are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Virginia law provides that a director has no liability in that capacity if he or she performs his or her duties in accordance with his or her good faith business judgment of the best interests of the corporation. In addition, subject to certain limitations set forth in our articles of incorporation or under Virginia law, our articles of incorporation provide that no director or officer will be liable to us or to our shareholders for monetary damages, and require us to indemnify and advance expenses to our present and former directors and officers, and permit us to indemnify and advance expenses to our employees and agents. However, our articles of incorporation provide that we may not indemnify a director for any loss or liability suffered by him or her or hold harmless such indemnitee for any loss or liability suffered by him or her unless: (1) the indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the loss or liability was not the result of (A) negligence or misconduct in the case of a director who is not an independent director, or (B) gross negligence or willful misconduct, in the case of an independent director, and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders. As a result, we and our shareholders may have more limited rights against our directors, officers, employees and agents than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents which would decrease the cash otherwise available for distribution to you. See “Summary of Organizational Documents—Responsibility of Board of Directors, Apple Ten Advisors, Officers and Employees.”

Virginia law and certain provisions under our articles of incorporation and bylaws may impede attempts to acquire control of us and may deter or prevent our shareholders’ ability to change our management.

Some provisions of our articles of incorporation and bylaws may have the effect of delaying, deferring or preventing a change in control. These provisions may make it more difficult for other persons, without the approval of our board, to make a tender offer or otherwise acquire substantial amounts of our shares or to launch other takeover attempts that a shareholder might consider to be in such shareholder’s best interest. These provisions include a prohibition on ownership, either directly or indirectly, of more than 9.8% of the outstanding Units by any shareholder, the ability of our board to issue a new class of preferred shares with voting or other rights senior to any existing class of stock, the ability of our board to increase the size of the board and install directors opposed to the takeover attempt, and procedural conditions and requirements that make it difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders. See “Summary of Organizational Documents—Anti-Takeover Provisions.”

Similarly, we are subject to certain provisions of the Virginia Stock Corporation Act which, in general, are designed to protect Virginia corporations from the adverse effects of hostile corporate takeovers. These provisions prevent an interested shareholder (i.e., a holder of more than 10% of any class of a corporation’s outstanding voting shares) from engaging in specified affiliated transactions with the corporation without the approval of at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, or dissolution proposed by the interested shareholder. The Virginia Stock Corporation Act also contains provisions regarding certain control share acquisitions, which are transactions causing the voting strength of shares of any person acquiring beneficial ownership of shares to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. These provisions of Virginia corporate law may delay, impede or prevent attempts to acquire control of us (including attempts to acquire control of us to change management personnel, policies or objectives) including attempts which are (or perceived to be) in the best interests of our shareholders. See ‘Summary of Organizational Documents—Virginia Antitakeover Statutes.”

Possible lack of diversification increases the risk of investment.

There is no limit on the number of properties in a particular area which we may acquire. The board reviews our properties and investments in terms of geographic diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, is limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return.

Although we subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

•

Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

•	Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

•	Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

See “Business—Environmental Matters.”

We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.

Our properties are required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected. See “Business—Americans With Disabilities Act.”

We may not have control over properties under construction.

We currently own properties that require renovation. Additionally, we may acquire sites under development, as well as sites which have existing properties, including properties which require renovation. Regarding such properties, we may be subject to certain risks in connection with a developer’s ability to control construction or renovation costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

We depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.

Our financial results depend in part on leasing space in the properties we own to tenants on economically favorable terms. In addition, because much of our income comes from rentals of real property, our income and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs. See “Business—Business Strategies.”

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flows.

Our real properties are subject to property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. As the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If property taxes increase, a reduction of our cash flows will occur.

We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability.

We may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity. In that event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present when a third-party is not involved, including the possibility that partners or co- venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also lead to impasses, for example, as to whether to sell a property, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our day-to-day business. Consequently, actions by or disputes with partners or co-venturers may subject properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers which may exceed our investment in a particular partnership or joint venture. See “Investment Objectives and Policies—Investments in Real Estate or Interests in Real Estate.”

We may not be able to use debt to meet our cash requirements.

Due to the current economic events in the United States, there has been a contraction in available credit in the marketplace. As a result, we may not be able to use debt to meet our cash requirements.

Technology is used in operations, and any material failure, inadequacy, interruption or security failure of that technology could harm the business.

We and our hotel managers and franchisors rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, personal identifying information, reservations, billing and operating data. Some of the information technology is purchased from vendors, on whom the systems depend. We and our hotel managers and franchisors rely on commercially available and internally developed systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential operator and other customer information, such as individually identifiable information, including information relating to financial accounts. Although we and our hotel managers and franchisors have taken steps necessary to protect the security of our information systems and the data maintained in those systems, it is possible that the safety and security measures taken will not be able to prevent the systems’ improper functioning or damage, or the improper access or disclosure of personally identifiable information such as in the event of cyber attacks. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. Any failure to maintain proper function, security and availability of information systems could interrupt operations, damage reputation, subject us to liability claims or regulatory penalties and could have a material adverse effect on our business, financial condition and results of operations.

Hotel Risk Factors

Our probable lack of diversification in property type increases the risk of investment.

One of our primary areas of investment is hotels. There is no limit on the number of properties of a particular hotel brand which we may acquire. As of March 31, 2012 all of our hotels are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. The board reviews our properties and investments in terms of geographic and hotel brand diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, is limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

Adverse trends in the hotel industry may impact our properties.

Our hotels are subject to all the risks and trends common to the hotel industry. Adverse trends in the hotel industry could adversely affect hotel occupancy and the rates that can be charged for hotel rooms. The success of our properties depends largely on the property operators’ ability to adapt to dominant trends in the hotel industry. These trends include greater competitive pressures, increased consolidation, a supply of hotel rooms that exceeds demand due to industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to our shareholders.

The impact of the current economic environment on the lodging industry may harm our future financial results and growth.

The United States continues to be in a post-recessionary low-growth environment which has experienced historically high levels of unemployment. Uncertainty over the depth and duration of this economic environment continues to have a negative impact on the lodging industry. There is some general consensus among economists that the economy in the United States emerged from a recessionary environment in 2009, but high unemployment levels and sluggish business and consumer travel trends were evident in both 2010 and 2011. Accordingly, our future financial results and growth could be harmed until a more expansive national economic environment is prevalent. A weaker than anticipated economic recovery, or a return to a recessionary national economic environment, could result in low or decreased levels of business and consumer travel, negatively impacting the lodging industry. Such an economic outcome could also negatively impact our future growth prospects and results of operations.

An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we own and acquire.

Due to an economic downturn or an increase in energy costs and other travel related expenses, the lodging industry could experience a significant decline in business due to a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, the hotels we own and acquire may experience declines in occupancy and average daily rates due to a decline in travel. Any kind of terrorist activity within the United States, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on any of our hotel operations. Any terrorist act directly against or affecting any of our properties would also negatively affect our operations. Our property insurance will typically cover losses for property damage to our properties if there are terrorist attacks against our properties. However, we will not be insured for losses arising from terrorist attacks against other properties or against modes of public transportation (such as airlines, trains or buses), even though such terrorist attacks may curtail travel generally and negatively affect our hotel operations.

Aggressive cost containment and a significant slowdown in the construction of new hotels could occur. In addition, continued U.S. military operations abroad or other significant military or possible terrorist activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of the assets we acquire. Any hotels we acquire and the business of the managers with which we contract, may be affected, including hotel occupancy and revenues and, as a result, the revenues for the hotels we acquire may be at reduced levels to the extent that rents and other revenues received by us are calculated as a percentage of hotel revenues. Additionally, if the managers with which we contract default in their obligations to us, our revenues and cash flows may decline or be at reduced levels for extended periods. Operating with reduced revenues would have a negative impact on our cash available for distributions to shareholders.

The hotel industry is seasonal.

The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to subsidiaries. Quarterly financial results may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may need to enter into short-term borrowing in certain periods in order to offset these fluctuations in revenues and to make distributions to our shareholders.

There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.

Apple Ten Hospitality Management, Inc., our wholly-owned taxable REIT subsidiary (or another subsidiary), operates all of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Ten Hospitality Management’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Ten Hospitality Management, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Ten Hospitality Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

We face competition in the hotel industry, which may limit our profitability and return to our shareholders.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We face competition from many sources. We face competition from other hotels both in the immediate vicinity and the geographic market where our hotels are located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We also face competition from nationally recognized hotel brands with which we are not associated.

We also face competition for investment opportunities. These competitors include other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We also face competition for investors from other real estate investment trusts and real estate entities.

See “Business—Business Strategies—Hotels.”

Additional Risk Factors

We have not currently identified any additional ventures, however, real estate we acquire may include but will not be limited to retail and office space.

The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

The types of risks to which we may be subject if we acquire other types of real estate include our ability to attract and maintain tenants which pay their rents when due, our ability to increase rents over time, competition from similar real estate owned by other persons (including an increase in supply from new construction of such real estate), changes in governmental regulations, including zoning laws, and potential liability under environmental or other laws or regulations. Any of these factors could decrease our cash generated from operations and our distributions to shareholders.

See “Business—Business Strategies—Other Real Estate.”

We are subject to a securities class action lawsuit and governmental regulatory oversight, which could have a material adverse effect on our financial condition, results of operations and cash flows.

As a result of regulatory inquiries or other regulatory actions, or as a result of being publicly held, we may become subject to lawsuits. We are currently subject to one securities class action lawsuit and other suits may be filed against us in the future. Due to the preliminary status of the lawsuit and uncertainties related to litigation, we are unable at this time to evaluate the likelihood of either a favorable or unfavorable outcome or to estimate the range of potential exposure. If the outcome is unfavorable, we may be required to pay damages and/or change our business practices, any of which could have a material adverse effect on our financial condition, results of operations and cash flows.

We have been and may continue to be subject to regulatory inquiries, which have resulted in and which could continue to result in costs and personnel time commitment to respond. We may also be subject to action by governing regulatory agencies, as a result of our activities, which could result in costs to respond and fines or changes in our business practices, any of which could have a material adverse effect on our financial condition, results of operations and cash flows.

For more information about our legal proceedings, please see the “Legal Proceedings and Related Matters” section below.

USE OF PROCEEDS

We have and intend to invest the net proceeds of this offering in equity ownership interests in hotels and other income-producing real estate in metropolitan areas throughout the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit or commercial paper. The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Ten Advisors or Apple Suites Realty to us immediately upon our demand.

At the inception of the Company, we obtained an unsecured line of credit in the amount of $400,000 to fund initial offering expenses. This line of credit was guaranteed by Glade M. Knight. Mr. Knight did not receive any compensation for providing this guarantee. The line of credit was repaid and extinguished upon closing on the minimum offering.

As indicated below, if the maximum offering is completed, 86.76% of the gross offering proceeds received would be available for investment in properties and 0.5% would be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses or the acquisition fees are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we do not receive additional proceeds, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 182,251,082 Units. The following table reflects the intended application of the proceeds from the sale of the Units.

	Maximum Offering
	Gross Amount	% of Proceeds
Gross Proceeds(1)(8)	$2,000,000,000	100.00%
Less Offering Expenses(2)	10,000,000	0.50%
Selling Commissions(3)	150,000,000	7.50%
Marketing Expense Allowance(3)	50,000,000	2.50%
Net Proceeds after Offering Costs	1,790,000,000	89.50%
Less Acquisition Fees(4)	34,800,000	1.74%
Less Acquisition Expenses(5)	10,000,000	0.50%
Proceeds Available for Investment and Working Capital	1,745,200,000	87.26%
Less Working Capital Reserve(6)	10,000,000	0.50%
Net Amount Available for Investment in Properties(7)	1,735,200,000	86.76%

(1)	The Units are being offered on a “best-efforts” basis.

(2)

These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, such as filing and registration fees, legal, accounting and financial printing fees. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase. However, the longer our offering continues, the more likely it is that we will incur increased printing, legal and accounting costs. This is because the longer the offering continues, the more prospectus supplements and post-effective amendments to our registration statement will have to be prepared by us. There will be an additional incremental printing, legal and accounting cost each time we prepare and (as applicable) file a prospectus supplement or post-effective amendment to our registration statement.

(3)	Payable to David Lerner Associates, an unaffiliated third-party.

(4)

These amounts include our estimate of real estate commissions payable to Apple Suites Realty in an amount equal to 2% of the gross purchase price of each property acquired. These amounts assume that we acquire our properties without debt. These amounts would be higher if we acquire properties with debt. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $69.6 million.

(5)

These amounts include our estimate of acquisition expenses such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses incurred on our behalf in connection with property acquisitions.

(6)

Until used for operating expenses, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.

(7)	We expect the investment properties to be hotels and other income-producing real estate located in metropolitan areas throughout the United States.

(8)	We may use proceeds of the offering to fund distributions to our shareholders. There is no limit on the amount of proceeds that may be used for such purposes.

COMPENSATION

The tables below describes all the compensation, fees, reimbursement and other benefits which we pay to, or which may be realized by, Apple Ten Advisors, Apple Suites Realty and Mr. Glade M. Knight. Currently, Mr. Knight is the sole shareholder of Apple Ten Advisors and Apple Suites Realty. As sole shareholder of Apple Ten Advisors and Apple Suites Realty, Mr. Knight will receive income from Apple Ten Advisors and Apple Suites Realty.

We also show compensation payable to David Lerner Associates, Inc. David Lerner Associates is not related to, nor an affiliate of, either Apple Ten Advisors or Apple Suites Realty.

Each member of the senior management team and certain staff members provide certain services to us (as well as to other companies organized by Glade M. Knight). For administrative convenience, these persons are all employed by Apple Fund Management, which is a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. From the reimbursement compensation received by Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement, Apple Ten Advisors and Apple Suites Realty reimburse Apple Fund Management for a portion of the compensation paid to its senior managers and staff, based on the amount of time they devote to activities required by Apple Ten Advisors and Apple Suites Realty. Alternatively, Apple Ten Advisors and Apple Suites Realty may direct that reimbursement amounts otherwise payable to them shall instead be paid directly by us to Apple REIT Six, the parent of Apple Fund Management.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Offering Phase
David Lerner Associates	Selling Commissions.	7.5% of the purchase price of the Units. If the maximum offering of $2 billion is sold, the selling commissions would be $150,000,000.
	Marketing Expense Allowance	2.5% of the purchase price of the Units. If the maximum offering of $2 billion is sold, the marketing expense allowance would be $50,000,000.
Acquisition Phase
Apple Suites Realty	Commission for acquiring our properties and real estate acquisition expenses

2% of the gross purchase price of the properties purchased by us—estimated to be $34.8 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $69.6 million. In addition, real estate acquisition expenses have been estimated to be $10,000,000 if the maximum offering is sold.

Operational Phase
Apple Ten Advisors	Asset management fee for managing our day-to-day operations

Annual fee payable quarterly based upon a ratio of our funds from operations to the amount raised in this offering ranging from 0.1% to 0.25% of the amount raised in this offering—a maximum of $5,000,000 per year if the maximum offering is sold.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Apple Ten Advisors and Apple Suites Realty	Reimbursement for compensation and overhead costs of Apple Fund Management

Reimbursement is estimated to be $2,000,000 (per year) if the maximum offering is sold. See below under “Reimbursement Compensation under the Advisory Agreement and the Property/Acquisition Disposition Agreement.”

Apple Ten Advisors and Apple Suites Realty	Reimbursement for certain deposits and costs incurred on our behalf	Future reimbursements are not estimable, but are subject to the limits described below under “Reimbursements to Apple Ten Advisors and Apple Suites Realty.”
David Lerner Associates	Fee for Account Maintenance Services to Shareholders	Future fees for account maintenance are not estimable, but are based on the number of shareholder accounts, as described below under “Account Maintenance Services to Shareholders”
Disposition Phase
Apple Suites Realty	Commission for selling our properties	Up to 2% of the gross sales prices of the properties sold by us.
Glade M. Knight	Series B convertible preferred shares (or common shares, if Series B is converted)

If we sell our assets in liquidation, each Series A preferred share receives a liquidation preference of $11.00. Amounts in excess of this are paid as described below under “Series B Convertible Preferred Shares.” If the Series B convertible preferred shares are converted into common shares, their value is estimated to be up to $127 million (if maximum offering is sold) (these estimates assume a common share is worth $11.00).

As described above, and as shown on the table below, we pay certain fees and expenses as they are incurred, while others accrue and will be paid in future periods, subject in some cases to the achievement of performance criteria. We did not incur any amounts in connection with our disposition phase through December 31, 2011.

Cumulative through December 31, 2011

	Incurred	Paid	Accrued
Offering Phase
Selling commissions paid to David Lerner Associates, Inc. in connection with the offering	$35,532,000	$35,532,000	$—
Marketing expense allowance paid to David Lerner Associates, Inc. in connection with the offering	11,844,000	11,844,000	—

	47,376,000	47,376,000	—

Acquisition Phase
Acquisition commission paid to Apple Suites Realty Group, Inc.	9,165,000	9,165,000	—
Reimbursement of costs paid to Apple Suites Realty Group, Inc.	700,000	700,000	—
Reimbursement of certain deposits to Apple Suites Realty Group, Inc.	102,500	102,500	—
Operations Phase
Asset management fee paid to Apple Ten Advisors, Inc.	318,000	318,000	—
Reimbursement of costs paid to Apple Ten Advisors, Inc.	725,000	725,000	—
Fees for Account Maintenance Services to Shareholders paid to David Lerner Associates, Inc.	171,000	131,000	40,000

Conflicts of Interest as a Result of Fees

Apple Ten Advisors and Apple Suites Realty receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under “Conflicts of Interest,” the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our Company and these other entities.

Specific Amounts of Compensation Payable to Apple Ten Advisors and Apple Suites Realty

Except as otherwise indicated in the table, the specific future amounts of compensation or reimbursement payable to Apple Ten Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

Property Acquisition/Disposition Agreement

Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased (including any debt assumed or incurred in connection with the purchase of the property) by us not including amounts budgeted for repairs and improvements. Under our bylaws, the maximum leverage initially permitted is equal to half of the purchase price of all properties bought by us. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Real estate acquisition expenses, such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses have totaled approximately $2.1 million as of December 31, 2011. If the maximum offering is sold, we estimate these typical real estate expenses will total approximately $10,000,000.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty also is entitled to a fee from us in connection with the disposition of some or all of our properties equal to 2% of the gross sales price whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, if and only if, the sales price exceeds the sum of our cost basis in the property consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property plus 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale. Direct costs are costs incurred to third parties by Apple Suites Realty on our behalf, not including any “mark-up” of such costs. No company owned by Mr. Knight is entitled to a commission on any sale of a property by us to any other program organized by Mr. Knight.

Advisory Agreement

Under the Advisory Agreement with Apple Ten Advisors we are obligated to pay an asset management fee which is a percentage of the cumulative gross offering proceeds which have been received from time to time from the sale of the Units. The percentage used to calculate the asset management fee is based on the return ratio, calculated on a per annum basis, for the calendar year. The return ratio for a calendar year is the ratio of our funds from operations for that year to the cumulative amount raised through all of our offerings through and including the year in question. Funds from operations is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. The calculation will be based on the NAREIT definition of funds from operations. Funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay distributions. In the future, the Securities and Exchange Commission or NAREIT may decide to modify the definition of funds from operations and we would have to adjust the calculation and characterization of this non-GAAP measure for purposes of calculating the asset management fee. The per annum asset management fee is equal to the following with respect to each calendar year: 0.1% of the amount raised in this offering if the return ratio for the calendar year or pro rata for a partial year is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the calendar year or pro rata for a partial year is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the calendar year or pro rata for a partial year is above 8%. Assuming the maximum offering of $2,000,000,000 is sold, the annual asset management fee would be between $2,000,000 and $5,000,000.

Reimbursement Compensation under the Advisory Agreement and Property Acquisition/Disposition Agreement

Under the Advisory Agreement, we pay Apple Ten Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Ten Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Ten Advisors and Apple Suites Realty use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and are required to reimburse Apple Fund Management for such expense. They use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. Alternatively, we may elect that reimbursement amounts otherwise payable to Apple Ten Advisors and Apple Suites Realty shall instead be paid directly by us to Apple REIT Six, the parent of Apple Fund Management.

Certain Other Reimbursements to Apple Ten Advisors and Apple Suites Realty

Apple Ten Advisors and Apple Suites Realty are reimbursed for certain direct costs incurred on our behalf for acquiring and operating our properties and for goods and materials used for or by us and obtained from entities that are not affiliated with Apple Ten Advisors or Apple Suites Realty, although whenever possible we and Apple Ten Advisors and Apple Suites Realty attempt to have costs incurred on our behalf to be charged to us, rather than charged to Apple Ten Advisors or Apple Suites Realty and thereafter reimbursed by us. Possible reimbursable costs and expenses include, but are not limited to, interest and other costs for money borrowed on our behalf, taxes on our property or business, fees for legal counsel and independent auditors engaged for us, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance. These expenses also include ongoing accounting, reporting and filing obligations of ours that are provided to us by Apple Ten Advisors or Apple Suites Realty and payments made to third-parties that are made by Apple Ten Advisors or Apple Suites Realty on our behalf. These expenses do not include any amounts for overhead of Apple Ten Advisors or Apple Suites Realty. In addition, there is no “mark-up” of these expenses by either of these entities. Operating expenses reimbursable to Apple Ten Advisors are subject to the overall limitation on operating expenses discussed under “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement,” but the amount of reimbursement is not otherwise limited.

Apple Ten Advisors and Apple Suites Realty may provide other services to us and be entitled under certain conditions to compensation or payment for those services. Those conditions, which are summarized under “Conflicts of Interest—Transactions with Affiliates and Related Parties,” include the requirement that each transaction be approved by the affirmative vote of a majority of the directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including Units.

Account Maintenance Services to Shareholders

We pay David Lerner Associates $5.00 per new customer account and $10.00 per year for each active customer account which holds our Units, as a fee for David Lerner Associates maintaining information about the account and its owner(s).

Allocation of Reimbursements between Operating Expenses and Acquisition Expenses

The reimbursement amounts paid by us are allocated by us between Operating Expenses and Acquisition Expenses (as each of those terms is defined in our bylaws). Such allocation is used to determine whether either of the limitations described below under “Limitation on Operating Expenses” or “Limitation on Acquisition Fees and Acquisition Expenses” has been exceeded. On our financial statements, we allocate reimbursement amounts between those associated with operations and those associated with acquisitions only if such amounts are material, or if so required by GAAP, or applicable law.

Limitation on Operating Expenses

Our total operating expenses, including fees paid to Apple Ten Advisors, may not exceed in any year the greater of 2% of our “Average Invested Assets” or 25% of our “Company Net Income” for such year. Pursuant to our bylaws and our Advisory Agreement, the Advisor is required to reimburse us at least annually for the amount by which our operating expenses exceed these limitations. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items. The limitations on our operating expenses are further discussed under “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement.” The amount of compensation and reimbursement is not otherwise limited.

Limitation on Acquisition Fees and Acquisition Expenses

Our total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property may not exceed 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any acquisition fees and acquisition expenses incurred by us in excess of the permitted limits are payable by Apple Ten Advisors to us immediately upon our demand. The limitations on our acquisition fees and acquisition expenses are further discussed under “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement.”

Limitation on Organizational and Offering Expenses

Our total organizational and offering expenses paid in connection with our formation or this offering of our Units may not exceed an amount equal to 15% of the gross proceeds raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. Any organizational and offering expenses incurred by us in excess of the permitted limits are payable by Apple Ten Advisors or Apple Suites Realty to us immediately upon our demand. The limitations on our organizational and offering expenses are further discussed under “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement.”

Series B Convertible Preferred Shares

Glade M. Knight receives no compensation directly from us, except that as described in various places throughout this prospectus (including, without limitation, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Series B Convertible Preferred Shares”), the issuance to Mr. Knight of his Series B convertible preferred shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Series B convertible preferred shares will constitute an economic benefit to Mr. Knight measured by the difference between the purchase price for the Series B convertible preferred shares and the value of common shares into which they are converted. The conversion rate of the Series B convertible preferred shares varies from .92 to 24.17 depending upon the number of Units sold in this offering, and Mr. Knight’s ownership position as a result of the conversion of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding common shares at any given time. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight’s holdings at $11.00 per common share would exceed $127 million upon conversion.

The holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

•

substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the Advisory Agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11.00 per number of common shares into which the Series B convertible preferred shares would be convertible, before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

The Series B convertible preferred shares were issued to Glade M. Knight upon our formation, at a time when we had no material assets. Accordingly, the Series B shares are in the nature of “founder’s shares” with no substantial value as of the date of issuance. For financial reporting, tax and other purposes, the issuance of the Series B shares has not and will not prior to conversion be treated as compensation to Mr. Knight. Rather, expense related to issuance of the Series B shares to Mr. Knight will be recognized only at such time as the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering conversion of the Series B shares to common shares occurs. The expense at that time will be measured as the difference between the fair value of the common shares for which the Series B shares can be converted and the amount paid for the Series B shares.

Cost-Sharing Arrangements and Reimbursements to Apple Fund Management

We have entered into contracts with Apple Ten Advisors and Apple Suites Realty to provide us with advisory services and also to provide for the day to day operational and managerial functions of our Company. The strategic planning, general industry expertise and advisory services are primarily provided to us by Glade M. Knight through Apple Ten Advisors and Apple Suites Realty in exchange for the advisory fees and commissions we pay to both of these companies. However, since neither of these companies has any employees of its own, Apple Ten Advisors and Apple Suites Realty have made arrangements with Apple Fund Management to provide the employees necessary to perform operational and managerial services they are required to provide to us. Many of the senior employees of Apple Fund Management have been providing similar services for various REIT companies organized by Glade M. Knight for over 10 years. We reimburse Apple Ten Advisors and Apple Suites Realty for their costs incurred in using employees of Apple Fund Management. We pay such reimbursement amounts directly to Apple Fund Management, or its parent company, Apple REIT Six, in the interest of efficiency. There is no additional “mark-up” of such costs by Apple Ten Advisors, Apple Suites Realty or Apple Management Fund. We have contracted with Apple Ten Advisors and Apple Suites Realty and they are contractually obligated to fulfill their responsibilities. We do not have a direct contractual relationship with Apple Fund Management.

Neither Apple Ten Advisors nor Apple Suites Realty is required to maintain any minimum assets or minimum net worth. Thus, our ability to recover money damages from either of them in the event of their breach of their agreements with us may be limited. The Advisory Agreement between us and Apple Ten Advisors is terminable by us on 60 days’ notice. Thus, our most effective remedy in the event of a breach by Apple Ten Advisors of the Advisory Agreement between us and Apple Ten Advisors could be to terminate the Advisory Agreement.

Each member of the senior management team performs similar advisory, operational and managerial functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Suites Realty Group (ASRG), Apple Six Realty Group (A6RG), Apple Six Advisors, Inc. (A6A), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc (A8A), Apple Nine

Advisors (A9A) and Apple Ten Advisors (A10A). Each senior manager is employed by, and each senior manager’s compensation is paid by, Apple Fund Management, which is a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. The compensation paid by Apple Fund Management is allocated among the various companies organized by Mr. Knight in a manner that is proportionate to the estimated amount of time devoted to the activities associated with each such individual company. In the initial stages of an entity the allocation is lower than once the company is more established. The allocation is made by the management of the several REITs and is reviewed by the Compensation Committees of the several REITs. There is a potential conflict of interests among the companies using the employees of Apple Fund Management in making the cost allocation. However, historically with the other Apple REIT programs, this conflict has not presented a material issue. Although there is a potential conflict on time allocation of employees due to the fact that a senior manager, officer or staff member provides services to more than one company, we believe that our executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. The cost sharing structure also allows each entity to maintain a much more cost effective structure than having separate staffing arrangements. Amounts reimbursed to Apple Fund Management include both compensation for personnel and “overhead” (office rent, utilities, employee benefits, office supplies, etc.) utilized by the companies.

Apple Ten Advisors and Apple Suites Realty are obligated to perform certain services for us. There is a written Advisory Agreement between us and Apple Ten Advisors and a written Property Acquisition/Disposition Agreement between us and Apple Suites Realty. However, Apple Ten Advisors and Apple Suites Realty have no employees, and instead use the services of another entity to fulfill their obligations to us. Apple Ten Advisors and Apple Suites Realty use (and will likely continue to use for the life of the program) the services of the employees of Apple Fund Management There is no written contract between either Apple Ten Advisors and Apple Suites Realty, on the one hand, and us, on the other hand that documents this arrangement. However, we believe that this “cost-sharing” and “employee sharing” arrangement results in significant efficiencies and cost savings for us, since Apple Ten Advisors and Apple Suites Realty are not required to maintain and pay a fixed set of personnel employed by them.

Our officers are also the officers of Apple Fund Management. Other than Glade M. Knight, the officers of Apple Fund Management, and of us, will not be compensated by us, except through compensation payable by us to Apple Ten Advisors and Apple Suites Realty.

Pursuant to our Advisory Agreement with Apple Ten Advisors and under the Property Acquisition/Disposition Agreement with Apple Suites Realty, we reimburse the costs of the employees of Apple Fund Management and other overhead costs (office rent, utilities, employee benefits, office supplies, etc.) used by Apple Ten Advisors and Apple Suites Realty, based on the amount of time such employees spend performing services for Apple Ten Advisors and Apple Suites Realty on our behalf. Thus, as indicated below, Apple Ten Advisors and Apple Suites Realty receive both “fee compensation” and “reimbursement compensation” from us. These companies use the “reimbursement compensation” paid by us to reimburse Apple Fund Management. As noted, Apple Fund Management employs our management team (under a “common paymaster” arrangement), but we bear the expenses (through such reimbursement arrangement) of the portion of each employee’s compensation, based on the amount of time devoted to Apple Ten Advisors and Apple Suites Realty on our behalf. As indicated, the “cost-sharing” and “employee sharing” arrangement results, we believe, in both substantial operational efficiency and cost savings to us.

The Advisory Agreement and the Property Acquisition/ Disposition Agreement enumerate the costs that are reimbursable by us to Apple Ten Advisors and Apple Suites Realty. Employees of Apple Fund Management do not maintain hourly time sheets to record the exact time spent on the affairs of each company. The “reimbursement compensation” payable by us to such entities equals each employee’s total compensation from Apple Fund Management times a percentage that reflects the percentage of estimated time expended by that employee to Apple Ten Advisors and Apple Suites Realty, on our behalf. The estimated time expended by an employee on our behalf to Apple Ten Advisors or Apple Suites Realty is determined in good faith by the employee and/or his or her supervisor. The reimbursement compensation also includes our allocable share of office “overhead”

expenses attributable to services rendered to us. The percentage used in determining the portion so allocated is approved by our Compensation Committee annually. In making such an evaluation, the Compensation Committee, with the assistance of our officers, considers all relevant facts related to our level of business activity and the extent to which we require the services of particular employees of Apple Fund Management. Additionally, each of the Apple Company’s compensation committees review annually the salaries of Apple Fund Management included in the allocation of employee costs.

The total amount paid to Apple Ten Advisors and Apple Suite Realty is in essence a cost plus a fee arrangement where we pay all direct costs of the services plus a fee for the services. The result of our payments to Apple Ten Advisors and Apple Suites Realty is income before their expenses not directly related to our Company. However, to the extent (based on time allocation of employees) that Apple Ten Advisors or Apple Suites Realty performs services for persons other than us, such as for Glade M. Knight individually, that person (such as Glade M. Knight individually or companies owned by him) is also required to reimburse Apple Fund Management and we do not bear any of those costs. Also, Apple Ten Advisors and Apple Suites Realty themselves bear (and we do not pay) a portion of the office “overhead” expenses, properly allocable to them or to Glade M. Knight, and these companies also incur direct costs for the operation of their business such as legal, accounting and travel costs, and which are not associated with their services on our behalf.

Thus, in summary, under the Advisory Agreement, we pay Apple Ten Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Ten Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Ten Advisors and Apple Suites Realty use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and are required to reimburse Apple Fund Management for such expense. They use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. Alternatively, we may elect that reimbursement amounts otherwise payable to Apple Ten Advisors and Apple Suites Realty shall instead be paid directly by us to Apple REIT Six, the parent of Apple Fund Management.

Glade M. Knight is chairman of the board of directors, chief executive officer and owner of ASRG, A6RG, A6A, A7A, A8A, A9A and A10A each of which have various agreements with us and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine. During 2006, ASRG, A6RG, A6A and A7A received fee compensation of approximately $10.7 million from Apple REIT Six and Apple REIT Seven, and Apple REIT Six and Apple REIT Seven also paid approximately $2.3 million in reimbursement compensation on behalf of the previously mentioned companies. During 2007, ASRG, A6RG, A6A, A7A and A8A received fee compensation of approximately $14.2 million from Apple REIT Six, Apple REIT Seven and Apple REIT Eight, and Apple REIT Six, Apple REIT Seven and Apple REIT Eight also paid approximately $3.1 million in reimbursement compensation on behalf of the previously mentioned companies. During 2008, ASRG, A6RG, A6A, A7A, A8A and A9A received fee compensation of $32.2 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine also paid approximately $6.0 million in reimbursement compensation on behalf of the previously mentioned companies. During 2009, ASRG, A6RG, A6A, A7A, A8A and A9A received fee compensation of $11.0 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine also paid approximately $7.6 million in reimbursement compensation on behalf of the previously mentioned companies. During 2010, ASRG, A6RG, A6A, A7A, A8A, A9A and A10A received fee compensation of $20.6 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and the Company also paid approximately $7.4 million in reimbursement compensation on behalf of the previously mentioned companies. During 2011, ASRG, A6RG, A6A, A7A, A8A, A9A and A10A received fee compensation of approximately $20.0 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and the Company and Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and the Company also paid approximately $8.4 million in reimbursement compensation on behalf of the previously mentioned companies.

The Compensation Committee of the board of directors will consider these agreements when developing the CEO’s compensation. As a result, our CEO may not be otherwise materially compensated by us through reimbursements to Apple Fund Management.

Property Management

Each of our properties is managed by a third-party manager or operator, who is paid a management fee. These property-level management fees to third-party managers or operators are in addition to the fee compensation and reimbursement compensation payable to Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement.

Share Incentive Awards

Our directors have received grants of options under the Director’s Plan. See “Compensation Discussions and Analysis—Stock Option Grants” for more information regarding these grants.

CONFLICTS OF INTEREST

General

We may be subject to various conflicts of interest arising from our relationship with Apple Ten Advisors, Apple Suites Realty and Glade M. Knight, our chairman and chief executive officer. Mr. Knight is currently the sole shareholder of Apple Ten Advisors and Apple Suites Realty. In addition, Mr. Knight, and our other executive officers, may have conflicts of interest in allocating time and attention among us, other programs previously organized by Mr. Knight (including Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), and other programs which may be organized by Mr. Knight in the future. These prior programs have, and other ongoing programs organized by Mr. Knight in the future may have, investment objectives, policies and management and personnel needs similar or identical to ours.

Apple Ten Advisors and Apple Suites Realty and Glade M. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Ten Advisors, Apple Suites Realty, or other programs organized by Mr. Knight. Subject to certain limitations in our articles of organization and the Advisory Agreement, Apple Ten Advisors, Apple Suites Realty, Mr. Knight, and our other officers are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

Apple Ten Advisors and Apple Suites Realty assist us in acquisition, organization, servicing, management and disposition of investments.

Although we do not currently anticipate entering into joint ventures with other entities, including Apple Ten Advisors or Apple Suites Realty, we may do so in order to obtain an interest in properties. These joint ventures may have divergent interests or goals which may be inconsistent with our goals. In addition, we are represented by the same legal counsel that represents Glade M. Knight, Apple Ten Advisors and Apple Suites Realty. To the extent a conflict arises regarding legal representation, Mr. Knight, Apple Ten Advisors and Apple Suites Realty will obtain separate independent counsel.

Conflicts Related to Fees, Compensation and Economic Benefits Paid or Incurred by us to Apple Ten Advisors, Apple Suites Realty and Glade M. Knight

The receipt of various fees and other economic benefits from us by Apple Ten Advisors, Apple Suites Realty or Glade M. Knight may result in potential conflicts of interest for persons, particularly Mr. Knight, who participate in decision making on behalf of both us and these other entities (or, in the case of Mr. Knight, on behalf of himself individually).

Conflicts With Respect To Commissions. For example, Apple Suites Realty receives a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ gross purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it has an incentive to encourage us to purchase highly- leveraged properties in order to maximize commissions.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to a real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty may, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Conflicts With Respect To Asset Management Fees. Apple Ten Advisors’ asset management fee is a percentage of total proceeds received from time to time by us from the sales of our Units. Accordingly, it has an incentive to see that sales of Units are closed as quickly as possible by us.

Conflicts With Respect To Series B Convertible Preferred Shares. As discussed in the following subsection of this section and elsewhere in this prospectus, we have issued to Glade M. Knight all of the 480,000 outstanding Series B convertible preferred shares. Under certain circumstances, these Series B convertible preferred shares are convertible into common shares, and the Series A preferred shares terminate on conversion of the Series B convertible preferred shares (even if the value of any consideration received in the transaction resulting in conversion is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares). Events permitting conversion of the Series B convertible preferred shares include our sale or transfer of substantially all of our assets, stock or business, including a transfer through merger or similar business combination, and this includes a merger or similar business combination with another program organized (either previously or in the future) by Mr. Knight (although no such transaction is now contemplated), subject to required shareholder approval of the transaction. Thus, a merger or other business combination with another program organized by Mr. Knight could permit him to convert his Series B convertible preferred shares into common shares and cause the termination of the Series A preferred shares (and termination of the priority distribution in liquidation associated with the Series A preferred shares), subject to required shareholder approval of the transaction.

Series B Convertible Preferred Shares

We issued to Glade M. Knight all of the 480,000 outstanding Series B convertible preferred shares. Each Series B convertible preferred share was issued in exchange for $0.10 per share. There are no dividends payable on the Series B convertible preferred shares. Under limited circumstances these shares may be converted into common shares thereby resulting in dilution of the shareholders’ interest in us. If the Series B convertible preferred shares were converted into common shares, Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment of $48,000. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. Glade M. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. In these roles Mr. Knight can influence both the timing and conversion of the Series B convertible preferred shares and the resulting dilution of our other shareholders; however any of these actions would require board approval.

As sole owner of Apple Ten Advisors, Glade M. Knight could terminate our Advisory Agreement at any time and without cause upon 60 days’ prior written notice. If the Advisory Agreement were terminated, no additional asset management fees would be payable by us to Apple Ten Advisors which, as noted, is wholly-owned by Glade M. Knight. In the unlikely event Mr. Knight were to terminate the agreement as the owner of Apple Ten Advisors, it would trigger the conversion of the Series B convertible preferred shares pursuant to our articles of incorporation. For a description of the Series B convertible shares see “Principal and Management Shareholders” and “Description of Capital Stock.”

Policies to Address Conflicts

The board of directors, our officers, Apple Ten Advisors and Apple Suites Realty are subject to the various conflicts of interest described below. Our board of directors does not have a conflicts committee. However, policies and procedures have been implemented to try to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Ten Advisors or Apple Suites Realty designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. Although some potential conflicts of interest are not easily susceptible to resolution, we expect conflicts of interest to be resolved through our bylaws and, if necessary, the consent of a majority of the independent directors.

Subject to certain limitations in our articles of incorporation and the Advisory Agreement, prospective shareholders are entitled to rely on the general fiduciary duties of the directors, our officers, Apple Ten Advisors and Apple Suites Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Glade M. Knight, Apple Ten Advisors and Apple Suites Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Ten Advisors and Apple Suites Realty, on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described in this prospectus have a material adverse effect upon our ability to realize our investment objectives.

Transactions with Affiliates and Related Parties

Under the bylaws, transactions between us and Apple Ten Advisors or Apple Suites Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arms-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty, but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Apple Ten Advisors and Apple Suites Realty receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors has oversight responsibility with respect to our relationships with Apple Ten Advisors and Apple Suites Realty and attempts to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies. Otherwise, there are no limitations on the reimbursements we may make to Apple Ten Advisors or Apple Suites Realty for expenses they incur on our behalf.

Our board of directors has adopted a policy that requires a majority of the disinterested directors serving on our board of directors to review and approve in advance certain related party transactions. All of our executive officers, directors and employees are required to report to the board of directors any related party transaction prior to its implementation where the amount involved exceeds $120,000.

In addition, our board of directors has adopted a policy that requires any material agreement or arrangement between, or transaction that involves, our company, on the one hand, and our affiliates, on the other hand, be approved by a majority of the disinterested directors serving on our board of directors.

Any arrangement or agreement between us and any related parties described in this prospectus, including but not limited to the Advisory Agreement, Property Acquisition/Disposition Agreement and the issuance and conversion of the Series B convertible preferred shares, is not subject to approval by the independent directors of the Company. See “Compensation” for a discussion of the foregoing matters.

Interlocking Boards of Directors

Glade M. Knight and Kent W. Colton serve as directors on our board and concurrently serve as directors for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and/or Apple REIT Six. In 2011, the aggregate director fees paid (including value of stock options issued in the respective company) to interlocking directors were (i) $— by Apple REIT Six; (ii) $65,372 by Apple REIT Seven; (iii) $63,674 by Apple REIT Eight; (iv) $— by Apple REIT Nine and $48,408 by the Company. Mr. Knight is chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. There may be instances where our properties are in the same markets as properties owned by Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six. However, because the hotels are managed by third-party management companies and none of our directors plays a direct role in the management of the hotels for any of the companies, we do not believe that any director’s service as a director in these companies or these companies being in the same markets will present a material conflict of interest. The board endeavors to act in the best interests of each company.

Competition Between Us and Glade M. Knight and Other Companies Organized by Mr. Knight

Glade M. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. We have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to us or specifies a minimum standard of time and attention that he is required to devote to us.

The competing activities of Apple Ten Advisors and Apple Suites Realty and Glade M. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has existing fiduciary responsibilities to investors in those ongoing ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures are Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. All of these entities have similar investment objectives as we do and, in addition, may compete against us for properties.

Glade M. Knight, our chairman and chief executive officer, may from time to time become aware of properties of different types available for sale that could be purchased by us, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six. Mr. Knight would expect to recommend the possible acquisition of a particular property that might be available for purchase to one company or another company based upon their respective business plans, the markets in which the companies already own properties, the type of property involved and other relevant considerations, but there can be no assurance that these types of considerations will eliminate any potential conflict of interest presented by this situation.

We, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six and other companies that may in the future be formed by Glade M. Knight, may in certain circumstances compete with one another in seeking to dispose of properties. This could occur when a potential purchaser of properties has an interest in properties or types of properties owned by more than one of these companies. Mr. Knight believes that the magnitude of this potential risk will be lessened by certain factors, including that the companies will differ in certain aspects in the types and locations of the assets they hold and will often, at any given time, be in different stages of their business or development plans. However, there is no assurance that a prospective purchaser would not make an attractive offer to more than one of these companies. The boards of directors of the companies to whom such a potential offer might be made would have to carefully evaluate all terms of the offer in light of the particular company’s overall business plan, including possible future alternative disposition or liquidation options.

While Mr. Knight does not expect that our offering of Units and our property acquisition phase will coincide with the offerings of interests in or the property acquisition activities of any other similar company organized by him, it is not possible to provide the same protection against potential conflicts of interest with respect to the sale or other disposition of properties by us and other companies organized by Mr. Knight.

As noted above, notwithstanding Glade M. Knight’s proposal that our offering of Units and our property acquisition phase will not coincide with the offering of interests in or the property acquisition activities of any other similar company organized by him, it is not possible to provide the same protection against potential conflicts of interest with respect to the sale or other disposition of properties by us and other companies organized by Mr. Knight. Mr. Knight believes that our ultimate property portfolio will be distinguishable to a degree from the property portfolios of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and other companies that may in the future be organized by Mr. Knight. In addition to the differences in the actual assets these various companies own, they may own different mixes of types of assets (for example, the distribution of assets within the categories of hotels, office buildings, and other broad property types) or may differ as to the mix of properties within subcategories of particular property types (such as extended-stay hotels as compared with full-service hotels) and/or the identity of the business franchise involved, and there may be differences in the mix of locations of the assets of the various companies. In addition, since we and each of the other companies will be, or were, organized at a different time, we and the other companies will, at any point, be in different stages of our business and development plans. Mr. Knight believes that, as a general rule, companies organized earlier will tend to seek to dispose of their properties earlier than companies organized later. However, there can be no assurance that this principle would always apply, and there can be no assurance that a potential purchaser of properties might not express an interest in properties owned by more than one of the companies organized by Mr. Knight. As noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the companies’ overall business and development plans, but potential conflicts with respect to the possible disposition of properties by us and other companies that may be organized by Mr. Knight may not be subject to complete elimination.

Although our operational phase will overlap with the operational phases of other programs organized by Glade M. Knight (including, in particular, Apple REIT Nine), and it is possible that our disposition and liquidation phase could coincide or partially overlap with the disposition and liquidation phase of Apple REIT Nine or other programs organized by Mr. Knight, certain factors will tend to ameliorate the effect of the resulting potential conflicts of interest associated with these factors. First, both we and the advisor will endeavor to make certain that we and the advisor have sufficient personnel to devote time and attention to our needs, apart from the needs of any other related programs. Second, we expect that a large proportion (and perhaps most, or substantially all) of our properties will be managed by third-party management companies which are unaffiliated with Mr. Knight or the advisor. To the extent we engage third-party management companies, these companies will provide their own personnel who do not have the potential conflicts of interest in operational matters that may be experienced by Mr. Knight and our other executive officers. It is impossible to predict when other programs organized by Mr. Knight may seek to engage in a merger or similar sale transaction, or alternatively list their Units on a securities exchange. Apple Ten Advisors and our management and board of directors (as well as the advisory companies and management and boards for the other programs) continually assess the feasibility and desirability of a merger or similar sale transaction, listing, or other action. However, many conditions and factors, including general economic conditions and the state of the economic sector(s) in which we and other such companies are engaged, make it impossible to estimate any specific time frames for any such action. Thus, as disclosed under “Prior REITs,” both Apple Hospitality Two and Apple Hospitality Five engaged in merger transactions in the same year (2007), which likely would not have been predicted in advance. Apple REIT Six reached its initial closing on April 29, 2004. Apple REIT Seven reached its initial closing on March 16, 2006. Apple REIT Eight reached its initial closing on July 27, 2007. Apple REIT Nine reached its initial closing on May 14, 2008. In each prospectus, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine stated that within approximately seven years from the initial closing it may: (i) cause its common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System; (ii) dispose of all of its properties in a manner which will permit distributions to it shareholders of cash; or (iii) merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle. As stated in the prospectuses of Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, there is no assurance that any of such events will occur with the stated time period.

With respect to our disposition and liquidation phase, and the disposition and liquidation phases of other related programs, insofar as such matters are within our control, we would expect to take steps and implement procedures to minimize potential conflicts between us and other programs. Thus, for example, we would expect to engage third-party investment advisors to recommend when and how we or another program should seek to dispose of its properties or engage in some other liquidation or “exit” strategy. We would endeavor to avoid having a situation where we and another program are simultaneously engaged in an attempted disposition or liquidation strategy at the same time if this would present a potential conflict of interest. This might mean, for example, that we would defer disposition of our properties or other “exit” strategy until after another previously-organized program had implemented its disposition or exit strategy. However, depending upon the facts, the amelioration of potential conflicts of interest could take other forms. For example, if our board and management deemed it advisable, it is possible that we and another program could simultaneously be offered for sale in a proposed single transaction. This could occur, for example, if our ultimate size is relatively small and simultaneous sale of the company and another program to a single purchaser could maximize benefits to the shareholders of both programs.

If we undertake a stock exchange listing of the Units or a disposition of our properties, or a merger or similar business combination involving us, or a similar transaction, we would report on and explain the transaction to the extent required by applicable securities laws and regulations. However, we are under no legal obligation to undertake any transaction of the type described at any particular time. Thus, we would not expect to disclose in a formal way our not taking an action of the type described, unless required at that time by law. As a practical matter, however, we communicate with our shareholders through quarterly and annual reports to shareholders and we would expect to keep our shareholders informed of our decisions and reasons with respect to not taking an action of the type described if that course of action is deemed by us to be appropriate to us and the shareholders.

Our board and management are sensitive to the various potential conflicts of interest associated with the simultaneous operation of multiple programs with similar investment objectives, policies and strategies. In analyzing potential conflict of interests, our board and management considers factors of the type discussed in this section of the prospectus, their legal obligations to our shareholders, and the advice of independent experts, including investment advisors and legal counsel. However, shareholders must assume that not every potential conflict of interest can be eliminated. For example, we do not necessarily control our disposition or “exit” phase. A third-party purchaser could make unsolicited offers for us and another program at the same time. In such event, as noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the respective companies’ overall business and development plans, including the stage of development of the company, its current plans for ongoing continued operations, the likelihood of alternative exit strategies in the future, the advice of third-party advisors and other factors. Management believes that the policies and procedures described in this section to ameliorate potential conflicts of interest are sufficient to adequately safeguard the interests of our shareholders, but our shareholders must be aware that there exist these other programs, and there may be organized in the future additional programs, that are substantially similar to us and that are under related management.

In connection with evaluating potential conflicts of interest involving us and our officers and directors, prospective investors should also note that use of the same management personnel for us and other programs may result in certain cost-efficiencies and advantages in management experience and expertise that might not be present if we and each other program organized or owned by Glade M. Knight had its own distinct set of officers and other management personnel. This is because our officers and management personnel have experience working for several different companies involved in similar businesses, and the cost of employing these persons is spread among multiple companies.

Glade M. Knight, and companies owned by him, are entitled to certain fees and other economic benefits in connection with the ultimate sale or other disposition of properties. Mr. Knight may be entitled to fees and benefits from future companies that he may organize when those future companies dispose of their properties. The fee and benefit structure offered by our Company to Mr. Knight is the same in format to the fee and benefit structure in place with respect to Mr. Knight (and companies owned by him) from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine.

Although our fee structure is the same as the fee structure with respect to Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, it is possible that based upon our ultimate size relative to these other companies or the perceived profitability upon the sale of our properties as compared with the sale of the properties of the other companies, Glade M. Knight could have a personal interest in seeking to dispose of the properties of another company organized by him in preference to the disposition of our properties. It is also possible that Mr. Knight may organize other companies in the future and that he may have a personal interest in having one of those companies dispose of its properties in preference to our disposition of our properties either based on the same sort of consideration, or because the fee structure with respect to a company formed after us is more favorable to Mr. Knight than the fee structure afforded to him and companies owned by him by our Company. We have no agreement with Mr. Knight limiting his ability to form other companies in the future that may be similar to ours or that limit the type and amount of compensation payable to him (or companies owned by him) by any future companies that he may organize.

Competition for Management Services

Glade M. Knight is, and in the future will be, an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. These entities include Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and those entities. None of the organizational documents for us, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, or Apple REIT Six specify a minimum standard of time and attention that Mr. Knight is required to provide to each of those entities.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Glade M. Knight (including Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. None of these persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Glade M. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to other companies Mr. Knight has organized, or may in the future organize. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

INVESTMENT OBJECTIVES AND POLICIES

The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We are pursuing this objective by acquiring hotels and other income-producing real estate in metropolitan areas throughout the United States for long-term ownership. We generally intend to acquire fee ownership of our properties. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns. We expect to pursue our objectives primarily through the direct ownership of hotels and other income-producing real estate assets in metropolitan areas throughout the United States.

Although we are not currently doing so, we also may participate with other entities in property ownership, through joint ventures or other types of common ownership. We will only enter into joint ventures to the extent that such ventures are consistent with our goal of acquiring hotels and other income-producing real estate, which we believe will provide acceptable investment returns. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests. We do not anticipate investing in the securities of other issuers for the purpose of exercising control. It is our policy that we will not offer securities in exchange for property.

It is possible that we may purchase properties from affiliates. We have no limitation on the portion of our portfolio that may be purchased from our affiliates. However, we have no present plan or intention to purchase properties from any affiliates.

It is our policy that we will not sell, transfer or lend any assets or property to any of our affiliates, including without limitation Apple Ten Advisors, Apple Suites Realty, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and Glade Knight, or purchase, borrow or otherwise acquire any assets or property from any of our affiliates, including Apple Ten Advisors, Apple Suites Realty, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and Glade Knight, directly or indirectly, unless the transaction comes within one of the following exceptions:

•	the transaction consists of the acquisition of property or assets at our formation or shortly thereafter, and is fully disclosed in this prospectus; or

•	the transaction is a borrowing or lending of money by us on terms not less favorable than those then prevailing for comparable arms-length borrowings; or

•

the transaction consists of the acquisition by us of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; or

•

the transaction consists of the acquisition of other mortgages if an appraisal is obtained concerning the underlying property and on terms not less favorable to us than similar transactions involving unaffiliated parties; or

•	the transaction consists of the acquisition by us of other property at prices not exceeding the fair value thereof as determined by an independent appraisal.

All of the above transactions and all other transactions (other than the entering into, and the initial term under, the Advisory Agreement and the property acquisition/disposition agreement, each of which agreement is specifically disclosed in this prospectus), whether the transaction involves the transfer of property, the lending of money or the rendition of any services, in which any persons have any direct or indirect interest will be permitted only if:

•	the transaction has been approved by the affirmative vote of the majority of the independent directors; and

•

if the transaction involves the purchase or acquisition of property, the purchase or acquisition from any person is on terms not less favorable to us than those then prevailing for arms-length transactions concerning comparable property (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•

each transaction is in all respects on the terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and, in the case of a purchase or acquisition of property, at a price to us no greater than the cost of the asset to other persons (based upon a determination of a majority of the directors, including a majority of the independent directors) or, if the price to us is in excess of such cost, then substantial justification for such excess must exist and such excess is not unreasonable (based upon a determination of a majority of the directors, including a majority of the independent directors).

However, notwithstanding any of the preceding conditions (which are set forth in our bylaws), we may both make and accept assignments of purchase agreements or other contracts to or from any of our affiliates, without the need to comply with any of the provisions set forth above, so long as there is no consideration for the assignment other than the reimbursement to the assigning party of the assigning party’s direct costs related to the agreement or contract. The intention of this provision is to allow us to either make or accept the assignments of contracts where we or an affiliate of ours initially enters into such contract and it is later determined that the contract should be assigned to (or by) us without any payment of compensation or profit for the assignment, other than reimbursement of actual direct costs.

We will not invest in joint ventures with either Apple Ten Advisors or any affiliate of Apple Ten Advisors, unless:

•	the transaction has been approved by the affirmative vote of a majority of the independent directors;

•

the transaction is on terms not less favorable to us than those then prevailing for comparable arms-length transactions (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•

each such transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and on substantially the same terms and conditions as those received by other joint venturers (based upon a determination of a majority of the directors, including a majority of the independent directors).

We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

Borrowing Policies

We intend to purchase our properties using cash from the proceeds of this offering. In certain circumstances, we may purchase properties using interim borrowings, to be repaid from the proceeds of this offering, if we believe that such action is in the best interest of us and our shareholders. However, at this time, we have no specific plans to use interim borrowings to purchase properties. Prospective investors should assume that the rate at which proceeds from this offering are raised will generally correspond to the rate at which we will acquire properties.

However, we are not required by our articles of incorporation or bylaws to hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. One purpose of borrowing could be to permit our acquisition of additional properties through the “leveraging” of shareholders’ equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders’ after-tax cash return on invested capital.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan. As of March 31, 2012, six of our properties have mortgages that pre-dated our purchase, are secured by the hotels, and were assumed by our purchasing subsidiary.

Subject to the approval of the board of directors, we may borrow from Apple Ten Advisors or Apple Suites Realty. Those entities are under no obligation to make any loans, however. Any loans made by Apple Ten Advisors or Apple Suites Realty must be approved by a majority of the directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

Our bylaws prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of “Net Assets,” defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the directors and disclosed to the shareholders as required by the bylaws. The bylaws also prohibit us from allowing aggregate borrowings to exceed 50% of our “Adjusted Net Asset Value,” defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws provide that the aggregate borrowings must be reasonable in relation to our Net Assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire other properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset. We have no current plan or intention to make loans to other persons or entities.

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate not less than 0.5% of the proceeds of the offering to our working capital reserve. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

Sale Policies

We are under no obligation to sell our properties, and we currently anticipate that we will hold our properties for a minimum of seven years. However, a sale of one or more properties may occur at any time if Apple Ten Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Ten Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

Currently, we expect that within approximately seven years from the initial closing, which occurred January 27, 2011, we will:

•	cause the common shares to be listed on a national securities exchange;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

The taking of any of these actions would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the seven-year period mentioned above.

If we undertake a transaction of the type described above, we would report on and explain the transaction to the extent required by applicable securities laws and regulations. However, since we are under no legal obligation to undertake any such transaction, we would not expect to disclose in a formal way our not taking any action of the type described above, unless required at that time by law. As a practical matter, however, we communicate with our shareholders through quarterly and annual reports to shareholders and we would expect to keep our shareholders informed of our decisions and reasons with respect to not taking an action of the type described above if that course of action is deemed by us to not be appropriate to us and the shareholders.

Underwriting Policy

We do not intend to underwrite securities of other issuers, including securities of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, or any of our affiliates.

Our bylaws place certain restrictions on the type of activities we conduct. Specifically, our bylaws state that we will not:

•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

•	invest in commodities or commodity future contracts or effect short sales of commodities or securities, except when done solely for hedging purposes;

•	invest in or make mortgage loans on property unless we obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title;

•	invest in contracts for the sale of real estate unless they are recordable in the chain of title;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property (at the time we make or invest in our mortgage loan), including our loans, would exceed 85% of the appraised value of the property;

•	make or invest in junior mortgage loans, provided that this and the preceding limitation will not apply to us taking back secured debt in connection with the sale of any property;

•

issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service the higher level of debt or unless our cash flow (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding;

•	invest more than 20% of our total assets in the equity securities of any non-governmental issuer, including other REITs or limited partnerships for a period in excess of 18 months;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

incur any indebtedness, secured or unsecured, which would result in an aggregate amount of indebtedness in excess of 100% of Net Assets (before subtracting any liabilities), unless any excess borrowing over such 100% level shall be approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for such excess;

•

allow our aggregate borrowings to exceed 50% of our adjusted Net Asset Value (before subtracting any liabilities), unless any excess borrowing over the 50% level is approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for the excess;

•	invest in single-family residential homes, secondary homes, nursing homes, gaming facilities or mobile home parks;

•	engage in any short sale, underwrite or distribute, as an agent, securities issued by others, or engage in trading, as compared with investment activities; and

•	acquire securities in any company holding investments or engaging in activities prohibited by the Internal Revenue Code of 1986, as amended, or Virginia law.

Changes in Objectives and Policies

Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our Company will be exercised by or under the authority of, and the business and affairs of our Company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our Company.

In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

•	correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles;

•	make changes that are not materially adverse to the rights of shareholders; or

•	allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us make our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire primarily commercial properties such as parking garages instead of hotels.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of us and our shareholders.

If the board of directors were to modify our investment strategies or objectives as described above, we would report on and explain any changes or modifications to the extent required by applicable securities laws and regulations. However, since we are under no legal obligation to notify shareholders of any changes to our investment objectives and policies, we would not expect to disclose in a formal way actions taken by our board of directors for modifications of the type described above, unless required at that time by law. As a practical matter, however, we communicate with our shareholders through quarterly and annual reports to shareholders and we would expect to keep our shareholders informed of significant decisions or actions taken by the board of directors.

DISTRIBUTIONS POLICY

Distributions are at the discretion of our board of directors and depend upon factors including:

•	the gross revenues we receive from our properties;

•	our operating expenses;

•	our interest expenses incurred in borrowing;

•	capital expenditures; and

•	our need for cash reserves.

To elect and maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

While we intend to continue making monthly distributions, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all.

In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

We anticipate distributions will exceed net income determined in accordance with U.S. GAAP due to non-cash expenses, primarily depreciation and amortization. While we will seek generally to make distributions from our cash generated from operations, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds (proceeds from debt we incur) or proceeds from our offering of Units. There is no limit on the amount of distributions that may be funded with offering proceeds or proceeds from debt, as opposed to cash generated from operations.

DESCRIPTION OF REAL ESTATE AND OPERATING DATA

The map below shows the states in which our hotels are located, and the following charts summarize our room and franchise information.

States in which Our Hotels are Located

Number of Guest Rooms by State:

Type and Number of Hotel Franchises:

Potential Acquisitions

Purchase Contracts

We have entered into, or caused one of our indirect wholly-owned subsidiaries to enter into, purchase contracts for six other hotels. These contracts are for direct hotel purchases or, in certain cases, a purchase of the entity that currently owns the property. The following table summarizes hotel and contract information:

	Hotel Location	Franchise	Date of Purchase Contract	Number of Rooms	Gross Purchase Price
1.	Jacksonville, North Carolina(a)	Home2 Suites	February 4, 2011	105	$12,000,000
2.	Dallas, Texas(a)	Hilton Garden Inn	November 1, 2011	165	27,300,000
3.	Grapevine, Texas(a)	Courtyard	November 1, 2011	180	(b	)
4.	Grapevine, Texas(a)	TownePlace Suites	November 1, 2011	120	(b	)
5.	Huntsville, Alabama(a)/(d)	Home2 Suites	November 1, 2011	77	(c	)
6.	Huntsville, Alabama(a)/(d)	Hampton Inn & Suites	November 1, 2011	98	(c	)

			Total	745	$101,587,000

Notes for Table:

(a)	The indicated hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise.

(b)

The Courtyard and TownePlace Suites hotels in Grapevine, TX are part of an adjoining two-hotel complex that will be located on the same site. The two hotels are covered by the same purchase contract with a total gross purchase price of $41,700,000. The amount is reflected in the total gross purchase price as indicated above.

(c)

The Home2 Suites and Hampton Inn & Suites hotels in Huntsville, AL are part of an adjoining two-hotel complex that will be located on the same site. The two hotels are covered by the same purchase contract with a total gross purchase price of $20,587,000. The amount is reflected in the total gross purchase price indicated above.

(d)

If the seller meets all of the conditions to closing, the Company is obligated to specifically perform under the contract. As the properties are under construction, at this time, the seller has not met all of the conditions to closing.

We have no material relationship or affiliation with the prospective sellers of the hotels described above, except through the pending purchase contracts and any related documents.

In general, each purchase contract listed above required a deposit upon (or shortly after) execution. An additional deposit is typically due upon the expiration of the contract review period. If a closing occurs under a purchase contract, the initial and additional deposits are credited toward the purchase price. If a closing does not occur because the seller fails to satisfy a condition to closing or breaches the purchase contract, the applicable deposits would be refunded to us. The total of both the initial and additional deposits for the purchase contracts listed above is approximately $0.4 million.

For each purchase contract listed above, there are material conditions to closing that presently remain unsatisfied. Accordingly, there can be no assurance at this time that a closing will occur under any of these purchase contracts.

Summary of Contracts for our Properties

Ownership, Leasing and Management Summary

Each of our hotels has been leased to one of our indirect wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the “lessee.”

Each hotel is managed under a separate management agreement between the applicable lessee and the manager. For simplicity, the applicable manager will be referred to below as the “manager.”

We have no material relationship or affiliation with the sellers or managers, except for the relationship resulting from our purchases, our management agreements for the hotels we own, and any related documents.

The hotel lease agreements and the management agreements are among the contracts described in another section below. The table below specifies the franchise, hotel owner, lessee and manager for our hotels:

	Hotel Location	Franchise(a)	Hotel Owner/Lessor	Lessee	Manager
1.	Denver, Colorado	Hilton Garden Inn	Apple Ten Hospitality Ownership, Inc	Apple Ten Hospitality Management, Inc.	Stonebridge Realty Advisors, Inc.(b)
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	Apple Ten North Carolina, L.P.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC
3.	Matthews, North Carolina	Fairfield Inn & Suites	Apple Ten North Carolina, L.P.	Apple Ten Hospitality Management, Inc.	Newport Charlotte Management, LLC
4.	Columbia, South Carolina	TownePlace Suites	Apple Ten Business Trust	Apple Ten Hospitality Management, Inc.	Newport Columbia Management, LLC
5.	Knoxville, Tennessee	SpringHill Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
6.	Gainesville, Florida	Hilton Garden Inn	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
7.	Richmond, Virginia	SpringHill Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
8.	Pensacola, Florida	TownePlace Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
9.	Mobile, Alabama	Hampton Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
10.	Cedar Rapids, Iowa	Homewood Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
12.	Hoffman Estates, Illinois	Hilton Garden Inn	Apple Ten Illinois, LLC	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
13.	Davenport, Iowa	Hampton Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
14.	Knoxville, Tennessee	Homewood Suites	Apple Ten SPE Knoxville II, Inc.	Apple Ten Services Knoxville II, Inc.	MHH Management, LLC(b)
15.	Knoxville, Tennessee	TownePlace Suites	Apple Ten SPE Knoxville I, Inc.	Apple Ten Services Knoxville I, Inc.	MHH Management, LLC(b)

	Hotel Location	Franchise(a)	Hotel Owner/Lessor	Lessee	Manager
16.	Mason, Ohio	Hilton Garden Inn	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
17.	Omaha, Nebraska	Hilton Garden Inn	Apple Ten Nebraska, LLC	Apple Ten Hospitality Management, Inc.	White Lodging Services Corporation
18.	Des Plaines, Illinois	Hilton Garden Inn	Apple Ten OHare, LLC	Apple Ten Services OHare, Inc.	Raymond Management Company, Inc.(b)
19.	Merrillville, Indiana	Hilton Garden Inn	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
20.	Austin/Round Rock, Texas	Homewood Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Texas Services, Inc.	Vista Host, Inc.(b)
21.	Scottsdale, Arizona	Hilton Garden Inn	Apple Ten SPE Scottsdale, Inc.	Apple Ten Services Scottsdale, Inc.	White Lodging Services Corporation
22.	South Bend, Indiana	Fairfield Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	White Lodging Services Corporation(b)
23.	Charleston, South Carolina	Home2 Suites	Apple Ten Business Trust	Apple Ten Hospitality Management, Inc.	LBAM Investor Group, L.L.C.
24.	Oceanside, California	Courtyard	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Courtyard Management Corporation
25.	Skokie, Illinois	Hampton Inn & Suites	Apple Ten Skokie, LLC	Apple Ten Services Skokie, Inc.	Raymond Management Company, Inc.(b)
26.	Tallahassee, Florida	Fairfield Inn & Suites	Sunbelt-FTH, L.L.C.	Apple Ten Hospitality Management, Inc.	LBAM Investor Group, L.L.C.(b)
27.	Gainesville, Florida	Homewood Suites	Apple Ten SPE Gainesville, Inc.	Apple Ten Services Gainesville, Inc.	MHH Management, LLC(b)
28.	Nashville, Tennessee	TownePlace Suites	Sunbelt-TNT, L.L.C.	Apple Ten Hospitality Management, Inc.	LBAM Investor Group, L.L.C.(b)

Notes for Table:

(a)

All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.

(b)	The hotel specified was purchased from an affiliate of the indicated manager.

Hotel Lease Agreements

Each of our hotels is covered by a separate hotel lease agreement between the owner (one of our indirect wholly-owned subsidiaries) and the applicable lessee (another one of our indirect wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. The applicable lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Shown below are the annual base rent and the lease commencement date for our hotels:

	Hotel Location	Franchise	Annual Base Rent	Date of Lease Commencement
1.	Denver, Colorado	Hilton Garden Inn	$3,995,126	March 4, 2011
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	665,842	March 15, 2011
3.	Matthews, North Carolina	Fairfield Inn & Suites	730,225	March 25, 2011
4.	Columbia, South Carolina	TownePlace Suites	842,281	March 25, 2011
5.	Knoxville, Tennessee	SpringHill Suites	1,350,663	June 2, 2011
6.	Gainesville, Florida	Hilton Garden Inn	804,112	June 2, 2011
7.	Richmond, Virginia	SpringHill Suites	588,699	June 2, 2011
8.	Pensacola, Florida	TownePlace Suites	941,816	June 2, 2011
9.	Mobile, Alabama	Hampton Inn & Suites	1,051,765	June 2, 2011
10.	Cedar Rapids, Iowa	Homewood Suites	896,982	June 8, 2011
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	1,147,639	June 8, 2011
12.	Hoffman Estates, Illinois	Hilton Garden Inn	1,224,306	June 10, 2011
13.	Davenport, Iowa	Hampton Inn & Suites	1,369,947	July 19, 2011
14.	Knoxville, Tennessee	Homewood Suites	1,411,312	July 19, 2011
15.	Knoxville, Tennessee	TownePlace Suites	705,106	August 9, 2011
16.	Mason, Ohio	Hilton Garden Inn	1,246,352	September 1, 2011
17.	Omaha, Nebraska	Hilton Garden Inn	2,345,223	September 1, 2011
18.	Des Plaines, Illinois	Hilton Garden Inn	2,727,920	September 20, 2011
19.	Merrillville, Indiana	Hilton Garden Inn	1,208,494	September 30, 2011
20.	Austin/Round Rock, Texas	Homewood Suites	1,047,594	October 3, 2011
21.	Scottsdale, Arizona	Hilton Garden Inn	1,038,068	October 3, 2011
22.	South Bend, Indiana	Fairfield Inn & Suites	1,380,036	November 1, 2011
23.	Charleston, South Carolina	Home2 Suites	1,320,395	November 10, 2011
24.	Oceanside, California	Courtyard	1,909,287	November 28, 2011
25.	Skokie, Illinois	Hampton Inn & Suites	2,385,702	December 19, 2011
26.	Tallahassee, Florida	Fairfield Inn & Suites	703,822	December 30, 2011
27.	Gainesville, Florida	Homewood Suites	939,223	January 27, 2012
28.	Nashville, Tennessee	TownePlace Suites	856,183	January 31, 2012

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

Each of our hotels is being managed by the manager under a separate management agreement between the manager and the applicable lessee (which is one of our indirect wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotel and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties. We believe that such fees and terms are appropriate for the hotels and the markets in which they operate. Our leasing subsidiary may terminate the management agreements if the managers fail to achieve certain performance levels.

With respect to the Oceanside, CA Courtyard management agreement, we have caused the owner, Apple Ten Hospitality Ownership, Inc., to guarantee the responsibilities of the lessee.

Franchise Agreements

In general, for our hotels franchised by Hilton Worldwide or one of its affiliates, there is a franchise license agreement between the applicable lessee (as specified in the previous section) and Hilton Worldwide or an affiliate. Each franchise license agreement provides for the payment of royalty fees and program fees to the franchisor. A percentage of gross room revenues is used to determine these payments. Apple Ten Hospitality, Inc. or another one of our subsidiaries has guaranteed the payment and performance of the lessee under the applicable franchise license agreement.

For the hotels franchised by Marriott International, Inc. or one of its affiliates, there is a relicensing franchise agreement between the applicable lessee and Marriott International, Inc. or an affiliate. The relicensing franchise agreements provide for the payment of royalty fees and marketing contributions to the franchisor. A percentage of gross room revenues is used to determine these payments. Apple Ten Hospitality, Inc. or another one of our subsidiaries has guaranteed the payment and performance of the lessee under the applicable relicensing franchise agreement.

The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Financial and Operating Information for our Properties

Our hotels offer guest rooms and suites, together with related amenities, that are consistent with their operations. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, each hotel is adequately covered by insurance. The following tables present further information about our hotels:

Table 1. General Information

	Hotel Location	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite(a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel(b)	Purchase Date
1.	Denver, Colorado	Hilton Garden Inn	221	$58,500,000	$159-179	$53,251,891	March 4, 2011
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	94	11,000,000	99-149	9,560,000	March 15, 2011
3.	Matthews, North Carolina	Fairfield Inn & Suites	94	10,000,000	109-119	8,623,000	March 25, 2011
4.	Columbia, South Carolina	TownePlace Suites	91	10,500,000	119	9,887,100	March 25, 2011
5.	Knoxville, Tennessee	SpringHill Suites	103	14,500,000	139-169	13,616,000	June 2, 2011
6.	Gainesville, Florida	Hilton Garden Inn	104	12,500,000	129-139	11,640,500	June 2, 2011
7.	Richmond, Virginia	SpringHill Suites	103	11,000,000	89-129	9,912,500	June 2, 2011
8.	Pensacola, Florida	TownePlace Suites	98	11,500,000	119-164	10,631,500	June 2, 2011
9.	Mobile, Alabama	Hampton Inn & Suites	101	13,000,000	129-139	13,000,000	June 2, 2011
10.	Cedar Rapids, Iowa	Homewood Suites	95	13,000,000	129	12,132,000	June 8, 2011
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	103	13,000,000	119-139	12,216,000	June 8, 2011
12.	Hoffman Estates, Illinois	Hilton Garden Inn	184	10,000,000	119-149	8,503,880	June 10, 2011
13.	Davenport, Iowa	Hampton Inn & Suites	103	13,000,000	134-154	11,892,740	July 19, 2011
14.	Knoxville, Tennessee	Homewood Suites	103	15,000,000	169-179	13,988,500	July 19, 2011
15.	Knoxville, Tennessee	TownePlace Suites	98	9,000,000	119-139	8,275,800	August 9, 2011
16.	Mason, Ohio	Hilton Garden Inn	110	14,825,000	130-160	13,642,000	September 1, 2011
17.	Omaha, Nebraska(c)	Hilton Garden Inn	178	30,018,279	149-169	28,618,279	September 1, 2011
18.	Des Plaines, Illinois	Hilton Garden Inn	251	38,000,000	159-279	35,072,300	September 20, 2011
19.	Merrillville, Indiana	Hilton Garden Inn	124	14,825,000	124-129	13,405,500	September 30, 2011
20.	Austin/Round Rock, Texas	Homewood Suites	115	15,500,000	149-159	12,682,500	October 3, 2011
21.	Scottsdale, Arizona	Hilton Garden Inn	122	16,300,000	169-189	14,211,443	October 3, 2011
22.	South Bend, Indiana	Fairfield Inn & Suites	119	17,500,000	134-170	17,500,000	November 1, 2011
23.	Charleston, South Carolina	Home2 Suites	122	13,908,000	134-139	12,994,455	November 10, 2011
24.	Oceanside, California	Courtyard	142	30,500,000	125-159	27,296,000	November 28, 2011
25.	Skokie, Illinois	Hampton Inn & Suites	225	32,000,000	139-169	29,824,160	December 19, 2011
26.	Tallahassee, Florida	Fairfield Inn & Suites	97	9,354,916	99-149	8,256,916	December 30, 2011
27.	Gainesville, Florida	Homewood Suites	103	14,550,000	149-169	13,398,000	January 27, 2012
28.	Nashville, Tennessee	TownePlace Suites	101	9,848,413	109-124	9,143,413	January 31, 2012

		Total	3,504	$482,629,608

Notes for Table 1:

(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers. Rates reflected were in effect at acquisition.

(b)

The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the hotel’s personal property component.

(c)	For this hotel, the original purchase price was adjusted by $818,279 for the cost associated with the prepayment by the seller of the existing loan secured by this hotel.

Table 2. Loan Information(a)

	Hotel	Franchise	Assumed Principal Balance of Loan	Annual Interest Rate	Maturity Date
1.	Knoxville, Tennessee	Homewood Suites	$11,500,000	6.30%	October 2016
2.	Knoxville, Tennessee	TownePlace Suites	7,392,000	5.45%	December 2015
3.	Des Plaines, Illinois	Hilton Garden Inn	20,838,000	5.99%	August 2016
4.	Scottsdale, Arizona	Hilton Garden Inn	10,585,000	6.07%	February 2017
5.	Skokie, Illinois	Hampton Inn & Suites	19,092,000	6.15%	July 2016
6.	Gainesville, Florida	Homewood Suites	13,067,000	5.89%	May 2017

			$82,474,000

Note for Table 2:

(a)

This table summarizes loans that (i) pre-dated our purchase, (ii) are secured by our hotels, as indicated and (iii) were assumed by our purchasing subsidiary. Each loan provides for monthly payments of principal and interest on an amortized basis.

Table 3. Operating Information(a)

PART A

	Hotel Location	Franchise	Avg. Daily Occupancy Rates (%)
			2007	2008	2009	2010	2011
1.	Denver, Colorado	Hilton Garden Inn	47%	66%	65%	75%	76%
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	n/a	n/a	n/a	55%	69%
3.	Matthews, North Carolina	Fairfield Inn & Suites	n/a	n/a	n/a	30%	48%
4.	Columbia, South Carolina	TownePlace Suites	n/a	n/a	65%	72%	70%
5.	Knoxville, Tennessee	SpringHill Suites	77%	75%	77%	77%	77%
6.	Gainesville, Florida	Hilton Garden Inn	48%	66%	62%	60%	70%
7.	Richmond, Virginia	SpringHill Suites	n/a	70%	58%	62%	64%
8.	Pensacola, Florida	TownePlace Suites	n/a	60%	70%	82%	77%
9.	Mobile, Alabama	Hampton Inn & Suites	82%	80%	67%	82%	68%
10.	Cedar Rapids, Iowa	Homewood Suites	n/a	n/a	n/a	55%	69%
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	n/a	n/a	58%	65%	66%
12.	Hoffman Estates, Illinois	Hilton Garden Inn	64%	63%	57%	66%	66%
13	Davenport, Iowa	Hampton Inn & Suites	34%	64%	69%	76%	79%
14.	Knoxville, Tennessee	Homewood Suites	78%	79%	80%	81%	82%
15.	Knoxville, Tennessee	TownePlace Suites	67%	72%	69%	67%	73%
16.	Mason, Ohio	Hilton Garden Inn	n/a	n/a	n/a	57%	70%
17.	Omaha, Nebraska	Hilton Garden Inn	80%	71%	72%	74%	70%
18.	Des Plaines, Illinois	Hilton Garden Inn	76%	72%	61%	72%	78%
19.	Merrillville, Indiana	Hilton Garden Inn	n/a	44%	54%	69%	71%
20.	Austin/Round Rock, Texas	Homewood Suites	n/a	n/a	n/a	41%	74%
21.	Scottsdale, Arizona	Hilton Garden Inn	66%	63%	55%	60%	65%
22.	South Bend, Indiana	Fairfield Inn & Suites	n/a	n/a	n/a	46%	61%
23.	Charleston, South Carolina	Home2 Suites	n/a	n/a	n/a	n/a	12%
24.	Oceanside, California	Courtyard	n/a	n/a	n/a	n/a	32%
25.	Skokie, Illinois	Hampton Inn & Suites	77%	74%	74%	75%	73%
26.	Tallahassee, Florida	Fairfield Inn & Suites	n/a	n/a	n/a	n/a	16%
27.	Gainesville, Florida	Homewood Suites	76%	72%	66%	66%	68%
28.	Nashville, Tennessee	TownePlace Suites	n/a	n/a	n/a	n/a	n/a

PART B

	Hotel Location	Franchise	Revenue per Available Room/Suite ($)
			2007	2008	2009	2010	2011
1.	Denver, Colorado	Hilton Garden Inn	$75	$106	$90	$110	$113
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	n/a	n/a	n/a	$50	$66
3.	Matthews, North Carolina	Fairfield Inn & Suites	n/a	n/a	n/a	$22	$38
4.	Columbia, South Carolina	TownePlace Suites	n/a	n/a	$56	$62	$61
5.	Knoxville, Tennessee	SpringHill Suites	$87	$88	$85	$89	$94
6.	Gainesville, Florida	Hilton Garden Inn	$58	$77	$69	$64	$72
7.	Richmond, Virginia	SpringHill Suites	n/a	$70	$54	$55	$57
8.	Pensacola, Florida	TownePlace Suites	n/a	$49	$53	$63	$66
9.	Mobile, Alabama	Hampton Inn & Suites	$99	$100	$75	$97	$75
10.	Cedar Rapids, Iowa	Homewood Suites	n/a	n/a	n/a	$63	$74
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	n/a	n/a	$63	$72	$71
12.	Hoffman Estates, Illinois	Hilton Garden Inn	$67	$64	$49	$52	$56
13	Davenport, Iowa	Hampton Inn & Suites	$36	$71	$74	$82	$87
14.	Knoxville, Tennessee	Homewood Suites	$97	$99	$99	$100	$106
15.	Knoxville, Tennessee	TownePlace Suites	$53	$55	$50	$51	$62
16.	Mason, Ohio	Hilton Garden Inn	n/a	n/a	n/a	$60	$77
17.	Omaha, Nebraska	Hilton Garden Inn	$91	$92	$84	$88	$88
18.	Des Plaines, Illinois	Hilton Garden Inn	$95	$91	$68	$79	$85
19.	Merrillville, Indiana	Hilton Garden Inn	n/a	$49	$59	$70	$74
20.	Austin/Round Rock, Texas	Homewood Suites	n/a	n/a	n/a	$42	$81
21.	Scottsdale, Arizona	Hilton Garden Inn	$95	$97	$67	$71	$82
22.	South Bend, Indiana	Fairfield Inn & Suites	n/a	n/a	n/a	$66	$82
23.	Charleston, South Carolina	Home2 Suites	n/a	n/a	n/a	n/a	$13
24.	Oceanside, California	Courtyard	n/a	n/a	n/a	n/a	$33
25.	Skokie, Illinois	Hampton Inn & Suites	$101	$95	$82	$85	$89
26.	Tallahassee, Florida	Fairfield Inn & Suites	n/a	n/a	n/a	n/a	$10
27.	Gainesville, Florida	Homewood Suites	$97	$87	$79	$75	$77
28.	Nashville, Tennessee	TownePlace Suites	n/a	n/a	n/a	n/a	n/a

Note for Table 3:

(a)	Operating data is presented for the last five years (or since the beginning of hotel operations). See Table 1. General Information above for the date the hotel was acquired.

Table 4. Tax and Related Information

	Hotel Location	Franchise	Tax Year		Real Property Tax Rate(a)	Real Property Tax
1.	Denver, Colorado	Hilton Garden Inn	2011	(c)	7.4%	$376,810
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	2011	(c)	1.1%	64,337
3.	Matthews, North Carolina	Fairfield Inn & Suites	2011	(c)	1.3%	84,277
4.	Columbia, South Carolina	TownePlace Suites	2011	(c)	2.7%	105,512
5.	Knoxville, Tennessee	SpringHill Suites	2011	(c)	4.8%	110,333
6.	Gainesville, Florida	Hilton Garden Inn	2011	(c)	2.3%	78,217
7.	Richmond, Virginia	SpringHill Suites	2011	(c)	0.9%	36,332
8.	Pensacola, Florida	TownePlace Suites	2011	(c)	1.5%	46,831
9.	Mobile, Alabama	Hampton Inn & Suites	2011	(f)	6.3%	101,384
10.	Cedar Rapids, Iowa	Homewood Suites	2011	(d)	4.1%	112,180	(b)
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	2011	(d)	4.1%	194,494
12.	Hoffman Estates, Illinois	Hilton Garden Inn	2010	(c)	4.7%	293,183
13.	Davenport, Iowa	Hampton Inn & Suites	2011	(d)	3.8%	204,132
14.	Knoxville, Tennessee	Homewood Suites	2011	(c)	4.8%	107,705
15.	Knoxville, Tennessee	TownePlace Suites	2011	(c)	2.4%	35,919
16.	Mason, Ohio	Hilton Garden Inn	2011	(c)	6.8%	157,285
17.	Omaha, Nebraska	Hilton Garden Inn	2011	(c)	2.1%	293,140
18.	Des Plaines, Illinois	Hilton Garden Inn	2010	(c)	7.2%	743,218
19.	Merrillville, Indiana	Hilton Garden Inn	2010	(c)	3.0%	224,089
20.	Austin/Round Rock, Texas	Homewood Suites	2011	(c)	2.4%	129,230
21.	Scottsdale, Arizona	Hilton Garden Inn	2011	(c)	2.0%	155,101
22.	South Bend, Indiana	Fairfield Inn & Suites	2010	(c)	3.7%	211,756	(b)
23.	Charleston, South Carolina	Home2 Suites	2011	(c)	1.5%	16,900	(b)
24.	Oceanside, California	Courtyard	2012	(e)	1.1%	35,445	(b)
25.	Skokie, Illinois	Hampton Inn & Suites	2010	(c)	7.0%	837,622
26.	Tallahassee, Florida	Fairfield Inn & Suites	2011	(c)	1.9%	12,184	(b)
27.	Gainesville, Florida	Homewood Suites	2011	(c)	2.3%	76,692
28.	Nashville, Tennessee	TownePlace Suites	2011	(c)	4.1%	10,147	(b)

Notes for Table 4:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).

(b)	The hotel property consisted of undeveloped land for a portion of the tax year, and the real property tax is not necessarily indicative of property taxes expected for the hotel in the future.

(c)	Represents a calendar year.

(d)	Represents 12-month period from July 1, 2010 through June 30, 2011.

(e)	Represents 12-month period from July 1, 2011 through June 30, 2012.

(f)	Represents 12-month period from October 1, 2010 through September 30, 2011.

BUSINESS

General

We are based in Richmond, Virginia. We began operations on March 4, 2011. Since beginning our operations, we have complied with the requirements for making an election and we plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2011. We plan to acquire and own hotels and other income-producing real estate in metropolitan areas throughout the United States. We plan to acquire a diverse portfolio of properties in markets that we believe will continue to perform well over time. There is no specific geographic area in which we propose to acquire or not acquire properties.

Business Strategies

Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential.

We have created two wholly-owned subsidiaries to hold our property acquisitions: Apple Ten Hospitality, Inc. and Apple Ten Ventures, Inc. The types of properties we own and acquire and the entity holding the properties are described below.

Hotels. We have and plan to acquire full-service and select-service hotels (including extended-stay). Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge, porter and room service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. Currently, we own 28 hotels. Apple Ten Hospitality, or one of its wholly-owned subsidiaries, is the owner of our current hotels and will become the owner of all other hotels we may acquire.

We do not anticipate affiliating ourselves with only one brand of franchise or license. As of March 31, 2012 all of our hotels are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. All of the hotels owned by Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. All of the hotels owned by Apple Hospitality Two and Apple Hospitality Five were franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. At the present time, we do not expect to vary our investment policies from those of the other Apple REIT companies, although we are not legally required to seek associations only with the Marriott and Hilton brands. We may change our policies, if our board determines such action to be in the best interests of us and our shareholders.

Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our hotels directly, we lease each of our hotels to our wholly-owned, taxable REIT subsidiary, Apple Ten Hospitality Management, or another lessee for their management. We anticipate that substantially all of our hotels will be leased to Apple Ten Hospitality Management or one of its wholly-owned subsidiaries.

We can own up to 100% of the stock of a taxable REIT subsidiary. For federal tax purposes, the REIT Modernization Act permits us to lease the hotels that we own to Apple Ten Hospitality Management (or other subsidiaries), rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Ten Hospitality Management (or other subsidiaries) still have to be managed by an unaffiliated third-party. Any net profit from the leases held by Apple Ten Hospitality Management (or other subsidiaries), after payment of any applicable corporate tax, is available for distribution to us.

Our leases for our hotels with Apple Ten Hospitality Management are long-term leases. Each lease provides for an initial term of ten years. We have identified and secured an unaffiliated manager and licensor at or prior to entering into a lease agreement with Apple Ten Hospitality

Management. Each lease provides that rents will be based on a base amount and a percentage of gross income. Apple Ten Hospitality Management pays:

•	fixed monthly base rent;

•

on a monthly basis, the excess of “participating rent” over base rent, with participating rent based on percentages of room revenue, food and beverage revenue (if any) and telephone and other revenue at each property; and

•	other amounts, including interest accrued on any late payments or charges.

Base rent increases annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent is payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property’s revenue.

In addition to rent, the leases require Apple Ten Hospitality Management to pay the following items: liability insurance and all costs, expenses, utility and other charges incurred in the operation of the properties. The leases also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property. We are responsible for the following items: real estate and personal property taxes and assessments and casualty insurance, including loss of income insurance.

We anticipate any future leases with Apple Ten Hospitality Management will have similar terms.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We face competition from many sources. We face competition from other hotels both in the immediate vicinity and the geographic market where our hotels are located. Over-building of hotels in the markets in which we operate would increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We also face competition from nationally recognized hotel brands with which we will not be associated.

We also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We also face competition for investors from other real estate investment trusts and real estate entities.

Other Real Estate. Even though we intend primarily to acquire hotels, we may use a significant portion of the offering proceeds to purchase other real estate. This real estate will be owned by Apple Ten Ventures, or one of its wholly-owned subsidiaries. Apple Ten Ventures currently has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and are not bound to that limit. Real estate we acquire may include but will not be limited to retail and office space.

These industry sectors are known to be highly competitive. This competition could reduce revenues at our properties, which would adversely affect our operations. Regardless of what real estate we purchase, we will undoubtedly face competition from many sources both in the immediate vicinity and the geographic market where our properties will be located. Over-building in any of these industry sectors in the markets in which we operate would increase the competition and may decrease rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other real estate investment trusts and real estate entities.

Legal Proceedings and Related Matters

The term the “Apple REIT Companies” means us, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.

On December 13, 2011, the United States District Court for the Eastern District of New York ordered that three putative class actions, Kronberg, et al. v. David Lerner Associates, Inc., et al., Kowalski v. Apple REIT Ten, Inc., et al., and Leff v. Apple REIT Ten, Inc., et al., be consolidated and amended the caption of the consolidated matter to be In re Apple REITs Litigation. The District Court also appointed lead plaintiffs and lead counsel for the consolidated action and ordered lead plaintiffs to file and serve a consolidated complaint by February 17, 2012. The parties agreed to a schedule for answering or otherwise responding to the complaint and that briefing on any motion to dismiss the complaint will be concluded by June 18, 2012. We were previously named as a party in all three of the abovementioned class action lawsuits.

On February 17, 2012, lead plaintiffs and lead counsel in the In re Apple REITs Litigation, Civil Action No. 1:11-cv-02919-KAM-JO, filed an amended consolidated complaint in the United States District Court for the Eastern District of New York against us, Apple Suites Realty Group, Inc., Apple Eight Advisors, Inc., Apple Nine Advisors, Inc., Apple Ten Advisors, Inc., Apple Fund Management, LLC, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., their directors and certain officers, and David Lerner Associates, Inc. and David Lerner. The consolidated complaint, purportedly brought on behalf of all purchasers of Units in the Company and the other Apple REIT Companies, or those who otherwise acquired these Units that were offered and sold to them by David Lerner Associates, Inc., or its affiliates and on behalf of subclasses of shareholders in New Jersey, New York, Connecticut and Florida, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933. The consolidated complaint also asserts claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, negligence, and unjust enrichment, and claims for violation of the securities laws of Connecticut and Florida. The complaint seeks, among other things, certification of a putative nationwide class and the state subclasses, damages, rescission of share purchases and other costs and expenses.

We believe that any claims against us, our officers and directors and other Apple entities are without merit, and we intend to defend against them vigorously. At this time, we cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

Broker Dealer

On December 13, 2011, the Financial Industry Regulatory Authority (“FINRA”) amended its original complaint, filed on May 27, 2011, against David Lerner Associates, Inc. (“DLA”), to include David Lerner, individually, as a party to this matter, as well as add additional claims related to the overall sales practices of both DLA and David Lerner relative to our Units. As discussed in this prospectus, we are offering our Units for sale through DLA as the managing dealer for our best-efforts offering. A copy of FINRA’s original complaint can be found at: http://www.finra.org/Newsroom/NewsReleases/2011/P123738; and FINRA’s amended complaint can be found at: http://disciplinaryactions.finra.org/viewdocument.aspx?DocNB=29068. DLA was also the sole distributor (managing dealer) of Apple REIT Six Inc., Apple REIT Seven Inc., Apple REIT Eight Inc., and Apple REIT Nine Inc. We are unaffiliated with DLA or David Lerner; however, we rely upon DLA for the offer and sale and administration of our Units. The Apple REIT Companies take these allegations against DLA and David Lerner very seriously, and the Apple REIT Companies intend to cooperate with any and all regulatory or governmental inquiries.

Regulation

Our properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We have acquired the necessary permits and approvals under present laws, ordinances and regulations to operate our business. We expect to obtain the necessary permits and approvals to operate any additional properties purchased by us.

Americans With Disabilities Act

Our properties need to comply with Title III of the Americans with Disabilities Act of 1990, as amended (the “ADA”) to the extent they are “public accommodations” and/or “commercial facilities” under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable. “Readily achievable” is defined in the relevant federal regulations to refer to a barrier that can be removed “without much difficulty or expense” in light of cost of removal, available financial resources, and impact on safety or other relevant operations of the facility. Where the removal of a barrier is not readily achievable, the barrier does not have to be removed but the ADA may in such circumstances require us to take other action or adopt some alternative procedure to make the premises available to individuals with disabilities. The removal of barriers or the taking of such other actions could involve additional expense for us.

Environmental Matters

Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third-party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner’s ability to sell or rent the real estate or to borrow using the real estate as collateral.

In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials (“ACMs”) when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

Prior to acquisition, all of our properties have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments generally include:

•	a historical review;

•	a public records review;

•	a preliminary site investigation of the site and surrounding properties;

•	examining for the presence of asbestos;

•	examining for equipment containing polychlorinated biphenyls;

•	examining for underground storage tanks; and

•	the preparation of a written report.

These assessments generally do not include soil sampling or subsurface investigations. Future property acquisitions will also be the subject of such environmental assessments.

We consider whether to undertake a Phase II Environmental Site Assessment on a case-by-case basis, based upon the advice and recommendations of an outside environmental consultant, following the completion of a Phase I Environmental Site Assessment.

Nevertheless, it is possible that these assessments have not or will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that:

•	future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties;

•

the environmental condition of a property we own will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties; or

•	prior owners of any property we own will not have created unknown environmental problems.

We endeavor to ensure our properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

Insurance

We carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we own, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at the hotels may cause quarterly fluctuations in revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand to make distributions.

Available Information

We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Commission relating to this offering of Units. This prospectus does not contain all of the information in the registration statement or the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

We will also file periodic reports, proxy statements and other information with the SEC. You can review and copy these documents at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission’s website is: www.sec.gov. You can obtain these documents, free of charge, at our website at the address www.applereitten.com.

We will furnish our shareholders with annual reports containing financial statements audited by our independent registered public accounting firm.

MANAGEMENT

We are managed by a board of directors elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board. The executive officers were initially elected at the organizational meeting of the board of directors and thereafter will be chosen annually by the board at its meeting following the annual meeting of shareholders. The following table sets forth the names and ages of our current directors and the names, ages and positions of our executive officers. Our officers are not employees of us.

Name	Age	Position
Glade M. Knight	67	Chairman and Chief Executive Officer
David J. Adams	49	Director
Kent W. Colton	68	Director
R. Garnett Hall, Jr.	72	Director
Anthony Francis Keating III	32	Director
David Buckley	44	Executive Vice President and Chief Legal Counsel
Kristian Gathright	39	Executive Vice President and Chief Operating Officer
Justin Knight	38	President
David McKenney	50	President of Capital Markets
Bryan Peery	47	Executive Vice President and Chief Financial Officer

The following persons are currently serving as our directors:

Glade M. Knight (age 67). Mr. Knight is our chairman and chief executive officer. Mr. Knight is the chief executive officer and sole shareholder of Apple Ten Advisors and Apple Suites Realty.

Mr. Knight also is the founder, chairman of the board and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Mr. Knight was the chairman of the board and chief executive officer of Apple Hospitality Two, Inc., a lodging REIT, from 2001 until the company was sold to an affiliate of ING Clarion in May of 2007. Mr. Knight served in the same capacity for Apple Hospitality Five, Inc., another lodging REIT, from 2002 until the company was sold to Inland American Real Estate Trust, Inc. in October of 2007. In addition, Mr. Knight served as chairman and chief executive officer of Cornerstone Realty Income Trust, Inc. until it merged with a subsidiary of Colonial Properties Trust in 2005. Following the merger in 2005 until April of 2011, Mr. Knight served as a trustee of Colonial Properties Trust. Cornerstone Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. each own hotels in selected metropolitan areas of the United States. For additional information concerning each of these REITS, see “Apple Ten Advisors and Apple Suites Realty - Prior REITS.” Mr. Knight is chairman of the board of trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of the university’s Entrepreneurial Department of the Graduate School of Business Management. Mr. Knight is the Chair of the Company’s Executive Committee. Mr. Knight has been a member of the Board since 2010 and his current term will expire in 2012.

David J. Adams (age 49). Mr. Adams currently serves as President of New Market Veterans, LLC. He is an entrepreneur with experience in launching, funding and growing companies in industries including hospitality, retail, technology and transportation. He has launched companies in North America, Asia and Europe. Mr. Adams was the founder, President and CEO of InteliTap, LLC from 2005 through 2011. InteliTap is the global leader of inventory and supply chain solutions for the hospitality and brewing industry. Additionally, from 2008 through 2010, Mr. Adams served as President and Chief Executive Officer of BridgeGate International, a company that provides data integration platforms to healthcare and government organizations. From 2002 through 2005, Mr. Adams served as Senior Vice President, Corporate Strategy and Technology of TrenStar, Inc., a company that provides asset tracking and management solutions to its clients, who are primarily in the brewing, synthetic rubber, manufacturing/industrial parts and equipment, and air cargo industries. From 2001 to 2002, Mr. Adams served as Vice President, McKesson Medical Surgical Inc. Previous experience includes several years of service to Pepsi-Cola in purchasing and logistics. Mr. Adams also served as an Operations Officer for the United States Navy. He received his Bachelor’s degree from Virginia Military Institute, a Master of Business Administration from Troy State University and a Master of Science degree in systems analysis from the Naval Postgraduate School. Mr. Adams is a member of the Company’s Executive Committee. Mr. Adams has been a member of the Board since 2011 and his current term will expire in 2012.

Kent W. Colton (age 68). Dr. Colton currently serves as Senior Fellow of the Joint Center for Housing Studies at Harvard University and served as Senior Scholar from 1999 until 2010. Since December 2010, Dr. Colton has served as President of the Colton Housing Group. From 1999 until 2010, he served as President of KColton LLC, a consulting and housing research company in McLean, Virginia. From April 1984 through May 1999, he was Executive Vice President and Chief Executive Officer of the National Association of Home Builders. From 2001 through March 2005, Dr. Colton served as an independent director of Cornerstone Realty Income Trust, a real estate investment trust (of which Glade M. Knight was chairman and chief executive officer) that owned apartment communities. He previously served as a director of Apple Hospitality Five, Inc. until the company was sold in October of 2007. Dr. Colton serves on the Board of Trustees for Southern Virginia University. Dr. Colton is also a director of Apple REIT Seven, Inc. and Apple REIT Eight, Inc. Dr. Colton serves on the Executive and Compensation Committees and as Chair of the Audit Committee. Dr. Colton has been a member of the Board since 2011 and his current term will expire in 2012.

R. Garnett Hall, Jr. (age 72). Mr. Hall is currently a licensed real estate agent in the Commonwealth of Virginia with Long and Foster Real Estate, Inc. Mr. Hall served 38 years with SunTrust Bank (formerly Crestar Bank and United Virginia Bank) and was Senior Vice President of Trust and Investment Management when he took early retirement in 2001. As Vice President, from 1973 to 1976, he managed the bank’s headquarters’ office. From 1977 to 1984, he managed major corporate relationships in the Southeast, Midwest and New England as Vice President/National Accounts and from 1985 to 1990, Mr. Hall served as Senior Vice President/Manager of Professional and Executive Banking, (now Private Banking). In 1991 he joined the Trust area of the Bank and served as Senior Estate Planning Manager and Developer until 2001. Mr. Hall worked actively for The American Cancer Society serving as Treasurer, Vice Chairman and Chairman of the Virginia Board of Directors from 1971 to 1997. In 1991 he was the Recipient of the J. Shelton Horsley Award of Merit, the highest award bestowed by the Virginia division. He also was a member of the National Board of The American Cancer Society and was elected to three two-year terms to its House of Delegates as the Lay Director for Virginia. Among other community services, Mr. Hall served on the Executive Council of Boy Scouts of America/Heart of Virginia Executive Council from 1988 to 2001 and subsequently Council Member-at Large. He currently is a member of The Richmond Focus Club. Mr. Hall received a Bachelor’s degree from Hampden-Sydney College and Graduate Degree from Rutgers University/Stonier School of Banking. Mr. Hall serves on the Audit and Compensation Committees. Mr. Hall has been a member of the Board since 2011 and his current term will expire in 2012.

Anthony Francis Keating, III (age 32). Mr. Keating is a principal with Rock Creek Capital, a real estate investment company. He currently serves on the Children’s Hospital Foundation and The

Salvation Army boards. Mr. Keating is also a member of Leadership Oklahoma City, The Downtown Club of Oklahoma City and International Council of Shopping Centers. Prior to joining Rock Creek Capital, Mr. Keating served as a principal with The Rebkee Company, a full service commercial real estate development and investment company. He served as the Real Estate Development Manager for Chesapeake Energy Corporation in Oklahoma City, Oklahoma from March 2007 to March 2010. Prior to joining Chesapeake, Mr. Keating worked as a commercial real estate broker with Trammell Crow Company from August 2004 to March 2007. While at Trammell Crow Company, he specialized in tenant representation and investment sales. Before joining Trammell Crow Company, he spent just over three years as an Oklahoma State Trooper from March 2001 to August 2004. Mr. Keating received a Bachelor of Business Administration from Southern Methodist University. Mr. Keating serves on the Company’s Audit Committee and as Chair of the Compensation Committee. Mr. Keating has been a member of the Board since 2011 and his current term will expire in 2012.

We believe our board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent advice with respect to our operations and interests. Each director has an extensive real estate, business and financial background. We expect each director on our board to exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; devote sufficient time to carry out these duties and responsibilities effectively; and represent the long-term interests of all shareholders.

None of our officers and directors purchased Units in order to reach the minimum offering of 9,523,810 Units.

Board of Directors

Each director of the board is elected for a term of one year.

Committees of the Board

The board has an Audit Committee, a Compensation Committee and an Executive Committee. The board has the ability to form additional committees in the future if it deems it advisable, subject to the provisions of our bylaws and applicable Virginia corporate law.

The Audit Committee’s function is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee consists of Kent W. Colton, R. Garnett Hall, Jr. and Anthony Francis Keating III. Dr. Colton is the Chairperson of the Audit Committee.

The Compensation Committee oversees, implements and/or makes recommendations as to compensation of our senior officers, and administers our stock incentive plan. The Compensation Committee consists of Kent W. Colton, R. Garnett Hall, Jr. and Anthony Francis Keating III. Mr. Keating is the Chairperson of the Compensation Committee.

The Executive Committee has all powers of the board except for those which require action by all directors under our articles or bylaws or under applicable law. The Executive Committee will consist of Glade M. Knight, David J. Adams and Kent W. Colton. Glade M. Knight is the Chairperson of the Executive Committee.

Corporate Governance

Our board has determined that all of our directors, except Glade M. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (although we are not listed on a national exchange, we adopted these rules for purposes of determining such independence).

The board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between us and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, us, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity.

The board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the board is required to disclose the basis for its determination in our annual proxy statement. In addition, the board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Indemnification and Insurance

We obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and (2) us to the extent that we have indemnified the directors and officers for loss.

Executive Officers

In addition to Glade M. Knight, whose background is described above, the following are our executive officers. Because we do not have our own employees, our executive officers are employed by Apple Fund Management. No employee of Apple Fund Management is a FINRA registered representative. Apple Fund Management was formed in April 2007. The persons listed below became employees of Apple Fund Management in May 2007, and have been employees of Apple Fund Management since that time. The following officers, and other employees of Apple Fund Management, will not be compensated by us, except through the reimbursement compensation payable by us to Apple Ten Advisors and Apple Suites Realty.

David P. Buckley (age 44). Mr. Buckley serves as Executive Vice President and Chief Legal Counsel for the Company and has been with the Company since its inception. In addition, Mr. Buckley serves as Executive Vice President and Chief Legal Counsel for Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mr. Buckley served as Senior Vice President and General Counsel for Apple Hospitality Two, Inc and Apple Hospitality Five, Inc., each of which were real estate investment trusts. Apple Hospitality Two, Inc. was sold to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five, Inc. was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to his service with these companies, from 1999-2005, Mr. Buckley served as an associate, specializing in commercial real estate, with McGuireWoods LLP, a full-service law firm headquartered in Richmond, Virginia. Mr. Buckley holds a Juris Doctor degree, Cum Laude, from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts. Mr. Buckley is a member of the Virginia State Bar and the Richmond Bar Association.

Kristian M. Gathright (age 39). Mrs. Gathright serves as Executive Vice President and Chief Operating Officer for the Company and has been with the Company since its inception. In addition, Mrs. Gathright serves as Executive Vice President and Chief Operating Officer for Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mrs. Gathright served as Chief Operating Officer and Senior Vice President of Operations for Apple Hospitality Two, Inc. from its inception until it was sold to an affiliate of ING Clarion in May of 2007. Mrs. Gathright also served as Senior Vice President of Operations for Apple Hospitality Five, Inc. from its inception until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to managing these companies, Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust. From 1994 to 1996, she served as a Senior Staff Accountant at Ernst & Young LLP. Mrs. Gathright currently serves as President of the Courtyard Franchise Advisory Council and serves on the Homewood Suites Owners Advisory Council. Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at University of Virginia, Charlottesville, Virginia. Mrs. Gathright passed the Virginia CPA Exam in 1994.

Justin G. Knight (age 38). Justin Knight serves as President of the Company and has been with the Company since its inception. Justin Knight also serves as President for Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. In addition, Justin Knight served as President of Apple Hospitality Two, Inc. until it was sold to an affiliate of ING Clarion in May of 2007 and President of Apple Hospitality Five, Inc. until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Justin Knight joined the companies in 2000. From 1999 to 2000, Justin Knight served as Senior Account Manager for iAccess.com, LLP, a multi-media training company. From 1997 to 1998, he served as President and Web Design Consultant of a Web development firm—Cornerstone Communications, LLC. From 1996 to 1998, Justin Knight served as Senior Asset Manager and Director of Quality Control for Cornerstone Realty Income Trust, Inc., a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Justin Knight serves on the Board of Trustees for Southern Virginia University (SVU) in Buena Vista, Virginia and is co-chairman for the Cashell Donahoe Scholarship Memorial Fund created to provide need-based scholarships to students of SVU. Justin Knight also serves on the Marriott Owners Advisory Council, the Hilton Garden Inn Advisory Council, and the Residence Inn Association Board. Justin Knight holds a Master of Business Administration degree with an emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah. Justin Knight is the son of Glade M. Knight.

David S. McKenney (age 50). Mr. McKenney has served as President of Capital Markets for the Company since its inception. He also serves as President of Capital Markets for Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mr. McKenney served in the same capacity for Apple Hospitality Two, Inc. until it was sold to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five, Inc. until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. From 1994 to 2001, Mr. McKenney served as Senior Vice President and Treasurer of Cornerstone Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1992 to 1994, Mr. McKenney served as Chief Financial Officer for The Henry A. Long Company, a regional development firm located in Washington, D.C. From 1988 to 1992, Mr. McKenney served as a Controller at Bozzuto & Associates, a regional developer of apartments and condominiums in the Washington, D.C. area. Mr. McKenney also had five years of experience with Arthur Andersen & Company. Mr. McKenney is a Certified Public Accountant, holds a Virginia Real Estate Sales License, and is a member of the National Association of Real Estate Investment Trusts (NAREIT). Mr. McKenney holds Bachelor of Science degrees in Accounting and Management Information Systems from James Madison University, Harrisonburg, Virginia.

Bryan Peery (age 47). Mr. Peery serves as Executive Vice President and Chief Financial Officer for the Company and has been with the Company since its inception. He also serves as Executive Vice President and Chief Financial Officer for Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mr. Peery served as Senior Vice President, Chief Financial Officer and Treasurer for Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. Apple Hospitality Two was sold to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five was sold to Inland American Real

Estate Trust, Inc. in October of 2007. Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President-Finance (1998-2000) and Controller (1997-1998), of This End Up Furniture Company. Mr. Peery was with Owens & Minor, Inc. from 1991 until 1997, where he last served as Director and Assistant Controller-Financial Reporting. Mr. Peery’s experience also includes five years of service with KPMG LLP. Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia. Mr. Peery is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

Cost-Sharing Arrangements and Reimbursement

Apple Ten Advisors and Apple Suites Realty provide us with necessary day-to-day advisory, management and property acquisition and disposition services. Although Apple Ten Advisors and Apple Suites Realty do not have employees, they have made arrangements with Apple Fund Management to provide the employees necessary to perform these services for us. Many of the senior managers of Apple Fund Management have been providing similar services for various REIT companies organized by Glade M. Knight for over 10 years. As indicated elsewhere in this prospectus, the employees of Apple Fund Management have substantial experience and expertise in providing these required services to real estate investment trusts.

Each member of the senior management is employed by, and each senior manager’s compensation is paid by, Apple Fund Management, a subsidiary of Apple REIT Six. See “Compensation—Cost-Sharing Arrangements and Reimbursements to Apple Fund Management.” Our officers are also the officers of Apple Fund Management. Apple Fund Management performs similar operational services for Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, ASRG, A6RG, A6A, A7A, A8A, A9A and A10A. Apple Fund Management receives its direction for staffing and compensation from the advisory companies (A6A, A7A, A8A, A9A, A10A, ASRG and A6RG, collectively “advisors”) each of which is wholly owned by Glade M. Knight. Although there is a potential conflict on time allocation of personnel due to the fact that a senior manager, officer or staff member will provide services to more than one company, we believe that the executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. The cost sharing structure also allows each entity to maintain a much more cost effective structure than having separate staffing arrangements. Amounts reimbursed to Apple Fund Management include both compensation for personnel and “overhead” (office rent, utilities, benefits, office supplies, etc.) utilized by the companies. Since the employees of Apple Fund Management may also perform services for the advisors, individuals, including executive officers, have received and may receive consideration directly from the advisors as part of the advisors’ operating costs. Our as well as the other REIT’s Compensation Committees annually review the staffing and compensation of Apple Fund Management and the overall allocation to the specific REIT’s and advisors for reasonableness. As part of this arrangement, the day to day transactions may result in amounts due to or from the related parties. To effectively manage cash disbursements, the individual companies may make payments for any or all of the related companies. The amounts due to or from the related companies are reimbursed or collected and are not significant in amount.

We have contracted with Apple Suites Realty to provide brokerage services for the acquisition and disposition of real estate assets. In accordance with the contract, Apple Suites Realty is paid a fee equal to 2% of the gross purchase or sales price (as applicable) of any acquisitions or dispositions of real estate investments plus certain reimbursable expenses, subject to certain conditions. Fees earned in 2011 were approximately $9.2 million. We also reimbursed allocated costs associated with this agreement of $0.7 million directly to Apple Fund Management in 2011.

We also have contracted with A10A to advise us and provide day-to-day management services and due-diligence services on acquisitions. As discussed above, A10A utilizes personnel, including executive management, of Apple Fund Management to provide the day-to-day management and due diligence services. In accordance with the contract, we pay A10A a fee equal to 0.1% to 0.25% of the total equity contributions to us, in addition to certain reimbursable expenses. The aggregate amount paid by us to A10A in 2011 was approximately $1.0 million. Of this total amount, approximately $0.3 million, were fees paid to A10A and $0.7 million, were expenses reimbursed (or paid directly to Apple Fund Management on behalf of A10A) by A10A to Apple Fund Management.

The amount allocated to us is based on the estimated proportionate use of the staff and overhead of Apple Fund Management by us, acting on behalf of our Company. The staffing of

Apple Fund Management is based on the needs of all companies participating in the allocation and will increase or decrease according to the needs of the participating companies. The amounts allocated to us are at least annually reviewed by our Compensation Committee for reasonableness. If the allocated costs were greater than what they would be if we did not share our administrative staff or if the advisor did not otherwise perform under the terms of the advisory agreement, we could terminate the advisory agreement and thus would no longer have a fee payable to A10A or reimbursable costs to Apple REIT Six. If the agreement was terminated, we would have to hire and maintain our own administrative structure, including personnel, office space, systems and other overhead.

Separate and apart from the cost allocation and reimbursement arrangements described above, during 2011, certain consideration was provided by A10A to certain of our executive officers. This consideration is not a cost to us. This consideration is provided pursuant to an agreement entered into by the applicable executive officers and A10A. Under this agreement, the following individuals have received and may continue to receive (or in the case of Glade M. Knight, retain) consideration which is calculated based on a percentage of the advisory fees paid to A10A, as follows. Glade M. Knight (50%); David McKenney (14%); Justin Knight (14%); Kristian Gathright (14%); and Bryan Peery (8%). The amount allocated from the advisory fee to each of these individuals is included in the “All Other Compensation” column of the Summary Compensation Table on page 83.

General Philosophy

Apple Fund Management’s executive compensation philosophy is to attract, motivate and retain a superior management team. Apple Fund Management’s compensation program rewards each senior manager for their contributions to the various companies. In addition, Apple Fund Management uses annual incentive benefits that are designed to be competitive with comparable employers and to align management’s incentives with the interests of our Company and our shareholders.

With the exception of our Chief Executive Officer, our senior management is compensated through a mix of base salary and bonus designed to be competitive with comparable employers. We have not utilized stock based awards or long-term compensation for senior management. Apple Fund Management believes that a simplistic approach to compensation better matches the objectives of all stakeholders. As discussed above each member of the senior management team performs similar functions for Apple REIT Six, Apple REIT Seven, Apple REIT Eight, and Apple REIT Nine, and the advisors. As a result, each senior manager’s total compensation paid by our Company is proportionate to the estimated amount of time devoted to activities associated with our Company. The chief executive officer is chairman of the board of directors, chief executive officer and sole shareholder of the advisors, each of which has various agreements with us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, and Apple REIT Nine. During 2011, the advisors received total fees of approximately $20.0 million from us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, and Apple REIT Nine. The Compensation Committee of the board and Apple Fund Management consider these agreements when developing the chief executive officer’s compensation. As a result, our chief executive officer is compensated a minimal amount by Apple Fund Management. Annually, the advisors develop the compensation targets of senior management (as well as goals and objectives) with input from other members of senior management and review these items with the Compensation Committee of the board of directors.

The compensation of the executive officers is allocated to the participating companies as discussed above. Our Compensation Committee reviews at least annually the total compensation of the executive officers and our proportionate share. The executive officer’s total compensation is partially based on the performance of each company included in the allocation using Funds From Operations (FFO) as a guide.

Base and Incentive Salaries

The process of establishing each senior manager’s compensation involves establishing an overall targeted amount based on the senior manager’s overall responsibilities and allocating that total between base and incentive compensation. The overall target is developed using comparisons to compensation paid by other public hospitality REITs, and consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual. It is the advisors’ intention to set this overall target sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Once the overall target is established, approximately 75% of that number is allocated to base salary and the remaining 25% is allocated to incentive compensation. The incentive compensation is then allocated 50% to the overall performance of each participating entity (typically FFO targets based on the companies’ current annual budget) and 50% to each individual’s subjective performance objectives. The base compensation and incentive compensation has been allocated through the allocation discussed above which is based on the overall estimated time and use of the personnel and not based on specific performance of an individual or individual entity.

Perquisites and Other Benefits

Senior management may participate in Apple Fund Management’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life and disability insurance and 401K plan. As noted in the Summary Compensation Table below, we provide limited perquisites to our senior managers.

Consideration Provided by A10A

As discussed above under “Cost-Sharing Arrangements and Reimsbursement,” separate and apart from the compensation allocation arrangements described above, certain consideration is provided by A10A to certain of our executive officers. This consideration does not necessarily relate to any work done for us and, unlike the salary, bonus and benefit plan compensation described above, is not a cost of ours that is reimbursed under the advisory contract. The amount allocated from the advisory fee to each of these individuals is included in the “All Other Compensation” column of the Summary Compensation Table below. We would like to emphasize to the reader that these amounts are not to be added to the amount of the advisory fee and the compensation costs reimbursed to Apple Fund Management on behalf of A10A when considering the total outflows of cash from us to A10A and to the executive officers. Doing so would result in duplication of these amounts. Instead, these amounts are paid directly by A10A, which is wholly-owned by Glade Knight, and are not in addition to the advisory fee paid to A10A.

Summary Compensation Table

Name	Position	Year	Salary(1)	Bonus(1)	All Other Compensation(2)	Total(3)
Glade Knight	Chief Executive Officer	2011	$10,000	$157	$163,271	$173,428
Bryan Peery	Executive Vice President, Chief Financial Officer	2011	51,000	12,875	31,228	95,103
Justin Knight	President	2011	69,300	10,046	51,213	130,559
David McKenney	President, Capital Markets	2011	69,300	10,046	51,213	130,559
Kristian Gathright	Executive Vice President, Chief Operating Officer	2011	60,000	10,147	51,342	121,489

(1)

The amounts in the Salary and Bonus columns, and a portion of the amounts in the All Other Compensation column represent Apple REIT Ten’s allocated share of each officer’s total compensation from Apple Fund Management.

(2)

Includes the portion of the health insurance, life and disability insurance, parking and 401K match paid by us. Also includes consideration provided pursuant to an agreement entered into by certain executive officers and A10A and discussed under Cost-Sharing Arrangements and Reimbursement. Under this agreement, the following individuals have received (or in the case of Glade M. Knight, who is the owner of A10A, retained) consideration which is calculated based on a percentage of the advisory fees paid to A10A, as follows. Glade M. Knight (50%); Bryan

Peery (8%); David McKenney (14%); Justin Knight (14%) and Kristian Gathright (14%). We would like to emphasize to the reader that these amounts are not to be added to the amount of the advisory fee and the compensation costs reimbursed to Apple Fund Management on behalf of A10A when considering the total outflows of cash from us to A10A and to the executive officers. Doing so would result in duplication of these amounts. Instead, the amounts set forth below are paid directly by A10A, which is wholly-owned by Glade Knight, and are not in addition to the advisory fee paid to A10A. The amounts included in this column that represent consideration to an officer from A10A were:

2011
Glade Knight	$159,120
Bryan Peery	25,459
Justin Knight	44,554
David McKenney	44,554
Kristian Gathright	44,554

(3)

As discussed on pages 81-83, represents Apple REIT Ten’s allocated share of each officer’s total compensation from Apple Fund Management, plus the consideration provided by A10A to the officer as discussed in Note 2 above.

Director Compensation

We compensate directors as follows:

All Directors. All directors are reimbursed by us for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting our business.

Independent Directors. The independent directors (classified by us as all directors other than Glade M. Knight) receive annual directors’ fees of $15,000, plus $1,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. Additionally, the Chair of the Audit Committee receives an additional fee of $2,500 per year and the Chair of the Compensation Committee receives an additional fee of $1,500 per year. Under our Non-Employee Directors Stock Option Plan, each non-employee director receives options to purchase Units based on the number of Units sold in the offering, exercisable at $11.00 per Unit.

Non-Independent Director. Glade M. Knight receives no compensation from us for his services as a director.

Director Summary Compensation

Director	Year	Fees Earned	Option Awards(1)	Total
David J. Adams	2011	$14,500	$7,535	$22,035
Kent W. Colton	2011	31,500	16,908	48,408
R. Garnett Hall, Jr.	2011	29,000	16,908	45,908
Anthony F. Keating	2011	30,500	16,908	47,408
Glade M. Knight	2011	—	—	—

(1)	The amounts in this column reflect the grant date fair value determined in accordance with FASB ASC Topic 718.

Directors’ Plan

In 2011 we adopted a Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) for members of our board of directors who are not our employees or employees of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Ten Advisors or Apple Suites Realty. Under the Directors’ Plan, the number of Units reserved for issuance is equal to 45,000 Units plus 1.8% of the number of Units sold in the offering in excess of the minimum offering of 9,523,810 Units. While our offering is on-going, any Units issued under the Director Plan will be issued at $11.00 per Unit.

A director is eligible to receive an option under the Directors’ Plan if the director is not otherwise our employee or an employee of any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. All of the directors except Glade M. Knight currently qualify to receive options under the Directors’ Plan.

The Directors’ Plan is administered by the board of directors. Grants of stock options to eligible directors under the Plan are automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors’ Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

The Directors’ Plan provides for the following automatic option awards:

•

As of the initial closing of the Units, each eligible director received an option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of the minimum offering sold by the initial closing.

•

As of each June 1 during the years 2011 through the date of termination of the Directors’ Plan (inclusive), each eligible director automatically receives an option to purchase 0.02% of the number of Units issued and outstanding on that date.

•	As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,500 Units.

The purpose of the Directors’ Plan is to enhance the identification of the participating directors’ interests with those of the shareholders.

The exercise price for each option granted under the Directors’ Plan is 100% of the fair market value on the date of grant; no consideration is paid to us for the granting of the option. Options granted under the Directors’ Plan have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

Options granted under the Directors’ Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him or her. Payment upon exercise of an option under the Directors’ Plan may be made in cash or with our Units of equivalent value.

The board of directors may suspend or discontinue the Directors’ Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of Units subject to the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing under the Plan.

Stock Option Grants

Since adoption of the Directors’ Plan, none of the participants have exercised any of their options to acquire Units. The following table shows the options to acquire Units that have been granted under the Directors’ Plan as of April 1, 2012:

Option Grants Since Inception

Name(1)	Number of Units Underlying Options Granted(2)
Glade M. Knight	—
David J. Adams	5,500
Kent W. Colton	12,099
R. Garnett Hall	12,099
Anthony F. Keating	12,099

(1)	Glade M. Knight is not eligible for the Directors Plan.

(2)	Options granted are exercisable for ten years from the date of grant at an exercise price of $11.00 per Unit.

On June 9, 2011, Ronald A. Rosenfeld resigned from our board of directors effective on that date. At that time, Mr. Rosenfeld returned to us a total of $22,000, the sum of the prorated annual director’s fee and fees received from his participation in two regularly scheduled meetings of the board. Pursuant to our bylaws, on July 5, 2011, the board of directors elected David J. Adams to fill the vacancy on the board of directors created by the resignation of Ronald Rosenfeld.

APPLE TEN ADVISORS AND APPLE SUITES REALTY

General

We entered into an Advisory Agreement with Apple Ten Advisors, who, among other things,

•	seeks to obtain, investigate, evaluate and recommend property investment opportunities for us;

•	serves as property investment advisor and consultant in connection with investment policy decisions made by the board of directors; and

•	subject to the direction of the board, supervises our day-to-day operations.

Apple Ten Advisors, a Virginia corporation, was formed on August 11, 2010. All of its outstanding common shares are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Ten Advisors and its sole executive officer. David Buckley, Kristian Gathright, Justin Knight, Bryan Peery and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Ten Advisors, but are not employees of this company.

Apple Suites Realty, a Virginia corporation, was formed on September 1, 1999. Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole executive officer. Justin Knight, David Buckley, Kristian Gathright, Bryan Peery and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Suites Realty, but are not employees of this company.

Neither Apple Ten Advisors nor Apple Suites Realty is required to maintain any minimum assets or minimum net worth. Thus, our ability to recover money damages from either of them in the event of their breach of their agreements with us may be limited. The Advisory Agreement between us and Apple Ten Advisors is terminable by us on 60 days’ notice. Thus, our most effective remedy in the event of a breach by Apple Ten Advisors of the Advisory Agreement between us and Apple Ten Advisors could be to terminate the Advisory Agreement.

Apple Ten Advisors and Apple Suites Realty is staffed in a manner at all times sufficient to fully serve us. We have not obtained, and neither has Apple Ten Advisors nor Apple Suites Realty obtained, “key-man” life insurance on the life of any officer. In the event a key person ceases to serve us, the staff of Apple Ten Advisors or Apple Suites Realty will be adjusted to serve us. Neither Apple Ten Advisors nor Apple Suites Realty currently has employees. Each company must make arrangements with third-parties (currently Apple Fund Management) to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight, our chairman and chief executive officer. Each member of the senior management team performs similar functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Suites Realty Group A6A, A7A, A8A, A9A and A10A. As a result each senior manager’s total compensation paid by us is proportionate to the estimated amount of time devoted to activities associated with us.

The term “affiliate” as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Glade M. Knight, Apple Ten Advisors and Apple Suites Realty are affiliates.

The Advisory Agreement

Term

The Advisory Agreement has a term of one year and is renewable for additional one-year terms upon the consent of the board of directors. The Advisory Agreement provides that it may be terminated at any time by a majority of our directors, with or without cause, upon 60 days’ written notice. In addition, Glade M. Knight as the sole shareholder of Apple Ten Advisors can terminate the Advisory Agreement with or without cause upon 60 days’ written notice. There is no termination fee payable at the time of termination of the Advisory Agreement. Under the Advisory Agreement, Apple Ten Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the Advisory Agreement, generally, Apple Ten Advisors is not required to, and does not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. We generally make our own decisions with respect to temporary investments.

Compensation and Expenses

Pursuant to the Advisory Agreement, Apple Ten Advisors is entitled to an annual asset management fee. As of December 31, 2011, we have paid $318,000 in cumulative asset management fee compensation to Apple Ten Advisors and reimbursement compensation of $725,000. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our funds from operations to the amount raised in this offering for the calendar year or pro rata for a partial year. This ratio is referred to as the “return ratio.” The per annum asset management fee is initially equal to the following with respect to each calendar year:

•	0.1% if the return ratio for the calendar year is 6% or less;

•	0.15% if the return ratio for the calendar year is more than 6% but not more than 8%; and

•	0.25% if the return ratio for the calendar year is above 8%.

Assuming the maximum offering amount of $2,000,000,000 in Units is sold, the annual asset management fee would be:

•	$2,000,000 if the return ratio is 6% or less;

•	$3,000,000 if the return ratio is more than 6% but no more than 8%; or

•	$5,000,000 if the return ratio is more than 8%.

We believe that funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Ten Advisors since it is a common industry performance measurement. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends. In the future, the SEC or NAREIT may decide to modify the definition of funds from operations and the Company would have to adjust the calculation and characterization of this non-GAAP measure for calculating the asset management fee.

The bylaws require our directors to monitor Apple Ten Advisors’ performance under the Advisory Agreement and to determine at least annually that the amount of compensation we pay to Apple Ten Advisors is reasonable, based on factors as they deem appropriate, including:

•	the amount of the asset management fee in relation to the size, composition and profitability of our investments;

•	the success of Apple Ten Advisors in selecting opportunities that meet our investment objectives;

•	the rates charged by other investment advisors performing comparable services;

•	the amount of additional revenues realized by it for other services performed for us;

•	the quality and extent of service and advice furnished by it;

•	the performance of our investments; and

•	the quality of our investments in relation to any investments generated by it for its own account.

Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total “Average Invested Assets” or 25% of our “Company Net Income” for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

Unless the directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Ten Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Ten Advisors is entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the directors are entitled to consider all relevant factors pertaining to our business and operations, and are required to explain their conclusion in written disclosure to the shareholders. Apple Ten Advisors generally will pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

Our bylaws further prohibit the total organizational and offering expenses, including selling commissions, from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the “contract price for the property” means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Ten Advisors immediately upon our demand.

In addition, we issued to Glade M. Knight 480,000 Series B convertible preferred shares. We issued the Series B convertible preferred shares for payment by Mr. Knight of $48,000. Upon the occurrence of certain events, including termination of the Advisory Agreement, the Series B convertible preferred shares are convertible into common shares. No additional consideration is due upon the conversion of the Series B convertible preferred shares into Units. In addition, to the extent not previously converted, upon our liquidation, the holder of a Series B convertible preferred share is entitled to a liquidation payment of $11.00 per number of common shares into which each Series B convertible preferred share would be convertible, subject to and after the priority liquidation payment to the holders of the Series A preferred shares. In the event that the liquidation of our assets results in proceeds that exceed the priority distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The priority distribution to the holders of the Series A preferred shares will terminate upon the conversion of the Series B convertible preferred shares into common shares.

The conversion of the Series B convertible preferred shares into common shares will result in an economic benefit for the holder of those shares.

Limits of Responsibility

Pursuant to the terms of the Advisory Agreement, Apple Ten Advisors has not assumed any responsibilities other than to render the services called for thereunder in good faith and with integrity and is not responsible for any decision by our Company in following or declining to follow Apple Ten Advisors’ advice or recommendations. We cannot assure you that we would be able to recover any damages for claims we may have against Apple Ten Advisors. Apple Ten Advisors and its shareholders, directors, officers, employees, affiliates or any person contracting with Apple Ten Advisors will not be liable to us, or to our board of directors or to our shareholders for any act or omission, unless such act or omission constitutes gross negligence or willful misconduct.

We have agreed to indemnify Apple Ten Advisors for certain liabilities and losses arising from the operations of our Company. However, before Apple Ten Advisors is eligible for such indemnification, our directors must first determine in good faith that the course of conduct which caused the liability or loss was undertaken in good faith within what Apple Ten Advisors reasonably believed to be the scope of its employment or authority, and for a purpose which it reasonably believed to be in our best interests. The indemnified amount is recoverable only out of our assets and not from the shareholders.

Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees, arising from or out of a violation of federal or state securities laws associated with the public offering unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Commission, the indemnification is contrary to public policy and therefore unenforceable.

This discussion is only a summary of the material terms of the Advisory Agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

Apple Suites Realty

We entered into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty acts as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a fee equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase, including any debt incurred in order to purchase the property. As of December 31, 2011, we have paid $9.2 million in cumulative fees to Apple Suites Realty and reimbursed costs of approximately $700,000. The fee amount is estimated at $34.8 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws and the maximum offering is sold, the amount of compensation could be $69.6 million. Under the agreement, Apple Suites Realty is also entitled to a fee in connection with the disposition of some or all of our properties equal to 2% of the gross sales prices, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, or the entities holding our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of our cost basis in the property plus 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale. The agreement has an initial term of five years and renews automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

This discussion is only a summary of the material terms of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

Subject to the conditions applicable generally to transactions between us and affiliates of Apple Ten Advisors or Apple Suites Realty, an affiliate may render services to us in connection with our financings or refinancings and would be entitled to compensation for those services. As of the date of this prospectus, no such services have been rendered to us and there are no specific agreements for any of these services.

Apple Ten Advisors and Apple Suites Realty pay Apple Fund Management the reimbursement compensation they receive from us under the Advisory Agreement and Property Acquisition/Disposition Agreement, respectively.

Property Management

Each property owned by us is managed by a third-party manager or operator, who is paid a management fee. These property-level management fees to third-party managers or operators are in addition to the fee compensation and reimbursement compensation payable to Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement. Similarly, we anticipate the each new hotel property acquired by us will be managed by a third-party manager or operator who will be paid a management fee.

Prior Performance of Programs Sponsored by Glade M. Knight

The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight’s experience in the last ten years with other programs sponsored by him, both public and nonpublic, that have invested in real estate. The information set forth is current as of December 31, 2011, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Also, past performance of prior programs is not necessarily indicative of our future results. Purchasers of our Units will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

In general, the investment objectives of the six real estate investment trusts previously organized by Glade M. Knight over the past ten years (Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), were similar to our investment objectives of achieving long-term growth in cash distributions, together with possible capital appreciation, through the acquisition, ownership and ultimate disposition of real properties. However, the types and locations of properties we may acquire and own will differ in varying degrees from the property portfolios of these previously-organized entities with similar investment objectives.

Prior REITS

Apple Hospitality Two

Glade M. Knight was responsible for the organization of Apple Hospitality Two, a real estate investment trust formed to acquire and own upper-end, extended-stay hotels in selected metropolitan areas. Mr. Knight was the chairman and chief executive officer of Apple Hospitality Two. Between

May 1, 2001 and November 26, 2002, Apple Hospitality Two sold approximately $300 million in Units in a continuous best-efforts offering to approximately 9,700 investors. After the minimum offering of $30 million was achieved, the offering price for Apple Hospitality Two was $10.00 per unit (the initial offering price was $9.50 per unit). The net proceeds of the Apple Hospitality Two public offering were used to acquire 49 previously owned extended-stay hotels in select metropolitan areas in the United States, with an aggregate purchase price of $434,851,000. On December 31, 2006, there were approximately 10,750 beneficial holders of Apple Hospitality Two’s Units.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

Apple Hospitality Five

Glade M. Knight was responsible for the organization of Apple Hospitality Five, a real estate investment trust formed to acquire and own upper-end, extended-stay and other select-service hotels in selected metropolitan areas. Mr. Knight was the chairman and chief executive officer of Apple Hospitality Five. From September 20, 2002 to March 18, 2004, Apple Hospitality Five sold approximately $500 million in Units before its best-effort offering concluded. After the minimum offering of $50 million was achieved, the offering price for Apple Hospitality Five was $11.00 per unit (the initial offering price was $10.50 per unit). The net proceeds of the Apple Hospitality Five public offering were used to acquire 28 hotels in select metropolitan areas in the United States, with an aggregate purchase price of $418 million. On December 31, 2006, there were approximately 13,200 beneficial holders of Apple Hospitality Five’s Units.

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

Apple REIT Six

Glade M. Knight was responsible for the organization of Apple REIT Six, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Six is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Six. From April 23, 2004 to March 2006, Apple REIT Six sold approximately $1 billion in Units in its best-efforts offering. The net proceeds of the Apple REIT Six public offering have been used to acquire 68 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $870 million. During 2011, Apple REIT Six disposed of two of these properties. All hotels owned by Apple REIT Six are franchised with Marriott® or Hilton® or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Six with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Six’s website at the address www.applereitsix.com. As of December 31, 2011, there were approximately 19,900 beneficial holders of Apple REIT Six’s Units.

Apple REIT Seven

Glade M. Knight was responsible for the organization of Apple REIT Seven, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Seven is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Seven. From March 15, 2006 to July 2007, Apple REIT Seven has sold approximately $1 billion in Units in a best-efforts offering. The net proceeds of the Apple REIT Seven public offering have been used to acquire 51 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $933 million. To date, Apple REIT Seven has not disposed of any of these properties. Apple REIT Seven does not have a material geographical concentration of properties. All hotels owned by Apple REIT Seven are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Seven with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Seven’s website at the address www.applereitseven.com. As of December 31, 2011, there were approximately 20,100 beneficial holders of Apple REIT Seven’s Units.

Apple REIT Eight

Glade M. Knight was responsible for the organization of Apple REIT Eight, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Eight is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Eight. From July 19, 2007 to April 2008, Apple REIT Eight sold approximately $1 billion in Units in a best-efforts offering. The net proceeds of the Apple REIT Eight public offering have been used to acquire 51 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $990 million. Apple REIT Eight does not have a material geographical concentration of properties. To date, Apple REIT Eight has not disposed of any of these properties. All hotels owned by Apple REIT Eight are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Eight with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Eight’s website at the address www.applereiteight.com. As of December 31, 2011, there were approximately 20,000 beneficial holders of Apple REIT Eight’s Units.

Apple REIT Nine

Glade M. Knight was responsible for the organization of Apple REIT Nine, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Nine is organized to acquire and own hotels, residential apartment communities and other property, it currently owns hotels and, as discussed below, 406 acres of land in the Ft. Worth, Texas area. Mr. Knight is the chairman and chief executive officer of Apple REIT Nine. From April 25, 2008 to December 2010, Apple REIT Nine sold approximately $2.0 billion in Units in a best-efforts offering. The net proceeds of the Apple REIT Nine public offering have been used to acquire 88 hotels through December 31, 2011 in select metropolitan areas in the United States, with an aggregate purchase price of approximately $1.5 billion. Apple REIT Nine does not have a material geographical concentration of properties. It has acquired and intends to continue to acquire properties throughout the United States. To date, Apple REIT Nine has not disposed of any of these properties. All hotels owned by Apple REIT Nine are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. Apple REIT Nine’s real estate portfolio also includes 406 acres of land and improvements located on 110 sites in the Ft. Worth, Texas area that are being leased to Chesapeake Energy Corporation for the production of natural gas. The purchase price for the land and improvements was approximately $145 million. In August 2011, Apple REIT Nine entered into a contract for the potential sale of all 110 parcels for a total sale price of $198.4 million. Apple REIT Nine will continue to focus primarily on the hotel industry, however, will continue to look for unique opportunities to diversify its real estate portfolio. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Nine with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Nine’s website at the address www.applereitnine.com. As of December 31, 2011 there were approximately 38,600 beneficial holders of Apple REIT Nine’s Units.

Additional Information on Apple REIT Nine

Table VI of Part II on pages II-12 through II-13 of our registration statement (which is not a part of this prospectus) contains a more detailed summary of all of the 67 properties acquired by Apple REIT Nine for the three most recent years ending December 31, 2011. As noted above, Apple REIT Nine has acquired hotels in different metropolitan areas throughout the country. The states in which the hotels are located for acquisitions in the most recent three years are: Alabama, Alaska, Arizona, Arkansas, California, Florida, Georgia, Idaho, Illinois, Indiana, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, North Carolina, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, and Virginia. Also Apple REIT Nine acquired and leased back to an affiliate of Chesapeake Energy Corporation appropriately 406 acres of land and land improvements located on 110 individual sites in the Ft. Worth, Texas area. Apple REIT Nine acquired its properties using cash raised in its continuous, best-efforts offering of its shares to the public. In selected situations, management also utilized secured financing when the terms of the financing were deemed favorable by management. We will provide a copy of Table VI without charge upon request of any investor or prospective investor.

Additional Information on Prior Programs

Prospective investors should also refer to the tabular information on prior programs sponsored by Glade M. Knight appearing under the heading “Experience of Prior Programs” in this prospectus.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The determination of “beneficial ownership” for purposes of this prospectus has been based on information reported to us and the rules and regulations of the Securities and Exchange Commission. References below to “beneficial ownership” by a particular person, and similar references, should not be construed as an admission or determination by us that common shares in fact are beneficially owned by such person.

As of March 31, 2012, we had a total of 49,151,529 issued and outstanding Common Shares. There are no shareholders known to us who beneficially owned more than 5% of our outstanding voting securities on such date. The following table sets forth the beneficial ownership of our securities by our directors and executive officers as of the date of this prospectus:

Security Ownership of Management

Title of Class(1)	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Common Shares	David J. Adams	5,500	*
(voting)	Kent W. Colton	12,099	*
	R. Garnett Hall, Jr.	12,099	*
	Anthony F. Keating	12,099	*
	Glade M. Knight	18,192	*
	Above directors and executive officers as a group	59,989	*

Series A	David J. Adams	5,500	*
Preferred Shares	Kent W. Colton	12,099	*
(non-voting)	R. Garnett Hall, Jr.	12,099	*
	Anthony F. Keating	12,099	*
	Glade M. Knight	18,192	*
	Above directors and executive officers as a group	59,989	*

Series B Convertible	Glade M. Knight	480,000	100%
Preferred Shares
(non-voting)

*	Less than one percent of class.

(1)

All individuals listed in the table are directors. Executive officers not listed above for a particular class of securities hold no securities of such class. Each Unit consists of one Common Share and one Series A Preferred Share. The Series A Preferred Shares have no voting rights and are not separately tradable from the Common Shares to which they relate.

(2)

Amounts shown for individuals other than Glade M. Knight consist entirely of securities that may be acquired upon the exercise of options, although no options have been exercised to date. The Series B Convertible Preferred Shares are convertible into Common Shares upon the occurrence of certain events, under a formula which is based on the gross proceeds raised by us during our best efforts offering of Units. Mr. Knight has agreed to assign to certain of our executive officers, the benefits (if any) associated with specified percentages of his B Shares. Such benefits include the right of conversion upon the happening of the following events: (1) substantially all of our assets, shares or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our Company’s business; or (2) the termination or expiration without renewal of the advisory agreement with A10A or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or (3) our common shares are listed on any securities exchange or quotation system or in any established market. The assignees do not have any voting or disposal rights with respect to the B Shares unless and until one of the foregoing events occurs. The percentage of Glade M. Knight’s B Shares whose benefits were assigned to the executive officers was as follows: David McKenney (6.27%); Justin Knight (6.27%); Kristian Gathright (6.27%); Bryan Peery (3.13%) and David Buckley (3.13%).

Information regarding our equity compensation plan is discussed above under Compensation Discussion & Analysis—Directors’ Plan.

Glade M. Knight, who is our chairman and chief executive officer, owns 480,000 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We issued the Series B convertible preferred shares to Mr. Knight in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11.00 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following triggering events:

•

we sell or transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•

the termination or expiration without renewal of the Advisory Agreement, including the unlikely termination of the Advisory Agreement by Glade M. Knight, who, as the sole shareholder of the advisor, may terminate the agreement at any time, upon 60 days notice;

•	if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event as discussed above, and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest $100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material United States federal income tax considerations that may be relevant to a holder of Units. This summary is not tax advice. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with shareholders that hold Units as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. This summary does not discuss the United States federal income tax consequences that may be relevant to certain types of shareholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, U.S. expatriates, persons holding Units as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment, S corporation, persons who receive Units through the exercise of employee stock options or otherwise as compensation, persons subject to the alternative minimum tax provisions of the Code and persons who are not citizens or residents of the United States.

The statements in this discussion are based on:

•	current provisions of the Code;

•	current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

•	the legislative history of the Code;

•	judicial decisions; and

•	current administrative interpretations of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS.

Future legislation, regulations, administrative interpretations or court decisions could adversely change current law and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each prospective purchaser of Units is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of Units in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, and disposition of Units and of potential changes in applicable tax laws.

Tax Status of Our Company

We will elect to be treated as a REIT for federal income tax purposes. We believe that we have been organized and operate in such a manner as to qualify for taxation as a REIT. The law firm of McGuireWoods LLP is acting as our legal counsel in connection with this offering. In January 2011, McGuireWoods LLP rendered to us an opinion that we have been organized as a corporation in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operation will enable us to satisfy the requirements for qualification as a REIT. It must be emphasized that the opinion of McGuireWoods LLP was based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by McGuireWoods LLP or by us that we will qualify as a REIT for any particular year. The opinion was expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or any subsequent change in the applicable law. The opinion of McGuireWoods LLP is not binding on the IRS. Further, the opinion is based on existing federal income tax laws governing qualification as a REIT (which are subject to change either prospectively or retroactively).

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by McGuireWoods LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

•	We must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

•	We must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

•	We must be managed by one or more directors;

•	Our taxable year must be the calendar year;

•	Our beneficial ownership must be evidenced by transferable shares;

•

Beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

•

Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years;

•	We must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below; and

•	We must make an election to be a REIT for 2011 and maintain the requirements for REIT status thereafter.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

Specifically, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding Units. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

Sources of Gross Income

In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities, and items of income of a partnership (including a partnership’s share of the assets, liabilities, and items of income with respect to any partnership in which we hold an interest) will be treated as assets, liabilities, and items of income of the REIT for purposes of applying the requirements described herein.

75% Gross Income Test

At least 75% of a REIT’s gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

•	rents from real property;

•	interest on obligations secured by real property;

•

gain from the sale of real property or obligations secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company’s trade or business, referred to below as “dealer property”);

•	income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (referred to as “foreclosure property”);

•	distributions on, or gain from the sale of, shares of other REITs;

•	abatements and refunds of real property taxes; and

•

“qualified temporary investment income” (generally, any income from stock or a debt instrument that is attributable to the temporary investment of new capital and that we receive or accrue during the one-year period beginning on the date we receive the new capital).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, and does not include certain property held by us for at least four years provided we meet specified additional safe harbor requirements.

We believe that substantially all of our gross operating income has been and will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant’s net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property, and we will have leases where rent is based on a percentage of gross income.

With the exception for certain rents received from a taxable REIT subsidiary, “rents from real property” also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, own a 10% or greater interest. As described below, we expect that amounts received from Apple Ten Hospitality Management, our wholly-owned, taxable REIT subsidiary, will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an “independent contractor” from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property. If the value exceeds 1%, then none of the rental income from that property will qualify as rents from real property.

A REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We have made a joint election causing Apple Ten Hospitality Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Ten Hospitality Management, or its subsidiaries.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Ten Hospitality Management or its subsidiaries with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

•

each hotel must not be managed or operated by Apple Ten Hospitality Management or its subsidiaries, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Ten Hospitality Management;

•

Apple Ten Hospitality Management or its subsidiaries may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any hotel facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and

•	no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Ten Hospitality Management will be considered rents from real property. Apple Ten Hospitality Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income tests described here and the asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. If a disregarded subsidiary ceases to be wholly owned, the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and income test applicable to REITs, including the requirement described below that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

95% Gross Income Test

In addition to earning 75% of gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales. Income from a “hedging transaction” that is clearly and timely identified, including gain from the sale or disposition of such a financial instrument, will not constitute gross income for purposes of both the 75% and 95% gross income tests to the extent the financial instrument hedges indebtedness incurred or to be incurred to acquire or carry real estate assets.

Failing the 75% or 95% Tests; Reasonable Cause

As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type of income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant, and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income; however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

•	we report the source and nature of each item of our gross income in our federal income tax return for that year;

•	the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

•	the failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case, we would be subject to a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied by a fraction intended to reflect our profitability.

Character of Assets Owned

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own:

•	securities of any one issuer that represent more than 5% of the value of our total assets;

•	more than 10% of the outstanding voting securities of any single issuer; or

•	more than 10% of the value of the outstanding securities of any single issuer.

The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that certain “straight debt” and other specified securities are not treated as securities for purposes of the 10% value test described above. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT’s assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

In the event that we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10.0 million) and (2) we dispose of assets or otherwise comply with the asset test within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Our ability to satisfy these asset tests will depend upon the fair market values of the assets we own directly or indirectly. These values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy these requirements for qualification and taxation as a REIT.

Annual Distributions to Shareholders

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred. To the extent that we have any net operating losses carried forward, these losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. These losses, however, generally will not affect the character, in the hands of our shareholders, of any distributions that are actually made by us.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

•

Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year may be treated as paid in the prior year for ourselves and our shareholders.

•

Dividends declared before the due date of our tax return for the taxable year (including extensions) also may be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company’s “ordinary income” plus (b) 95% of a company’s capital gain net income plus (c) any undistributed income from prior periods.

We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

Taxation as a REIT

If we qualify as a REIT, we generally will not be subject to federal corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

•	certain income or gain from foreclosure property will be taxed at the highest corporate rate;

•

a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than sales of foreclosure property;

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•	items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

•

if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•

under regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent such built-in gain is recognized during the first ten years after we acquire the assets.

•	we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•

In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below, as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as dividend income. Subject to certain limitations, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2010 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

Taxation of U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of preferred or common shares who (for United States federal income tax purposes):

•	is a citizen or resident, as defined in Section 7701 of the Code, of the United States;

•

is a corporation, partnership, or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person in effect.

In general, distributions will be taxable to U.S. shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

•

Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year generally are treated as if received by the U.S. shareholders on December 31 of the calendar year during which they were declared.

•

Distributions paid to U.S. shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a U.S. shareholder who is subject to the passive activity rules.

•

Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to U.S. shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate U.S. shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income. Capital gain dividends, if any, will be allocated among different classes of shares in proportion to the allocation of earnings.

•

As long as we qualify as a REIT, distributions made to our U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income.

•

If we elect to retain and pay income tax on any net long-term capital gain, our U.S. shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our U.S. shareholders would receive a credit for the U.S. shareholder’s proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

•	U.S. Shareholders are not permitted to deduct our losses or loss carry-forwards.

•	Foreign tax credits and our other tax attributes, if any, will generally not pass through to our shareholders.

We may generate cash in excess of our net earnings. If we distribute cash to our U.S. shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each U.S. shareholder to the extent of the adjusted tax basis of the U.S. shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A U.S. shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Generally, gain or loss realized by a U.S. shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend, or has included a share of our retained net long-term capital gain, as described above, and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain income received or included.

In any year in which we fail to qualify as a REIT, our U.S. shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction, and the U.S. shareholders will not be required to report any share of our tax preference items.

Backup Withholding

We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under current law, if a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 28%. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct taxpayer identification number;

•	when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number; or

•	in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder’s United States federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

The United States Treasury has issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. You should consult your own tax advisor concerning the adoption of the final withholding and information reporting regulations and their potential effect on your ownership of Units.

Taxation of Foreign Investors

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Units, including any withholding and reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

State and Local Taxes

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force, the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Code, the rents received from Apple Ten Hospitality Management or its subsidiaries may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. The term “Plan” means an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA; a plan, as defined in section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans; and an entity whose underlying assets include plan assets by reason of a plan’s investment in that entity, including insurance company general accounts. A Plan fiduciary considering an investment in the Units should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus.

ERISA and the Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include Prohibited Transaction Class Exemption (“PTCE”) 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the Units should consider whether that investment might constitute a prohibited transaction under ERISA or the Code and whether exemptive relief is available.

A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the Units without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Prohibited Transaction Considerations

Treatment of REIT Assets as Plan Assets. A transaction involving the operation of the REIT might constitute a prohibited transaction under ERISA and the Code if assets of the REIT were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as a REIT, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

If the assets of the REIT are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the REIT assets, and any person who provides investment advice for a fee with respect to the REIT assets, will be a fiduciary of the investing Plan. This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Code.

Exception for Real Estate Operating Company. The plan asset regulations provide an exception where a Plan acquires an interest in certain operating companies. In particular, when a Plan acquires an equity interest in a real estate operating company, the assets of the Plan will include the equity interest but not an undivided interest in the assets of the operating company. An entity is a real estate operating company for purposes of the plan asset regulations if (i) at least 50% of its assets are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate in management or development activities, and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because we are a blind pool company (meaning that as of the date of this prospectus, we have not identified any properties to be acquired with the proceeds of our offering), we cannot assure you that it will be a real estate operating company within the meaning of the plan asset regulations.

Exception for Insignificant Participation by Benefit Plan Investors. The plan asset regulations provide that the assets of an entity such as the REIT will not be deemed to be the assets of an investing Plan if equity participation in the entity by benefit plan investors, such as employee benefit plans or individual retirement accounts, is not significant. An equity participation in an entity is not deemed to be significant if benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot assure you that benefit plan investors will hold less than 25% of the value of each class of equity interests in the REIT.

Exception for Publicly Offered Securities. The plan asset regulations provide that the issuer of a publicly-offered security acquired by a Plan will not be deemed to hold Plan assets solely because of that acquisition. A publicly-offered security is a security that is “freely transferable,” part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and either:

•	part of a class of securities registered under the Exchange Act; or

•

sold to the Plan as part of an offering of securities to the public under the Securities Act; provided, however, that the class of securities of which the security is a part must be registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

The plan asset regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

The Units offered are securities that will be registered under the Securities Act and are registered under the Exchange Act. Furthermore, we believe that the restrictions imposed under our bylaws on the transfer of the Units are limited to the restrictions on transfer generally permitted under the plan asset regulations, and are not likely to result in the failure of the Units to be “freely transferable.” We also believe that the restrictions that apply to the Units held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with Units, are unlikely to result in the failure of the Units to be “freely transferable.” Nonetheless, no assurance can be given that the Department of Labor could not reach a contrary conclusion.

In addition, we cannot assure you that the Units will be held by 100 or more independent investors, and no monitoring or other measures will be taken to insure that this requirement of the publicly offered security exception will be satisfied. If the Units do not qualify as publicly offered securities under the plan asset regulations, the assets of the REIT may be deemed the assets of any Plan that invests in the Units. In that event, transactions involving the REIT and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA or the Code and could subject disqualified persons to excise taxes and impose other liabilities on Plan fiduciaries, unless exemptive relief is available under an applicable statutory or administrative exemption.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the REIT were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Code.

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our Units are listed on a national securities exchange, it is not expected that a public market for the Units will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of our Units when the fair market value of our Units is not determined in an established marketplace.

The per Unit estimated market value is deemed by us to be the offering price of the Units, which is currently $11.00 per Unit. This market valuation is supported by the fact that we are currently selling Units to the public through our best-efforts offering. However, there can be no assurance:

•	that the per Unit estimated market value could or will actually be realized by us or by shareholders upon liquidation,

•	that shareholders could realize this value if they were to attempt to sell their Units, or

•	that this value would comply with the ERISA or IRA requirements described above.

Additional Considerations for Insurance Company General Accounts

In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company’s general account may be deemed to be assets of Plans that were issued policies supported by that general account.

The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose. The general account regulations became generally applicable July 5, 2001. The general account regulations provide that, when a Plan acquires a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company’s general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

CAPITALIZATION

We were initially capitalized on August 13, 2010 and commenced operations on March 4, 2011. The following table sets forth our capitalization as of December 31, 2011. The information set forth in the following table should be read in conjunction with our historical financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, each of which are incorporated by reference into this prospectus. The amounts in the table are in thousands except share data.

As of December 31, 2011
Liabilities
Notes payable	$69,636
Accounts payable and accrued expenses	5,671

Total Liabilities	75,307
Shareholders’ Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	—
Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 43,502,273 and 10 shares, respectively	—
Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares	48
Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 43,502,273 and 10 shares, respectively	424,626
Accumulated deficit	(5,165)
Cumulative distributions paid	(23,594)

Total Shareholders’ Equity	395,915
Total Liabilities and Shareholders’ Equity	$471,222

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Management’s Discussion and Analysis of Financial Conditions and Results of Operation from our most recent Form 10-K for the year ended December 31, 2011 has been incorporated by reference herein. See “Incorporation by Reference” on page 132 of this prospectus.

PLAN OF DISTRIBUTION

We are selling the Units using the service of David Lerner Associates as the managing dealer. David Lerner is not affiliated with us. The Units are being offered on a “best efforts” basis, meaning that the managing dealer is not obligated to purchase any Units.

The Units initially were offered at $10.50 per Unit until the minimum offering of $100,000,000 in Units was achieved and the minimum 9,523,810 Units were sold. The minimum offering was achieved on January 27, 2011. We are continuing the offering at $11.00 per Unit. We registered to sell a total of 182,251,082 Units. As of March 31, 2012 133,099,563 Units remained unsold.

Once the minimum offering of 9,523,810 was achieved, Glade M. Knight purchased 18,182 Units at $11.00 per Unit from us. Following the issuance of the 18,182 Units, at a per Unit price of $11.00, Mr. Knight has an initial capital investment of $200,002 in us (in addition to the $48,000 Mr. Knight paid for issuance of the Series B convertible preferred shares). Mr. Knight undertakes not to sell his Units (other than to an Affiliate, as defined in our bylaws) so long as he is an officer and director of us.

Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11.00 once the minimum offering was achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholders’ original investment.

The offering of Units is expected to terminate when all Units offered by this prospectus have been sold or by January 19, 2013, unless extended by us for up to an additional year in order to achieve the maximum offering of 182,251,082 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

Purchasers will be sold Units at one or more closings. Since the completion of the minimum offering, additional closings have been held monthly. Closings will continue to be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Units. It is expected that purchasers will be sold Units no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering will be held in purchasers’ accounts with David Lerner Associates until the next closing, and then disbursed to us.

In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative, David Lerner Associates. By executing the subscription agreement, the investor is not waiving any rights under the Securities Act of 1933.

Investors’ funds will be held in each purchaser’s account with David Lerner Associates or other broker-dealers pending each applicable closing. Investors’ subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

Each investor who desires to purchase Units will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Appendix A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of Units subscribed for, and the manner in which ownership will be held, the

Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated “(a)” through “(h).”

We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

We have established certain suitability standards in determining whether we should accept a subscription agreement from any purchaser. These suitability standards include those standards established by certain states where we plan to offer the Units. Except for the State of North Carolina and the State of Washington, each purchaser of Units must certify that he has either:

•	a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or

•	a net worth (similarly defined) of at least $150,000.

Each North Carolina or Washington purchaser must certify that he has either:

•	a minimum annual gross income of $70,000 and a net worth (similarly defined) of at least $70,000, or

•	a net worth (similarly defined) of at least $250,000.

Each California purchaser must certify that:

•	the purchaser has annual gross income of at least $75,000 with a net worth (similarly defined) of at least $150,000, or a net worth (similarly defined) of at least $250,000; and

•	units purchased do not exceed 10% of the purchaser’s net worth (similarly defined).

These standards impose minimum income and net worth standards which we believe are reasonable considering our planned business activities and the risks associated with a purchase of the Units. These risk factors include the potential income tax implications to purchasers, the lack of liquidity in the Units, potential variances in cash distributions to purchasers, our use of leverage, the financial condition of our sole promoter, Glade M. Knight, the relationship between Mr. Knight, Apple Ten Advisors and purchasers, past and potential future transactions between Mr. Knight, Apple Ten Advisors and us, and the risks generally inherent in the hotel and other income-producing real estate industry. See the discussion of “Risk Factors” beginning on page 14 of this prospectus.

No sale to a Virginia purchaser will be permitted to be completed until at least five business days after the Virginia purchaser receives a final copy of this prospectus, and the manager dealer will provide each Virginia purchaser with a written confirmation of his or her purchase.

We will require each purchaser to review and complete a Subscription Agreement in which he will represent that he meets the applicable suitability standards described above. The form of the Subscription Agreement is attached as Appendix A. We rely on the representations made by the purchaser in the Subscription Agreement in assuring adherence to these suitability standards by David Lerner Associates, Inc.

Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

(a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

(b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the Units.

(c) You represent that you have adequate financial resources, understand the financial risks of an investment in Units, and understand that there is no ready ability to sell or otherwise dispose of your investment in Units.

(d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $45,000 (higher in certain states) and gross income of $45,000 (higher in certain states), or a net worth (with the same exclusions) of at least $150,000 (higher in certain states) and in the case of a California purchaser, the purchase of Units does not exceed 10% of your net worth (with the same exclusions). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

(e) If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

(f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

(g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for Units.

(h) You agree to settle by arbitration any controversy between you and your broker concerning the Subscription Agreement and the investment represented by the Subscription Agreement.

Upon the conclusion of this offering of Units, we intend to establish a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units.

Funds not invested in real properties may be invested by us only in:

(a) bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

(b) short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

(c) short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000; or

(d) similar highly liquid investments to the extent permitted by applicable laws and regulations.

We will pay to David Lerner Associates selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11.00 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11.00 per Unit. The maximum selling commission payable to David Lerner Associates is $150,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $50,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates at the times of the issuance of Units to purchasers.

The following table reflects the only compensation payable to David Lerner Associates for the offer and sale of Units (see “Compensation” on page 30 for a further discussion of compensation):

	Price To Public	Commissions	Marketing Expense Allowance
Per Unit Minimum offering	$10.50	$0.7875	$0.2625
Per Unit Maximum offering	$11.00	$0.8250	$0.2750
Total Minimum offering	$100,000,000	$7,500,000	$2,500,000
Total Maximum offering	$2,000,000,000	$150,000,000	$50,000,000

The agency agreement between us and David Lerner Associates permits David Lerner Associates to use the services of other broker-dealers in offering and selling the Units, subject to our approval. David Lerner Associates will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates may be deemed to be an “underwriter” for purposes of the Securities Act of 1933 in connection with this offering. Purchasers’ checks are to be made payable to David Lerner Associates unless the investor elects to use a portion of the proceeds in his or her David Lerner brokerage account. David Lerner Associates will forward to the escrow agent funds representing subscription payments by noon of the next business day following receipt by David Lerner Associates of the subscription payments.

David Lerner Associates is a member of the FINRA. Any other broker-dealers allowed to sell Units will be FINRA members. The maximum underwriting compensation that we will pay to David Lerner Associates or any other FINRA member firm will not exceed 10% of the gross proceeds of this offering. However, no commissions will be charged under the dividend reinvestment plan we plan to establish at the conclusion of this offering of Units.

Purchasers are required to purchase a minimum of $5,000 in Units or $2,000 in Units for Plans. After the minimum offering is achieved, Apple Ten Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of Units sold in the offering, on the same terms and conditions as the public. If Apple Ten Advisors and Apple Suites Realty purchase any Units, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of Units in this offering by Apple Ten Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The Units described in this paragraph are exclusive of the Units which may be issued under our directors plan.

There has been no previous market for any of our Units. The initial offering price for the Units is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

We have agreed to indemnify David Lerner Associates against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates for losses from a breach of any warranties made by us in the agency agreement.

DESCRIPTION OF CAPITAL STOCK

The information set forth below is only a summary of the material terms of our common shares, Series A preferred shares, and Series B convertible preferred shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares, the Series A preferred shares and the Series B convertible preferred shares.

Our authorized capital stock consists of:

•	400,000,000 common shares, no par value;

•	400,000,000 Series A preferred shares, no par value;

•	480,000 Series B convertible preferred shares, no par value; and

•	30,000,000 additional preferred shares.

As of the date of this prospectus, there were 49,151,529 common shares and accompanying Series A preferred share issued and outstanding and 480,000 Series B convertible preferred shares issued and outstanding. All 480,000 authorized Series B convertible preferred shares are held by Glade M. Knight.

Common Shares

Dividend and Distribution Rights

Our common shares have equal rights in connection with:

•	dividends;

•	distributions; and

•	liquidations.

If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

•	the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares; and

•	the amount of the dividend may be limited by law.

If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holder of the Series B convertible preferred shares, on an as converted basis.

Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

Voting Rights

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

•	dissolve;

•	amend our charter or articles of incorporation;

•	merge;

•	sell all or substantially all of our assets; or

•	engage in a share exchange or similar transaction.

Our articles further provide that, subject to mandatory provisions of applicable laws, shareholders may vote on a proposal for our dissolution without the necessity for concurrence by our board of directors.

The transfer agent and registrar for the common shares will be Branch Banking and Trust Company.

Series A Preferred Shares

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets in liquidation, dissolution or winding up of our business. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights. In the event we pay special dividends on our common shares, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. In order to be a special dividend for this purpose, our board of directors must specifically designate the dividend as a special dividend which reduces the priority distribution to Series A preferred shares. We anticipate that we will not pay any Special Dividend from ordinary operating revenue.

The Series A preferred shares will terminate and have no liquidation preference or any other rights upon:

•	the conversion of the Series B convertible preferred shares into common shares, as described below; or

•	the reduction of the $11.00 priority distribution payment to zero as a result of the payment of one or more special dividends which aggregates $11.00.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares.

Series B Convertible Preferred Shares

Our authorized capital stock includes 480,000 Series B convertible preferred shares. Glade M. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11.00 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•

the termination or expiration without renewal of the Advisory Agreement, including the unlikely termination of the Advisory Agreement by Glade M. Knight, who, as the sole shareholder of the advisor, may terminate the agreement at any time, upon 60 days notice;

•	if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest $100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Glade M. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight, as a board member and as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the Advisory Agreement is terminated or expired without renewal, or we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the Advisory Agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 480,000 Series B convertible preferred shares are convertible into a maximum of 11,602,099 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $2 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Glade M. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $48,000.

The reason the Series B convertible preferred shares were issued was to give Glade M. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from 0.92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

Following the occurrence of an event permitting conversion of the Series B convertible preferred shares, we will disclose the conversion of the Series B convertible preferred shares (and the resulting termination of the Series A preferred shares and the termination of the priority distribution in liquidation associated with the Series A preferred shares) in a supplement to this prospectus (if this offering is then still continuing) and in a Report on Form 8-K (as required by law). We would also expect to notify our shareholders of the occurrence of the conversion of the Series B convertible preferred shares in our next quarterly or annual report sent to our shareholders, or, if we deem it appropriate, in a separate letter or notice mailed to our shareholders.

Preferred Shares

Our articles of incorporation authorize our issuance of up to 30 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

We believe that the authorization to issue additional preferred shares benefits us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders’ meeting.

At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be. Any issuance by us of any additional preferred shares (whether in a public or private offering) would be done by us in compliance with all applicable federal and state securities laws and regulations.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Restrictions On Transfer

To qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding Units. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

Facilities for Transferring Common Shares

No public market for the Units currently exists. We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the Units to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. In addition, the Units are uncertificated securities, are not represented by stock certificates, and may be difficult to transfer. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

Unit Redemption Program

Prior to the time that our Units may be listed on a national securities exchange, our shareholders who have held their Units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their Units to us at any time in accordance with the procedures outlined in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the Units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the Units for one year or you have failed to fill out a redemption request form completely.

After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first five (5) years from the date of your purchase of the Units to be redeemed, 92.5% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first five (5) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of all shareholders in one account, the purchase price will equal 100% of the price paid by the deceased shareholders for the Units.

In the event that you are redeeming all of your Units, Units purchased pursuant to our dividend reinvestment plan, which we plan to implement following the conclusion of this offering, may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•

waive the one-year holding period in the event of the death of a shareholder, a shareholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder’s IRA;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our Unit redemption program.

Redemption of Units, when requested, will be made quarterly. If we do not have sufficient funds to accommodate all redemption requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; next, pro rata as to shareholders seeking redemption of all Units owned by them who own beneficially or of record fewer than 100 Units; and, finally, pro rata as to all other redemption requests. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under this offering or our dividend reinvestment plan which we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to this offering or our dividend reinvestment plan.

The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. If the board of directors amends, suspends or terminates the Unit redemption program or reduces the number of Units purchased under the Unit redemption program, we will provide shareholders with thirty (30) days advance written notice by means of either (1) an annual or quarterly report or (2) a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934.

We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which units are redeemed.

In general, a shareholder or his or her estate, heir or beneficiary may present to us fewer than all of the Units then-owned for redemption, except that the minimum number of Units that must be presented for redemption shall be at least 10% of the holder’s Units.

A shareholder who wishes to have Units redeemed must mail or deliver to us a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Units redeemed following the death of a shareholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the shareholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A shareholder requesting the redemption of his Units due to a disability must mail or deliver to us a written request on a form provided by us, including the evidence acceptable to our board of directors of the shareholder’s disability. If the Units are to be redeemed under any conditions outlined herein, we will forward the documents necessary to effect the redemption, including any signature guaranty we may require.

The Unit redemption program is only intended to provide limited liquidity for shareholders until a secondary market develops for the Units. No such market presently exists, and we cannot assure you that any market for your Units will ever develop. If you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

In the unlikely event that the Series B convertible preferred shares are converted and there is no related liquidity event with respect to the Units, the Unit redemption program may be reformulated or modified by the board of directors at that time. Any such reformulation or modification by the board of directors may include a reduction in the redemption price.

Our Unit redemption program began in April 2012, which was more than one year after our initial closing of this offering. If we terminate, suspend, reduce the scope of or otherwise change the Unit redemption program, we will disclose the changes in reports filed with the SEC. We also will send written notification to all of our shareholders reporting the change.

Upon the conclusion of this offering of Units, we intend to establish a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units. Once the DRIP is established, funding for the redemption of shares will come from the proceeds we receive from the sale of Units under our DRIP. At that time, subject to funds being available, we will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the 12-month period immediately prior to the date of redemption; and funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan and this offering provided that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan and this offering. Notwithstanding the foregoing, we may consider other sources of funding other than the DRIP to fund the redemption of shares under the Unit redemption program. No commissions will be charged under the dividend reinvestment plan established by us.

SUMMARY OF ORGANIZATIONAL DOCUMENTS

The following is a summary of the material provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Board of Directors

The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. “For cause” is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director’s duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor’s term. The number of directors shall not be less than three nor more than 15, except that before initial closing, there will be a minimum of one director. At the time of initial closing, there will be three directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least two directors.

Responsibility of Board of Directors, Officers and Employees

Virginia law permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages. Our articles of incorporation contain a provision which eliminates such liability for officers and for a director if such director meets all requirements for indemnification.

Our articles of incorporation obligate us to indemnify any person who is made a party to, or is threatened to be made a party to, any proceeding by reason of:

•	his or her service as a present or former director or officer of us, or

•

his or her service as a present or former director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, while a director or officer of ours and serving in such capacity at our request.

The indemnification provided for in our articles of incorporation shall include reasonable expenses (including reasonable legal expenses) and other costs and shall be paid or reimbursed by us in advance of the final disposition of any such proceeding, if certain conditions outlined in our articles are satisfied.

Under Virginia law, unless its articles of incorporation provide otherwise, a corporation is required to indemnify a director or officer who entirely prevails in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding. Our articles do not provide otherwise.

Our articles of incorporation limit our indemnification of our directors and provide that we will provide indemnification only if all of the following conditions have been met:

•	the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•

the liability or loss was not the result of negligence or misconduct, if the indemnitee is a director other than an independent director, or gross negligence or willful misconduct, if the indemnitee is an independent director, and

•	any indemnification is only recoverable out of our net assets and not from shareholders.

In addition, we will not provide indemnification of a director for any liability, loss or expense arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the indemnitee;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, after having been advised of the position of the Commission and the published position of any state securities regulatory authority as to indemnification for violations of securities laws.

Also, our articles of incorporation limit our advancement of funds to our directors for reasonable legal expenses and other costs incurred, and provide that we will only advance funds if all of the following conditions have been met:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•

the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of ours acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

The exculpation and indemnification provisions in the articles of incorporation have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders’ litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation may result in a shareholder or our company having a more limited right of action against a director than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors in making decisions and taking actions with respect to us.

Issuance of Securities

Subject to the number of shares authorized in the articles of incorporation, the board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we acquire property, as part or all of the purchase price of the property, or (2) to Apple Ten Advisors and Apple Suites Realty in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while Units are offered by us to the public, the public offering price of the Units shall be deemed their value.

We have adopted a stock incentive plan for the benefit of our directors.

Our authorized capital stock includes 480,000 Series B convertible preferred shares. Glade M. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11.00 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•

the termination or expiration without renewal of the Advisory Agreement, including the unlikely termination of the Advisory Agreement by Glade M. Knight, who, as the sole shareholder of the advisor, may terminate the agreement at any time, upon 60 days notice;

•	if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest $100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Glade M. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the Advisory Agreement is terminated or expired without renewal or if we cease to use Apple Ten Advisors to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the Advisory Agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 480,000 Series B convertible preferred shares are convertible into a maximum of 11,602,099 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $2 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Glade M. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $48,000.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Redemption and Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding Units.

Amendment

The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

Shareholder Liability

The holders of our Units shall not be liable personally on account of any of our obligations.

Restrictions on Roll-Up Transactions

In accordance with our articles of incorporation, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of only securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal will be filed with the Commission and the states as an exhibit to the registration statement for the offering. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to shareholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of only securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common shareholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common shareholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2) one of the following:

(a) remaining as our shareholders and preserving their interests in us on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

that would result in the common shareholders having voting rights in a roll-up entity that are less than those provided in specified sections of our articles of incorporation or bylaws, including rights with respect to the election of directors, annual and special meetings, amendment of our articles of incorporation and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the roll-up entity will be less than those described in specific sections of our bylaws, or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by the shareholders.

Antitakeover Provisions

Our bylaws contain restrictions on stock ownership that may discourage or preclude third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding Units by any shareholder. Our board may waive this ownership limitation on a case-by-case basis, but has no obligation to do so. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding Units, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board, without shareholder approval, to issue up to 30,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could be structured and implemented in a manner that could delay or prevent a change in control even if a change were in our shareholders’ best interest. Rights of this type are sometimes referred to as a “poison pill.”

Under our bylaws, the number of our directors can be as few as three or as many as 15, as determined by our board. Thus, our board may increase the number of directors and, under our bylaws, the newly-created directorships resulting from an increase in the size of the board may be filled by the existing directors. As a result, if faced with an attempt to take control of our board, our directors could increase the size of the board and install directors opposed to the takeover attempt. Similarly, the directors could install additional directors to oppose directors elected by shareholders seeking to change our management policies, objectives or other matters.

Our bylaws also require that a shareholder who desires to nominate a candidate for election to the board of directors, or to raise new or additional business at an annual or special meeting of shareholders, comply with a number of procedural conditions and requirements described in the bylaws. These conditions and requirements could as a practical matter make it more difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders.

Virginia Antitakeover Statutes

The Virginia Stock Corporation Act contains several provisions relating to transactions with interested shareholders (i.e., holders of more than 10% of any class of a corporation’s outstanding voting shares). Specified transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Stock Corporation Act requires that certain affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets outside the ordinary course of business, dissolution proposed by or on behalf of the interested shareholder or any reclassification of securities or merger of the corporation with any of its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without the approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required.

The provisions of the Virginia Stock Corporation Act relating to an affiliated transaction do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

The Virginia Stock Corporation Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

The Virginia Stock Corporation Act also contains provisions regarding certain control share acquisitions, which are transactions causing the voting strength of shares of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

The Virginia Stock Corporation Act permits corporations to opt out of the control share acquisition provisions. We have not opted out.

SALES LITERATURE

The offering is made only by means of this prospectus. We have not authorized the use of any other supplemental literature in connection with the offering.

REPORTS TO SHAREHOLDERS

Financial information contained in all reports to shareholders is prepared in accordance with generally accepted accounting principles. The annual report, which contains financial statements audited by a nationally recognized accounting firm, is furnished within 120 days following the close of each fiscal year. The annual report contains a complete statement of compensation and fees paid or accrued by us to Apple Ten Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports include unaudited financial statements prepared in accordance with generally accepted accounting principles. The shareholders also have the right under applicable law to obtain other information about us.

LEGAL MATTERS

The validity of the Units offered by this prospectus has been passed upon for us by McGuireWoods LLP, Richmond, Virginia. McGuireWoods LLP has also passed upon specified matters relating to federal income tax considerations.

EXPERTS

The consolidated financial statements and financial statement schedule of Apple REIT Ten, Inc. listed in the Index at Item 15(2) appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2011 and for the period August 13, 2010 (initial capitalization) through December 31, 2010, have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the Denver, Colorado-Hilton Garden Inn appearing on Form 8-K/A dated May 17, 2011 for the years ended December 31, 2010 and 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the CN Hotel Portfolio (Winston-Salem, North Carolina Hampton Inn & Suites; Matthews, North Carolina Fairfield Inn & Suites; Columbia, South Carolina TownePlace Suites; and Jacksonville, North Carolina Home2 Suites) at December 31, 2010 and 2009 and for the years then ended, incorporated by reference herein, have been audited by Gerald O. Dry, PA, independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the McKibbon Hotel Portfolio (Knoxville, Tennessee SpringHill Suites; Gainesville, Florida Hilton Garden Inn; Richmond, Virginia SpringHill Suites; Pensacola, Florida TownePlace Suites; Mobile, Alabama Hampton Inn & Suites; Knoxville, Tennessee TownePlace Suites; Knoxville, Tennessee Homewood Suites and Gainesville, Florida Homewood Suites) at December 31, 2010 and 2009 and for the years then ended, incorporated by reference herein, have been audited by Mauldin & Jenkins, LLC, independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the Hawkeye Hotel Portfolio (Cedar Rapids, Iowa Homewood Suites; Cedar Rapids, Iowa Hampton Inn & Suites and Davenport, Iowa Hampton Inn & Suites) at December 31, 2010 and 2009 and for the years then ended, incorporated by reference herein, have been audited by Wade Stables P.C., independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of SASI, LLC (Mason, Ohio Hilton Garden Inn) at December 31, 2010 and for the year then ended, incorporated by reference herein, have been audited by Warren Averett, LLC (formerly Wilson, Price, Barranco, Blankenship & Billingsley, P.C.), independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC (Omaha, Nebraska Hilton Garden Inn and Scottsdale, Arizona Hilton Garden Inn) at December 31, 2010 and for the year then ended, incorporated by reference herein, have been audited by Baker Tilly Virchow Krause, LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the Chicago Hotel Portfolio (Des Plaines, Illinois Hilton Garden Inn and Skokie, Illinois Hampton Inn & Suites) at December 31, 2010 and 2009 and for the years then ended, incorporated by reference herein, have been audited by Warren Averett, LLC (formerly Wilson, Price, Barranco, Blankenship & Billingsley, P.C.), independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Ascent Hospitality, Inc. (Merrillville, Indiana Hilton Garden Inn) at December 31, 2010 and for the year then ended, incorporated by reference herein, have been audited by Warren Averett, LLC (formerly Wilson, Price, Barranco, Blankenship & Billingsley, P.C.), independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of VHRMR Round Rock, LTD (Austin/Round Rock, Texas Homewood Suites) at December 26, 2010 and for the year then ended, incorporated by reference herein, have been audited by Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of KRG/White LS Hotel, LLC and Kite Realty/White LS Hotel Operators, LLC (South Bend, Indiana Fairfield Inn & Suites) at December 31, 2010 and for the year then ended, incorporated by reference herein, have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.” The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-168971), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Definitive Proxy Statement filed on Schedule 14A filed with the SEC on April 10, 2012;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 13, 2012;

•

Current Report on Form 8-K/A filed with the SEC on November 9, 2011; includes the financial statements for the KRG/White LS Hotel, LLC and Kite Realty/White LS Hotel Operators, LLC (South Bend, Indiana Fairfield Inn & Suites) and the required pro forma financial information;

•

Current Report on Form 8-K/A filed with the SEC on November 9, 2011; includes the financial statements for the Ascent Hospitality, Inc. (Merrillville, Indiana Hilton Garden Inn), Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC (Omaha, Nebraska Hilton Garden Inn and Scottsdale, Arizona Hilton Garden Inn), and

VHRMR Round Rock, LTD (Austin/Round Rock, Texas Homewood Suites) and the required pro forma financial information;

•

Current Report on Form 8-K/A filed with the SEC on November 9, 2011; includes the financial statements for the Chicago Hotel Portfolio (Des Plaines, Illinois Hilton Garden Inn and Skokie, Illinois Hampton Inn & Suites) and the required pro forma financial information;

•

Current Report on Form 8-K/A filed with the SEC on November 9, 2011; includes the financial statements for the SASI, LLC (Mason, Ohio Hilton Garden Inn), Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC (Omaha, Nebraska Hilton Garden Inn and Scottsdale, Arizona Hilton Garden Inn), and the required pro forma financial information;

•

Current Report on Form 8-K/A filed with the SEC on July 20, 2011; includes the financial statements for the Hawkeye Hotel Portfolio (Cedar Rapids, Iowa Homewood Suites; Cedar Rapids, Iowa Hampton Inn & Suites and Davenport, Iowa Hampton Inn & Suites) and the required pro forma financial information;

•

Current Report on Form 8-K/A filed with the SEC on July 20, 2011; includes the financial statements for the McKibbon Hotel Portfolio (Knoxville, Tennessee SpringHill Suites; Gainesville, Florida Hilton Garden Inn; Richmond, Virginia SpringHill Suites; Pensacola, Florida TownePlace Suites; Mobile, Alabama Hampton Inn & Suites; Knoxville, Tennessee TownePlace Suites; Knoxville, Tennessee Homewood Suites and Gainesville, Florida Homewood Suites) and the required pro forma financial information;

•

Current Report on Form 8-K/A filed with the SEC on May 17, 2011; includes the financial statements for the CN Hotel Portfolio (Winston-Salem, North Carolina Hampton Inn & Suites; Matthews, North Carolina Fairfield Inn & Suites; Columbia, South Carolina TownePlace Suites and Jacksonville, North Carolina Home2 Suites) and the required pro forma financial information;

•

Current Report on Form 8-K/A filed with the SEC on May 17, 2011; includes the financial statements for the CN Hotel Portfolio (Winston-Salem, North Carolina Hampton Inn & Suites; Matthews, North Carolina Fairfield Inn & Suites; Columbia, South Carolina TownePlace Suites and Jacksonville, North Carolina Home2 Suites) and the required pro forma financial information;

•	Current Report on Form 8-K/A filed with the SEC on May 17, 2011; includes the financial statements for the Denver, Colorado—Hilton Garden Inn and the required pro forma financial information;

•	The description of our Units contained in our Registration Statement filed on Form 8-A (File No. 000-54651), filed with the SEC on April 12, 2012;

•

Current Reports on Form 8-K filed with the SEC on March 5, 2012, February 3, 2012, February 2, 2012, January 13, 2012, January 4, 2012, December 21, 2011, December 13, 2011, December 1, 2011, November 30, 2011, November 14, 2011, November 7, 2011, November 4, 2011, November 2, 2011, October 19, 2011, October 11, 2011, October 5, 2011, September 23, 2011, September 7, 2011, August 25, 2011, August 11, 2011, July 22, 2011, July 18, 2011, July 13, 2011, July 6, 2011, June 27, 2011, June 14, 2011, June 13, 2011, June 7, 2011, June 7, 2011, June 2, 2011, May 13, 2011, May 6, 2011, May 5, 2011, April 15, 2011, April 7, 2011, March 29, 2011, March 18, 2011, March 8, 2011, March 4, 2011, March 1, 2011, February 14, 2011, February 9, 2011, February 3, 2011, and January 27, 2011.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common shares, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 814 East Main Street, Richmond, Virginia 23219, Attention: Kelly Clarke, (804) 344-8121. The documents also may be accessed through our website at www.applereitten.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2011. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our registration statement contains detailed information on the property acquisitions of Apple REIT Nine and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Ten, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

In the five years ending December 31, 2011, Glade M. Knight sponsored only Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, which have investment objectives similar to ours. Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular monthly or quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of units offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of Units in us.

Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine have existing Unit Redemption Programs that are similar to our Unit Redemption Program. Currently, the prior companies’ programs redemption requests exceed the redemptions granted. Thus, for the most recent redemption date (January 2012), the percentage of requested redemptions that were honored was as follows: Apple REIT Six, approximately 4%; Apple REIT Seven, approximately 4%; Apple REIT Eight, approximately 2% and Apple REIT Nine, approximately 14%.

As with our program, each of these companies’ Board of Directors approved its Unit Redemption Program to provide only limited interim liquidity to its shareholders who have held their Units for at least one year. Investments in these companies as well as Apple REIT Ten, Inc. are, and are intended to be, illiquid investments until a liquidity event occurs.

See, “Apple Ten Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to ours.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•

“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

Table I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple REIT Nine, whose investment objectives are similar to those of Apple REIT Ten, and whose offering closed within the three years ending December 31, 2011.

Apple REIT Nine
Dollar Amount Offered	$2,000,000,000
Dollar Amount Raised	2,000,000,000
Dollar Amount Raised as % of Total Offering	100%
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%
Organizational Expenses	0.15%
Other	0.00%
Reserves	0.50%
Percent Available for Investment	89.35%
ACQUISITON COSTS:
Prepaid items and fees to purchase property(1)	85.34%
Cash down payment	0.07%
Acquisition fees(2)	2.00%
Acquisition related reimbursement of employee payroll and benefits and overhead costs(3)	0.13%
Other(4)	1.81%
Total Acquisition Costs	89.35%
Percentage Leverage (excluding unsecured debt)	6.12%
Date Offering Began	April 2008
Length of offering (in months)	32
Months to invest 90% of amount available for investment (measured from beginning of offering)	37

(1)	This line item includes the contracted purchase price plus any additional closing costs such as transfer taxes, title insurance and legal fees.

(2)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor. The acquisition fees include real estate commissions paid on an acquisition.

(3)

Represents payroll and benefits expenses and other overhead expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor. Generally Accepted Accounting Principles (“GAAP”) require these amounts to be expensed in the Companies’ statements of operations as incurred. Therefore the amounts reflected in this schedule are not intended to reflect the basis of properties acquired in accordance with GAAP.

(4)	Remaining amount raised as of December 31, 2011 to be used for acquisitions under contract and general working capital.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

Table II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2011, and (ii) by all other programs during the three years ended December 31, 2011.

	Apple REIT Nine	Apple REIT Eight	Apple REIT Seven	Apple REIT Six
Date offering commenced	April 2008	July 2007	March 2006	April 2004
Dollar amount raised	$2,000,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Underwriting fees	—	—	—	—
Acquisition fees:
—Real Estate commission(1)	33,101,000	19,011,000	18,032,000	16,906,642
—Advisory Fees	—	—	—	—
—Other	—	—	—	—
Other	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	225,325,000	192,586,000	314,732,000	531,349,000
Amount paid to sponsor from operations:
Property management fees	—	—	—	—
Partnership management fees	—	—	—	—
Reimbursement of operational employee payroll and benefits and overhead costs(2)	3,902,000	6,606,000	8,006,000	10,979,000
Reimbursement of acquisition employee payroll and benefits and overhead costs(2)	2,505,000	1,116,000	1,269,000	825,000
Leasing commissions	—	—	—	—
Other—Advisory Fees	5,387,000	4,203,000	5,907,000	12,653,000
Dollar amount of property sales and refinancing before deducting payments to sponsor
—Cash	—	—	—	—
—Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—
Incentive fees	—	—	—	—
Other	—	—	—	—

(1)

Although reflected in this table as paid from offering proceeds, effective January 1, 2009, the Financial Accounting Standards Board issued a pronouncement requiring acquisition related costs to be expensed as incurred, therefore these costs are reflected in these Company’s Statements of Operations as of the effective date for financial reporting purposes. For all programs noted except Apple REIT Nine, Inc. all acquisition fees were incurred prior to January 1, 2009. Approximately $6.8 million of Apple REIT Nine, Inc.’s acquisition fees were incurred prior to January 1, 2009 and therefore not a deduction from cash generated from operations.

(2)

Represents payroll and benefits expenses and other overhead expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, whose offerings closed in the five year period ending December 31, 2011. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2011 Apple REIT Nine	2010 Apple REIT Nine	2009 Apple REIT Nine	2008 Apple REIT Nine	2007 Apple REIT Nine
Gross revenues(5)	$341,857,000	$181,460,000	$101,167,000	$11,524,000	$—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses(5)	217,683,000	133,523,000	67,359,000	9,441,000	15,000
Interest income (expense)	(4,371,000)	(931,000)	(1,018,000)	2,346,000	(2,000)
Depreciation(5)	49,815,000	30,749,000	15,936,000	2,277,000	—
Net income (loss) GAAP basis	69,988,000	16,257,000	16,854,000	2,152,000	(17,000)
Taxable income	—	—	—	—	—
Cash generated from operations	116,044,000	38,758,000	29,137,000	3,317,000	(2,000)
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Less: cash distributions to investors	160,399,000	118,126,000	57,330,000	13,012,000	—
Cash generated after cash distribution	(44,355,000)	(79,368,000)	(28,193,000)	(9,695,000)	(2,000)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	(44,355,000)	(79,368,000)	(28,193,000)	(9,695,000)	(2,000)
Capital contributions, net	19,675,000	818,395,000	568,098,000	400,779,000	(177,000)
Fixed asset additions	175,983,000	760,865,000	340,061,000	311,092,000	—
Line of credit-change in(1)	—	—	—	(151,000)	151,000
Cash generated(2)	(193,375,000)	(48,805,000)	197,720,000	75,173,000	(28,000)
End of period cash	30,733,000	224,108,000	272,913,000	75,193,000	20,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	42	30	38	19	—
Capital gain	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	42	30	38	19	—
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	38	50	42	27	—
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations	58	26	41	12	—
Other(3)	22	54	39	34	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

(5)

Includes amounts from discountinued operations, approximately 406 acres of land and land improvements located on 110 sites in the Fort Worth, Texas area which are being leased to Chesapeake Energy Corporation for the production of natural gas classified as real estate held for sale at December 31, 2011.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2011 Apple REIT Eight	2010 Apple REIT Eight	2009 Apple REIT Eight	2008 Apple REIT Eight	2007 Apple REIT Eight
Gross revenues	$190,704,000	$182,622,000	$170,885,000	$133,284,000	$1,485,000
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	134,265,000	130,678,000	126,178,000	95,047,000	2,097,000
Interest income (expense)	(10,988,000)	(6,090,000)	(6,295,000)	(1,928,000)	6,343,000
Depreciation	35,987,000	34,979,000	32,907,000	22,044,000	333,000
Net income (loss) GAAP basis	9,464,000	10,875,000	5,505,000	14,265,000	5,398,000
Taxable income	—	—	—	—	—
Cash generated from operations	45,396,000	44,249,000	45,739,000	39,714,000	5,563,000
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	43,536,000	—	—	—	—
Less: cash distributions to investors	62,071,000	72,465,000	74,924,000	76,378,000	14,464,000
Cash generated after cash distribution	26,861,000	(28,216,000)	(29,185,000)	(36,664,000)	(8,901,000)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	26,861,000	(28,216,000)	(29,185,000)	(36,664,000)	(8,901,000)
Capital contributions, net	(12,089,000)	11,345,000	13,692,000	234,054,000	679,435,000
Fixed asset additions	5,227,000	6,671,000	29,923,000	759,346,000	87,643,000
Line of credit-change in(1)	(3,680,000)	18,546,000	48,090,000	10,258,000	—
Cash generated(2)	—	—	—	(562,009,000)	561,985,000
End of period cash	—	—	—	—	562,009,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	30	29	24	42	11
Capital gain	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	30	29	24	42	11
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	30	41	50	38	25
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations	44	43	45	42	14
Other(3)	16	27	29	38	22
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2011 Apple REIT Seven	2010 Apple REIT Seven	2009 Apple REIT Seven	2008 Apple REIT Seven	2007 Apple REIT Seven
Gross revenues	$208,879,000	$200,531,000	$191,715,000	$214,291,000	$138,564,000
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	139,731,000	131,202,000	132,285,000	144,028,000	89,338,000
Interest income (expense)	(9,975,000)	(7,837,000)	(6,292,000)	(3,766,000)	997,000
Depreciation	34,160,000	33,174,000	32,425,000	28,434,000	16,990,000
Net income (loss) GAAP basis	25,013,000	28,318,000	20,713,000	38,063,000	33,233,000
Taxable income	—	—	—	—	—
Cash generated from operations	60,035,000	59,915,000	55,460,000	69,025,000	49,957,000
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	10,500,000	—	—	—	—
Less: cash distributions to investors	70,404,000	71,340,000	75,380,000	81,440,000	60,234,000
Cash generated after cash distribution	131,000	(11,425,000)	(19,920,000)	(12,415,000)	(10,277,000)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	131,000	(11,425,000)	(19,920,000)	(12,415,000)	(10,277,000)
Capital contributions, net	(10,040,000)	(15,935,000)	1,171,000	20,599,000	542,799,000
Fixed asset additions	7,671,000	4,234,000	13,777,000	129,589,000	391,227,000
Line of credit-change in(1)	19,800,000	33,390,000	11,510,000	—	(18,000,000)
Cash generated(2)	—	—	(20,609,000)	(121,828,000)	97,833,000
End of period cash	—	—	—	20,609,000	142,437,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	36	36	35	45	50
Capital gain	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	36	36	35	45	50
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	34	34	39	35	30
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations	60	59	54	68	66
Other(3)	10	11	20	12	14
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2011 Apple REIT Six	2010 Apple REIT Six	2009 Apple REIT Six	2008 Apple REIT Six	2007 Apple REIT Six
Gross revenues(5)	$245,937,000	$231,009,000	$219,689,000	$264,302,000	$257,934,000
Profit (loss) on sale of properties(5)	—	(3,567,000)	—	—	—
Less: Operating expenses(5)	164,727,000	158,059,000	153,060,000	173,098,000	165,059,000
Interest income (expense)	(3,617,000)	(3,800,000)	(2,312,000)	(1,784,000)	(1,853,000)
Depreciation(5)	32,432,000	31,199,000	30,938,000	30,918,000	27,694,000
Net income (loss) GAAP basis	45,161,000	34,384,000	33,379,000	58,502,000	63,328,000
Taxable income	—	—	—	—	—
Cash generated from operations	78,138,000	70,956,000	66,029,000	88,747,000	89,848,000
Cash generated from sales	10,755,000	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Less: cash distributions to investors	71,247,000	72,301,000	82,215,000	81,746,000	78,834,000
Cash generated after cash distribution	17,646,000	(1,345,000)	(16,186,000)	7,001,000	11,014,000
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	17,646,000	(1,345,000)	(16,186,000)	7,001,000	11,014,000
Capital contributions, net	(3,168,000)	85,000	(3,149,000)	16,325,000	13,159,000
Fixed asset additions	14,148,000	8,163,000	9,155,000	33,434,000	15,635,000
Line of credit-change in(1)	4,139,000	13,612,000	25,940,000	—	—
Cash generated(2)	32,000	—	(935,000)	(32,326,000)	7,101,000
End of period cash	32,000	—	—	935,000	33,261,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	57	54	51	70	72
Capital gain	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	57	54	51	70	72
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	14	18	31	12	8
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations(3)	71	71	66	82	80
Other(3)	—	1	16	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

(5)	Includes amounts from discountinued operations, two properties that were sold in June 2011.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the aggregate results during the period of operation for Apple Hospitality Two and Apple Hospitality Five, each of which completed operations within the five year period ending December 31, 2011. Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC on May 23, 2007. Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. on October 5, 2007.

	Apple Hospitality Two	Apple Hospitality Five
Dollar Amount Raised	$300,000,000	$500,000,000
Number of Properties Purchased	66	28
Date of Closing of Offering	11/26/02	3/18/04
Date of First Sale of Property	3/24/06	8/10/07
Date of Final Sale of Property	5/23/07	10/5/07
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$429	$235
—from recapture/return capital	$1,000	$1,000
Capital Gain (loss)	$288	$426
Deferred Gain
—Capital	$—	$—
—Ordinary	$—	$—
Cash Distributions to Investors	$1,717	$1,661
Source (on GAAP basis)
—Investment income	$717	$661
—Return of Capital	$1,000	$1,000
Source (on cash basis)
—Sales	$1,120	$1,277
—Refinancing	$—	$—
—Operations	$597	$384
—Other	$—	$—
Receivable on Net Purchase Money Financing	$—	$—

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

TABLE V: SALES OR DISPOSALS OF PROPERTIES BY PROGRAMS

On May 23, 2007, Apple Hospitality Two merged with and into an affilate manaaged by ING Clarion Partners, LLC. Prior to the merger, Apple Hospitality Two owned 63 hotels.

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Prior to the merger, Apple Hospitality Five owned 27 hotels.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Sale of two hotels in 2011 Apple REIT Six, Inc.
Tempe, AZ TownePlace Suites	June 05	June 11	$5,310,000	$—	$—	$—	$5,310,000	$—	$8,552,000	$8,552,000	$4,400,000
Tempe, AZ SpringHill Suites	June 05	June 11	5,445,000	—	—	—	5,445,000	—	8,454,000	8,454,000	4,800,000

			$10,755,000				$10,755,000		$17,006,000	$17,006,000	$9,200,000

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

SELECTED FINANCIAL DATA

(in thousands except per share and statistical data)	Year Ended December 31, 2011	For the period August 13, 2010 (initial capitalization) through December 31, 2010
Revenues:
Room revenue	$37,911	$—
Other revenue	4,180	—

Total revenue	42,091	—
Expenses:
Hotel operating expenses	23,737	—
Taxes, insurance and other	2,545	—
General and administrative	3,062	28
Acquisition related costs	11,265	—
Depreciation	6,009	—
Interest expense, net	607	3

Total expenses	47,225	31

Net loss	$(5,134)	$(31)

Per Share:
Net loss per common share	$(0.18)	$(3,083.50)
Distributions paid per common share	$0.76	$—
Weighted-average common shares outstanding—basic and diluted	29,333	—

Balance Sheet Data (at end of period):
Cash and cash equivalents	$7,079	$124
Investment in real estate, net	$452,205	$—
Total assets	$471,222	$992
Notes payable	$69,636	$400
Shareholders’ equity	$395,915	$17
Net book value per share	$9.10	$—

Other Data:
Cash Flow From (Used In):
Operating activities	$821	$(6)
Investing activities	$(393,640)	$—
Financing activities	$399,774	$82
Number of hotels owned at end of period	26	—
Average Daily Rate(ADR)(a)	$110	$—
Occupancy	69%	—
Revenue Per Available Room(RevPAR)(b)	$76	$—
Total rooms sold(c)	344,152	—
Total rooms available(d)	499,089	—

Modified Funds From Operations Calculation(e):
Net loss	$(5,134)	$(31)
Depreciation of real estate owned	6,009	—

Funds from operations	875	(31)
Acquisition related costs	11,265	—

Modified funds from operations	$12,140	$(31)

(a)	Total room revenue divided by number of rooms sold.

(b)	ADR multiplied by occupancy percentage.

(c)	Represents the number of room nights sold during the period.

(d)	Represents the number of rooms owned by the Company multiplied by the number of nights in the period.

(e)

Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles—GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified FFO (MFFO) excludes costs associated with the acquisition of real estate. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. The Company considers FFO and MFFO as supplemental measures of operating performance in the real estate industry, and along with the other financial measures included in this prospectus, including net income, cash flow from operating activities, financing activities and investing activities, they provide investors with an indication of the performance of the Company. The Company’s definition of FFO and MFFO are not necessarily the same as such terms that are used by other companies. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

APPLE REIT TEN, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Financial Statements of Company
Apple REIT Ten, Inc.
(Audited)
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets—December 31, 2011 and 2010	*
Consolidated Statements of Operations—Year Ended December 31, 2011 and For the Period August 13, 2010 (initial capitalization) through December 31, 2010	*
Consolidated Statements of Shareholders’ Equity—Year Ended December 31, 2011 and For the Period August 13, 2010 (initial capitalization) through December 31, 2010	*
Consolidated Statements of Cash Flows—Year Ended December 31, 2011 and For the Period August 13, 2010 (initial capitalization) through December 31, 2010	*
Notes to Consolidated Financial Statements	*
Financial Statement Schedule	*
Financial Statements of Businesses Acquired
Denver, Colorado—Hilton Garden Inn
(Audited)
Report of Independent Auditors	*
Balance Sheets—As of December 31, 2010 and 2009	*
Statements of Operations—Years Ended December 31, 2010 and 2009	*
Statements of Owners’ Equity—Years Ended December 31, 2010 and 2009	*
Statements of Cash Flows—Years Ended December 31, 2010 and 2009	*
Notes to Financial Statements	*
CN Hotel Portfolio
(Winston-Salem, North Carolina Hampton Inn & Suites; Matthews, North Carolina Fairfield Inn & Suites; Columbia, South Carolina TownePlace Suites; and Jacksonville, North Carolina Home2 Suites)
(Audited)
Independent Auditors’ Report	*
Combined Balance Sheets—December 31, 2010 and 2009	*
Combined Statements of Operations—For the Years Ended December 31, 2010 and 2009	*
Combined Statements of Cash Flows—For the Years Ended December 31, 2010 and 2009	*
Notes to Combined Financial Statements	*
McKibbon Hotel Portfolio

(Knoxville, Tennessee SpringHill Suites; Gainesville, Florida Hilton Garden Inn; Richmond, Virginia SpringHill Suites; Pensacola, Florida TownePlace Suites; Mobile, Alabama Hampton Inn & Suites; Knoxville, Tennessee TownePlace Suites; Knoxville, Tennessee Homewood Suites and Gainesville, Florida Homewood Suites)

(Audited)
Independent Auditor’s Report	*
Combined Balance Sheets—As of December 31, 2010 and 2009	*
Combined Statements of Income—For the Years Ended December 31, 2010 and 2009	*
Combined Statements of Owner’s (Deficit)—For the Years Ended December 31, 2010 and 2009	*
Combined Statements of Cash Flows—For the Years Ended December 31, 2010 and 2009	*
Notes to Combined Financial Statements	*
(Unaudited)
Combined Balance Sheets—As of March 31, 2011 and 2010	*
Combined Statements of Income—For the Three Months Ended March 31, 2011 and 2010	*

Page
Combined Statements of Owner’s (Deficit)—For the Three Months Ended March 31, 2011 and 2010	*
Combined Statements of Cash Flows—For the Three Months Ended March 31, 2011 and 2010	*
Hawkeye Hotel Portfolio
(Cedar Rapids, Iowa Homewood Suites; Cedar Rapids, Iowa Hampton Inn & Suites and Davenport, Iowa Hampton Inn & Suites)
(Audited)
Independent Auditors Report	*
Combined Balance Sheets—As of December 31, 2010 and 2009	*
Combined Statements of Operations—Years Ended December 31, 2010 and 2009	*
Combined Statements of Members’ Equity and Accumulated Comprehensive Loss—Years Ended December 31, 2010 and 2009	*
Combined Statements of Cash Flows—Years Ended December 31, 2010 and 2009	*
Notes to Combined Financial Statements	*
(Unaudited)
Combined Balance Sheets—As of March 31, 2011 and 2010	*
Combined Statements of Operations—For the Three Months Ended March 31, 2011 and 2010	*
Combined Statements of Members’ Equity and Accumulated Comprehensive Loss—For the Three Months Ended March 31, 2011 and 2010	*
Combined Statements of Cash Flows—For the Three Months Ended March 31, 2011 and 2010	*
SASI, LLC
(Mason, Ohio Hilton Garden Inn)
(Audited)
Independent Auditors’ Report	*
Balance Sheet—As of December 31, 2010	*
Statement of Income—For the Year Ended December 31, 2010	*
Statement of Cash Flows—For the Year Ended December 31, 2010	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—As of June 30, 2011 and 2010	*
Statements of Income—For the Six Months Ended June 30, 2011 and 2010	*
Statements of Cash Flows—For the Six Months Ended June 30, 2011 and 2010	*
Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC
(Omaha, Nebraska Hilton Garden Inn and Scottsdale, Arizona Hilton Garden Inn)
(Audited)
Independent Auditors’ Report	*
Combined Balance Sheet—As of December 31, 2010	*
Combined Statement of Operations and Members’ Deficit—Year Ended December 31, 2010	*
Combined Statement of Cash Flows—Year Ended December 31, 2010	*
Notes to Combined Financial Statements	*
(Unaudited)
Combined Balance Sheets—As of June 30, 2011 and 2010	*
Combined Statements of Operations and Members’ Deficit—For the Six Months Ended June 30, 2011 and 2010	*
Combined Statements of Cash Flows—For the Six Months Ended June 30, 2011 and 2010	*
Chicago Hotel Portfolio
(Des Plaines, Illinois Hilton Garden Inn and Skokie, Illinois Hampton Inn & Suites)
(Audited)
Independent Auditors’ Report	*

Page
Combined Balance Sheets—As of December 31, 2010 and 2009	*
Combined Statements of Income—For the Years Ended December 31, 2010 and 2009	*
Combined Statements of Cash Flows—For the Years Ended December 31, 2010 and 2009	*
Notes to Combined Financial Statements	*
(Unaudited)
Combined Balance Sheets—As of June 30, 2011 and 2010	*
Combined Statements of Income—For the Six Months Ended June 30, 2011 and 2010	*
Combined Statements of Cash Flows—For the Six Months Ended June 30, 2011 and 2010	*
Ascent Hospitality, Inc.
(Merrillville, Indiana Hilton Garden Inn)
(Audited)
Independent Auditors’ Report	*
Balance Sheet—As of December 31, 2010	*
Statement of Income—For the Year Ended December 31, 2010	*
Statement of Cash Flows—For the Year Ended December 31, 2010	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—As of June 30, 2011 and 2010	*
Statements of Income—For the Six Months Ended June 30, 2011 and 2010	*
Statements of Cash Flows—For the Six Months Ended June 30, 2011 and 2010	*
VHRMR Round Rock, LTD
(Austin/Round Rock, Texas Homewood Suites)
(Audited)
Independent Auditors’ Report	*
Balance Sheet—As of December 26, 2010	*
Statement of Operations—Year Ended December 26, 2010	*
Statement of Owners’ Equity—Year Ended December 26, 2010	*
Statement of Cash Flows—Year Ended December 26, 2010	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—As of June 30, 2011 and 2010	*
Statements of Operations—Six Months Ended June 30, 2011 and 2010	*
Statements of Cash Flows—Six Months Ended June 30, 2011 and 2010	*
KRG/White LS Hotel, LLC and Kite Realty/White LS Hotel Operators, LLC
(South Bend, Indiana Fairfield Inn & Suites)
(Audited)
Report of Independent Auditors	*
Combined Balance Sheet—As of December 31, 2010	*
Combined Statement of Operations and Members’ Equity—Year Ended December 31, 2010	*
Combined Statement of Cash Flows—Year Ended December 31, 2010	*
Notes to Combined Financial Statements	*
(Unaudited)
Combined Balance Sheets—As of June 30, 2011 and 2010	*
Combined Statements of Operations—For the Six Months Ended June 30, 2011 and 2010	*
Combined Statements of Cash Flows—For the Six Months Ended June 30, 2011 and 2010	*

Page
Pro Forma Financial Information
Apple REIT Ten, Inc.
(Unaudited)
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2011	F-5
Notes to Pro Forma Condensed Consolidated Balance Sheet	F-7
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2011	F-8
Notes to Pro Forma Condensed Consolidated Statement of Operations	F-11

*	Incorporated by reference herein. See “Incorporation by Reference” on page 132 of this prospectus.

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2011
(Unaudited)
(In thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Ten, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
CN Hotel Portfolio (1 Hotel):
Home2 Suites	Jacksonville, NC	$12.0	Pending
McKibbon Hotel Portfolio (1 Hotel):
Homewood Suites	Gainesville, FL	14.6	January 27, 2012

	Total	$26.6

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of LBAM Investor Group, L.L.C. and MHH Management, LLC under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Ten, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Ten, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 2011 nor does it purport to represent the future financial position of Apple REIT Ten, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels.

BALANCE SHEET AS OF DECEMBER 31, 2011
(Unaudited)
(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$452,205	$26,640	(A)	$478,845
Cash and cash equivalents	7,079	(6,079	)(D)	1,000
Other assets	11,938	2,947	(C)	14,885

Total Assets	$471,222	$23,508		$494,730

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable	$69,636	$13,067	(C)	$82,703
Accounts payable and accrued expenses	5,671	31	(C)	5,702

Total Liabilities	75,307	13,098		88,405

Preferred stock, authorized 30,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 400,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 480,000 shares	48	—		48
Common stock, no par value, authorized 400,000,000 shares	424,626	11,022	(E)	435,648
Accumulated deficit	(5,165)	(612	)(B)	(5,777)
Cumulative distributions paid	(23,594)	—		(23,594)

Total Shareholders’ Equity	395,915	10,410		406,325

Total Liabilities and Shareholders’ Equity	$471,222	$23,508		$494,730

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

(A)

The estimated total purchase price for the two properties that have been, or will be purchased after December 31, 2011 consists of the following. This purchase price allocation is preliminary and subject to change.

	Jacksonville, NC Home2 Suites	Gainesville, FL Homewood Suites	Total Combined
	(In thousands)
Purchase price per contract	$12,000	$14,550	$26,550
Other capitalized costs (credits) incurred	25	65	90

Investment in hotel properties	12,025	14,615	26,640	(A)
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	240	291	531	(B)
Other acquisition related costs	30	51	81	(B)
Net other assets/(liabilities) assumed	(24)	(10,127)	(10,151	)(C)

Total purchase price	$12,271	$4,830	$17,101

Less: Cash on hand at December 31, 2011			(7,079)
Plus: Working capital requirements			1,000

			(6,079	)(D)

Equity proceeds needed for acquisitions			11,022	(E)

(B)

Represents costs incurred to complete the acquisition, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract.

(C)	Represents other assets and liabilities assumed in the acquisition of the hotel including, mortgage payable, escrows, operational charges and credits and accrued property taxes.

(D)	Represents the reduction of cash and cash equivalents by the amount required to fund acquisitions, net of required working capital.

(E)	Represents the issuance of additional shares required to fund acquisitions.

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(Unaudited)
(In thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Ten, Inc. gives effect to the following hotel acquisition:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Denver, CO	$58.5	March 4, 2011
CN Hotel Portfolio (4 Hotels):
Hampton Inn & Suites	Winston-Salem, NC	11.0	March 15, 2011
Fairfield Inn & Suites	Matthews, NC	10.0	March 25, 2011
TownePlace Suites	Columbia, SC	10.5	March 25, 2011
Home2 Suites	Jacksonville, NC	12.0	Pending
McKibbon Hotel Portfolio (8 Hotels):
SpringHill Suites	Knoxville, TN	14.5	June 2, 2011
Hilton Garden Inn	Gainesville, FL	12.5	June 2, 2011
SpringHill Suites	Richmond, VA	11.0	June 2, 2011
TownePlace Suites	Pensacola, FL	11.5	June 2, 2011
Hampton Inn & Suites	Mobile, AL	13.0	June 2, 2011
Homewood Suites	Knoxville, TN	15.0	July 19, 2011
TownePlace Suites	Knoxville, TN	9.0	August 9, 2011
Homewood Suites	Gainesville, FL	14.6	January 27, 2012
Hawkeye Hotel Portfolio (3 Hotels):
Homewood Suites	Cedar Rapids, IA	13.0	June 8, 2011
Hampton Inn & Suites	Cedar Rapids, IA	13.0	June 8, 2011
Hampton Inn & Suites	Davenport, IA	13.0	July 19, 2011
Omaha and Scottsdale Hotel Portfolio (2 Hotels):
Hilton Garden Inn	Omaha, NE	30.0	September 1, 2011
Hilton Garden Inn	Scottsdale, AZ	16.3	October 3, 2011
Chicago Hotel Portfolio (2 Hotels):
Hilton Garden Inn	Des Plaines, IL	38.0	September 20, 2011
Hampton Inn & Suites	Skokie, IL	32.0	December 19, 2011
Hilton Garden Inn	Mason, OH	14.8	September 1, 2011
Hilton Garden Inn	Merrillville, IN	14.8	September 30, 2011
Homewood Suites	Austin/Round Rock, TX	15.5	October 3, 2011
Fairfield Inn & Suites	South Bend, IN	17.5	November 1, 2011

	Total	$421.0

This Pro Forma Condensed Consolidated Statement of Operations also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of LBAM Investor Group, L.L.C., MHH Management, LLC, Newport Hospitality Group, Inc., Raymond Management Company, Inc., Schulte Hospitality Group, Inc., Stonebridge Realty Advisors, Inc., Vista Host, Inc. and White Lodging Services Corporation under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of Apple REIT Ten, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Ten, Inc. is not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed on the latter of January 1, 2011, or the date the hotel began operations nor does it purport to represent the future financial results of Apple REIT Ten, Inc.

The unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by the historical Statements of Operations of the acquired hotels.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011
(Unaudited)
(In thousands, except per share data)

	Company Historical Statement of Operations	Denver, CO Hilton Garden Inn(A)	CN Hotel Portfolio(A)	McKibbon Hotel Portfolio(A)	Hawkeye Hotel Portfolio(A)	Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC(A)	Chicago Hotel Portfolio(A)	SASI, LLC Mason, OH Hilton Portfolio(A)	Ascent Hospitality, Inc. Merrillville, IN Hilton Garden Inn(A)
Revenue:
Room revenue	$37,911	$1,273	$1,061	$11,991	$3,312	$7,380	$12,733	$1,841	$2,585
Other revenue	4,180	381	19	249	44	1,946	2,118	321	290

Total revenue	42,091	1,654	1,080	12,240	3,356	9,326	14,851	2,162	2,875

Expenses
Operating expenses	20,633	736	334	4,421	1,190	2,941	6,729	564	1,217
General and administrative	3,062	142	68	1,336	235	1,901	1,134	408	213
Management and franchise fees	3,104	224	96	1,062	447	751	1,250	164	255
Taxes, insurance and other	2,545	66	84	745	368	413	1,455	95	169
Acquisition related costs	11,265	—	—	—	—	—	—	—	—
Depreciation of real estate owned	6,009	225	135	1,414	469	729	1,217	418	510
Interest, net	607	128	137	2,247	662	863	1,937	298	305

Total expenses	47,225	1,521	854	11,225	3,371	7,598	13,722	1,947	2,669
Income tax expense	—	—	—	—	—	—	—	—	—

Net income (loss)	$(5,134)	$133	$226	$1,015	$(15)	$1,728	$1,129	$215	$206

Basic and diluted earnings (loss) per common share	$(0.18)

Weighted average common shares outstanding—basic and diluted	29,333

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011 (Continued)
(Unaudited)
(In thousands, except per share data)

	VHRMR Round Rock, LTD Austin/Round Rock, TX Homewood Suites(A)	KRG/White LS Hotel, LLC & Kite Realty/White LS Hotel Operators, LLC South Bend, IN Fairfield Inn & Suites(A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$2,739	$3,093	$—		$85,919
Other revenue	55	44	—		9,647

Total revenue	2,794	3,137	—		95,566

Expenses
Operating expenses	932	904	—		40,601
General and administrative	299	266	400	(B)	9,464
Management and franchise fees	250	110	—		7,713
Taxes, insurance and other	121	443	—		6,504
Acquisition related costs	—	—	342	(H)	11,607
Depreciation of real estate owned	540	763	(6,420	)(C)	12,361
			6,352	(D)
Interest, net	218	400	(2,929	)(E)	4,873

Total expenses	2,360	2,886	(2,255)		93,123
Income tax expense	—	—	—	(G)	—

Net income (loss)	$434	$251	$2,255		$2,443

Basic and diluted earnings (loss) per common share					$0.06

Weighted average common shares outstanding—basic and diluted			8,371	(F)	37,704

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited):

(A) Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2011 for the respective period prior to acquisition by the Company. The Company was initially formed on August 13, 2010, and had no operations prior to that date. Additionally, Jacksonville, NC Home2 Suites remained under construction as of December 31, 2011 and therefore, this hotel had no historical operational activity during 2011.

(B) Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C) Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D) Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E) Interest expense related to prior owner’s debt which was not assumed has been eliminated.

(F) Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2011, or the dates the hotels began operations.

(G) Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreement put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

(H) Represents costs incurred to complete acquisitions, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract. These costs have been adjusted for hotel acquisitions on the latter of January 1, 2011 or the dates the hotels began operations.

APPENDIX A

SUBSCRIPTION AGREEMENT

To:	Apple REIT Ten, Inc. 814 East Main Street Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Ten, Inc. (“REIT”) at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the prospectus of Apple REIT Ten, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; and have no need for liquidity from this investment;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($150,000 in the case of California purchasers, $70,000 in the case of North Carolina, Pennsylvania, Virginia or Washington purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($75,000 in the case of California purchasers, $70,000 in the case of North Carolina, Pennsylvania, Virginia or Washington purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($250,000 in the case of California, North Carolina, Pennsylvania, Virginia or Washington purchasers); and (iii) in the case of California purchasers, the purchase of Units does not exceed 10% of my (our) net worth (excluding home, home furnishings and automobiles);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

The REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer. However, no sale to a Virginia purchaser will be permitted to be completed until at least five business days after the Virginia purchaser receives a final copy of this prospectus, and the manager dealer will provide each Virginia purchaser with a written confirmation of his or her purchase.

The subscriber is again reminded that an investment in Units involves numerous risks, and is illiquid. We expect that investors will understand these factors based on a review of the prospectus, and in light of their employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination of these things. To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(f) PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING THIS SUBSCRIPTION AGREEMENT THE INVESTOR(S)/CUSTOMER(S) AND DAVID LERNER ASSOCIATES, INC. (REFERRED TO IN THIS SECTION “(F)” AS THE “PARTIES”) AGREE AS FOLLOWS:

1.	ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY,

EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

2.	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

3.	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

4.	THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

5.	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6.	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

7.	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

8.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS REQUIRING ARBITRATION FOR ALLEGATIONS INVOLVING BREACH OF CONTRACT, NEGLIGENCE, VIOLATION OF STATE OR FEDERAL SECURITIES LAWS, BREACH OF FIUCIARY DUTY OR OTHER MISCOUNDUCT BY THE DIRECTORS OF THE REIT OR APPLE TEN ADVISORS, INC.

APPLE REIT TEN, INC.—Signature Page of the Subscription Agreement

Acct. #:    Date:    Doc # 1024

IC Name/Code:    Track #:

1.	Name(s) in which Units are to be registered:
2.	Manner in which title is to be held (Please check one).
☐ Individual ☐ Joint Tenants WROS ☐ Corporation ☐ Community Property
☐ Tenants in Common ☐ Partnership ☐ Trust
☐ As Custodian for
☐ For Estate of
☐ Other
3.	Address for correspondence

4.

Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes  ☐ No

5.

Amount of Investment $   for   Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed).

6.	☐ Liquidate funds from money market ☐ Check Enclosed
7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).
8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)
By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.
X
	Signature	Date
X
	Signature	Date
X
	Signature	Date
9.	Broker/Dealer Information:
X
	Registered Representative’s Name and Number	Second Registered Representative’s Name and Number
X
	Broker/Dealer Firm	Registered Representative’s Office Address
X
	City/State/Zip	Telephone Number
10.

To substantiate compliance with Rule 2810 of the FINRA Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

	Registered Representative	Date

	General Securities Principal	Date

SUBSCRIPTION AGREEMENT

To:	Apple REIT Ten, Inc. 814 East Main Street Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Ten, Inc. (“REIT”) at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the prospectus of Apple REIT Ten, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; and have no need for liquidity from this investment;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($150,000 in the case of California purchasers, $70,000 in the case of North Carolina, Pennsylvania, Virginia or Washington purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($75,000 in the case of California purchasers, $70,000 in the case of North Carolina, Pennsylvania, Virginia or Washington purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($250,000 in the case of California, North Carolina, Pennsylvania, Virginia or Washington purchasers); and (iii) in the case of California purchasers, the purchase of Units does not exceed 10% of my (our) net worth (excluding home, home furnishings and automobiles);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

The REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer. However, no sale to a Virginia purchaser will be permitted to be completed until at least five business days after the Virginia purchaser receives a final copy of this prospectus, and the manager dealer will provide each Virginia purchaser with a written confirmation of his or her purchase.

The subscriber is again reminded that an investment in Units involves numerous risks, and is illiquid. We expect that investors will understand these factors based on a review of the prospectus, and in light of their employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination of these things. To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(f) PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING THIS SUBSCRIPTION AGREEMENT THE INVESTOR(S)/CUSTOMER(S) AND DAVID LERNER ASSOCIATES, INC. (REFERRED TO IN THIS SECTION “(F)” AS THE “PARTIES”) AGREE AS FOLLOWS:

1.	ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY,

EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

2.	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

3.	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

4.	THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

5.	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6.	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

7.	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

8.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS REQUIRING ARBITRATION FOR ALLEGATIONS INVOLVING BREACH OF CONTRACT, NEGLIGENCE, VIOLATION OF STATE OR FEDERAL SECURITIES LAWS, BREACH OF FIUCIARY DUTY OR OTHER MISCOUNDUCT BY THE DIRECTORS OF THE REIT OR APPLE TEN ADVISORS, INC.

APPLE REIT TEN, INC.—Signature Page of the Subscription Agreement

Acct. #:    Date:    Doc # 1024

IC Name/Code:    Track #:

1.	Name(s) in which Units are to be registered:
2.	Manner in which title is to be held (Please check one).
☐ Individual ☐ Joint Tenants WROS ☐ Corporation ☐ Community Property
☐ Tenants in Common ☐ Partnership ☐ Trust
☐ As Custodian for
☐ For Estate of
☐ Other
3.	Address for correspondence

4.

Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes  ☐ No

5.

Amount of Investment $   for   Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed).

6.	☐ Liquidate funds from money market ☐ Check Enclosed
7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).
8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)
By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.
X
		Signature	Date
X
		Signature	Date
X
		Signature	Date
9.		Broker/Dealer Information:
X
		Registered Representative’s Name and Number	Second Registered Representative’s Name and Number
X
		Broker/Dealer Firm	Registered Representative’s Office Address
X
		City/State/Zip	Telephone Number
10.

To substantiate compliance with Rule 2810 of the FINRA Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

	Registered Representative		Date

	General Securities Principal		Date

PROSPECTUS

DAVID LERNER ASSOCIATES, INC.
as Managing Dealer

May 2, 2012

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.